UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LEXMARK INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LEXMARK INTERNATIONAL, INC.
One Lexmark Centre Drive
Lexington, Kentucky 40550

March 12, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Lexmark International, Inc., which will be held on Thursday, April 23, 2009, at 8:00 a.m., at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511.

The attached Notice of Meeting and Proxy Statement describe the matters to be acted upon at the meeting. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your shares.

I look forward to seeing you on April 23rd.

Sincerely,

Paul J. Curlander
Chairman and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON THURSDAY, APRIL 23, 2009
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
COMPENSATION DISCUSSION & ANALYSIS
COMPENSATION COMPONENTS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
TERMINATION AND CHANGE IN CONTROL PAYMENTS
DIRECTOR COMPENSATION
2008 DIRECTOR COMPENSATION
SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE FINANCE AND AUDIT COMMITTEE
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL 3 APPROVAL OF THE COMPANY’S STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED
PROPOSAL 4 STOCKHOLDER PROPOSAL
SUBMISSION OF STOCKHOLDER PROPOSALS
PROXY SOLICITATION
ATTENDANCE AT ANNUAL MEETING
OTHER MATTERS

LEXMARK INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ON THURSDAY, APRIL 23, 2009

March 12, 2009

To the Stockholders:

The Annual Meeting of Stockholders of Lexmark International, Inc. (the “Company”) will be held on Thursday, April 23, 2009, at 8:00 a.m., at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511, for the following purposes:

1. To elect four Directors for terms expiring in 2012;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (the “Independent Auditors”) for the Company’s fiscal year ending December 31, 2009;

3. To approve the Company’s Stock Incentive Plan, as amended and restated;

4. To consider a stockholder proposal if properly presented at the meeting; and

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

This year, we are taking advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet. Unless you have already requested to receive a printed set of proxy materials, you will receive a Notice Regarding the Availability of Proxy Material (“Notice”). The Notice contains instructions on how to access proxy materials and vote your shares via the Internet or, if you prefer, to request a printed set of proxy materials, including this Proxy Statement, our 2008 Annual Report and a form of proxy card, at no additional cost to you. We believe that this new approach will provide a convenient way for you to access your proxy materials and vote your shares, while lowering our printing and delivery costs and reducing the environmental impact associated with our Annual Meeting.

Only stockholders of record at the close of business on Friday, February 27, 2009 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at the Company’s offices at One Lexmark Centre Drive, Lexington, Kentucky 40550 for a period of ten days prior to the meeting. Please vote before the Annual Meeting in one of the following ways:

1. By Internet — You can vote over the Internet at www.proxyvote.com by entering the control number found on your Notice or proxy card;

2. By Telephone — You can vote by telephone by calling 1-800-690-6903 and entering the control number found on your Notice or proxy card; or

3. By Mail — If you received your proxy materials by mail, you can vote by signing, dating and mailing the proxy card in the pre-paid enclosed envelope.

By Order of the Board of Directors

Robert J. Patton
Secretary

PLEASE VOTE YOUR SHARES WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on April 23, 2009:

The Proxy Statement and 2008 Annual Report are
available at http://investor.lexmark.com.

LEXMARK INTERNATIONAL, INC.
One Lexmark Centre Drive
Lexington, Kentucky 40550

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lexmark International, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company on Thursday, April 23, 2009, to be held at 8:00 a.m., at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511. We are mailing our stockholders entitled to vote at the Annual Meeting the Notice or, for stockholders who have already requested printed materials, this Proxy Statement, our 2008 Annual Report and a form of proxy, beginning on or about March 12, 2009.

Only stockholders of record at the close of business on Friday, February 27, 2009 will be entitled to vote at the meeting. As of such date, there were 78,068,156 shares (excluding shares held in treasury) of the Company’s Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), issued and outstanding. Each share of Class A Common Stock entitles the holder to one vote.

Voting of Proxies

Giving a proxy means that you authorize the persons named on the proxy card to vote your shares at the 2009 Annual Meeting of Stockholders in the manner directed. You may vote by proxy or in person at the meeting. To vote by proxy, you may use one of the following methods if you are a registered holder (that is, you hold our stock in your own name):

•	By Internet — You can vote over the Internet at www.proxyvote.com by entering the control number found on your Notice or proxy card;

•	By Telephone — You can vote by telephone by calling 1-800-690-6903 and entering the control number found on your Notice or proxy card; or

•	By Mail — If you received your proxy materials by mail, you can vote by signing, dating and mailing the proxy card in the pre-paid enclosed envelope.

We request that stockholders vote as soon as possible. When the proxy is properly returned, the shares of stock represented by the proxy will be voted at the 2009 Annual Meeting in accordance with the instructions contained in the proxy. Any signed proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors.

Revocability of Proxies and Changes to a Stockholder’s Vote

A stockholder has the power to revoke his or her proxy or change his or her vote at any time before the proxy is voted at the Annual Meeting. You can revoke your proxy or change your vote in one of four ways:

•	by sending a signed notice of revocation to the Secretary of the Company to revoke your proxy;

•	by sending to the Secretary of the Company a completed proxy card bearing a later date than your original proxy indicating the change in your vote;

•	by logging on to www.proxyvote.com in the same manner you would to submit your proxy electronically or calling 1-800-690-6903, and in each case following the instructions to revoke or change your vote; or

•	by attending the Annual Meeting and voting in person, which will automatically cancel any proxy previously given, or by revoking your proxy in person, but attendance alone will not revoke any proxy that you have given previously.

If you choose any of the first three methods, you must take the described action no later than the beginning of the 2009 Annual Meeting. Once voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote as to that mater. If your shares are held in street name by a broker, bank or other financial institution, you must contact that institution to change your vote.

Voting by Our Employees Participating in the Lexmark Savings Plan

If you are an employee or former employee of Lexmark who has a right to vote shares acquired through your participation in our 401(k) plan, you are entitled to instruct the trustee, Fidelity Management Trust Company, how to vote the shares allocated to your account. The trustee will vote those shares as you instruct. You will receive voting information that covers any shares held in your 401(k) plan account, as well as any other shares registered in your name. To allow sufficient time for the trustee to vote, your voting instructions must be received by the trustee by April 20, 2009.

Votes Required

Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting and the inspector will determine whether a quorum is present. Votes may be cast “for” or “against” each respective nominee for Director or you may abstain from voting for one or more nominees for Director. The Directors to be elected at the meeting will be elected by a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote. The affirmative vote of a majority of the shares of Class A Common Stock present in person or by proxy and entitled to vote is required to approve the Company’s proposals other than the election of directors.

Abstentions may be specified on all proposals submitted to a stockholder vote, including the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum for the meeting. Abstentions will have no effect on the election of Directors because abstentions are not considered a vote cast. Abstentions on proposals other than the election of Directors will have the effect of a vote against such proposals.

A broker non-vote occurs under the rules of the New York Stock Exchange when a broker is not permitted to vote on certain non-routine matters without instructions from the beneficial owner of the shares and no instruction is given. Broker non-votes are counted as present for purposes of determining the existence of a quorum. Broker non-votes will have no effect on the election of Directors because these votes are not cast “for” or “against” a Director. On non-routine proposals that require the approval of a majority of the outstanding shares or the shares present and entitled to vote at the meeting broker non-votes will have the effect of a vote against such proposals.

Delivery of Proxy Materials to Households Where Two or More Stockholders Reside

Rules of the U.S. Securities and Exchange Commission allow us to deliver multiple Notices in a single envelope or a single copy of an Annual Report and Proxy Statement to any household where two or more stockholders reside if we believe the stockholders are members of the same family. This rule benefits stockholders by reducing the volume of duplicate information they receive at their households. It also benefits us by reducing our printing and mailing costs.

We are mailing Notices in a single envelope, or a single set of proxy materials, as applicable, to each household this year unless the stockholders in these households provided instructions to the contrary in response to a notice previously mailed to them. However, for stockholders who previously requested a printed set of the proxy materials, we are mailing each stockholder in a single household a separate proxy card or voting instruction form. If you prefer to receive your own copy of the proxy materials for this or future Annual Meetings and you are a registered holder, you may request a duplicate set at not cost to you by writing to Lexmark International, Inc., Attention: Investor Relations, One Lexmark Centre Drive, 740 West New Circle Road, Lexington, Kentucky 40550 or by calling (859) 232-5568, and we will promptly furnish such materials. If a broker or other nominee holds your shares, you may instruct your broker to send duplicate mailings by following the instructions on your voting instruction form or by contacting your broker.

If you hold some shares as a registered holder or through our 401(k) plan, and other shares in the name of a broker or other nominee, we must send you proxy materials for each account. To avoid receiving duplicate sets of proxy materials, you may consolidate accounts or consent to electronic delivery as described in the following section.

Electronic Delivery of the Proxy Materials

We are able to distribute the Annual Report and Proxy Statement to stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future Annual Reports and Proxy Statements on the Internet instead of receiving them by mail.

Alternatively, you may elect to receive all future Annual Reports and Proxy Statements by mail instead of viewing them via the Internet. To make an election, please log on to www.proxyvote.com and enter your control number.

PROPOSAL 1

ELECTION OF DIRECTORS

Action will be taken at the 2009 Annual Meeting to elect four Class III Directors to serve until the 2012 Annual Meeting of Stockholders. The nominees, as well as the Class I and Class II Directors who are continuing to serve, are listed below together with certain information about each of them. The nominees for election at the 2009 Annual Meeting of Stockholders are Michael J. Maples, Stephen R. Hardis, William R. Fields and Robert Holland, Jr. Mr. Maples, Mr. Hardis, Mr. Fields and Mr. Holland were elected by the stockholders in April 2006 to serve as Class III Directors with terms expiring at the 2009 Annual Meeting of Stockholders.

Directors are elected by a majority of the votes cast by the shares entitled to vote if a quorum is present at the Annual Meeting. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a majority exists with respect to a given nominee.

Class III (Term Ending 2012)

Mr. Michael J. Maples, age 66, has been a Director of the Company since February 1996. Until July 1995, Mr. Maples was Executive Vice President of the Worldwide Products Group and a member of the Office of the President of Microsoft Corporation. Mr. Maples, who joined Microsoft in 1988, has over 30 years of experience in the computer industry. Before joining Microsoft, he was Director of Software Strategy for International Business Machines Corporation (“IBM”). Mr. Maples also serves as Chairman of the Board of Directors of Multimedia Games, Inc. and as a director of Sonic Corp.

Mr. Stephen R. Hardis, age 73, has been a Director of the Company since November 1996. In July 2000, Mr. Hardis retired as Chairman and Chief Executive Officer of Eaton Corporation, which he joined in 1979 as Executive Vice President — Finance and Administration. He was elected Vice Chairman and designated Chief Financial and Administrative Officer in 1986. He became Chief Executive Officer of Eaton Corporation in September 1995 and Chairman in January 1996. Mr. Hardis also serves as a director of Axcelis Technologies, Inc., Marsh & McLennan Companies, Inc., Nordson Corporation and The Progressive Corporation.

Mr. William R. Fields, age 59, has been a Director of the Company since December 1996. Mr. Fields is Chairman of Intersource Co. Ltd. Previously, Mr. Fields served as Chairman and Chief Executive Officer of Factory 2-U Stores, Inc. from 2002 to 2003, President and Chief Executive Officer of Hudson’s Bay Company from 1997 to 1999 and as Chairman and Chief Executive Officer of Blockbuster Entertainment Group, a division of Viacom, Inc., from 1996 to 1997. Mr. Fields has also held numerous positions with Wal-Mart Stores, Inc., which he joined in 1971. He left Wal-Mart in March 1996 as President and Chief Executive Officer of Wal-Mart Stores Division, and Executive Vice President of Wal-Mart Stores, Inc.

Mr. Robert Holland, Jr., age 68, has been a Director of the Company since December 1998. Mr. Holland is a General Partner of The West Africa Fund and also maintains a consulting practice for strategic development assistance to senior management of Fortune 500 companies. Prior to October 2007, Mr. Holland was a General Partner and Industry Specialist with Cordova, Smart and Williams, a private equity firm. Previously, Mr. Holland served as Chief Executive Officer of WorkPlace Integrators, a company he acquired in June 1997 and sold in April 2001. Prior to that, Mr. Holland was President and Chief Executive Officer of Ben & Jerry’s Homemade, Inc. from February 1995 to December 1996, Chairman and Chief Executive Officer of Rokher-J Inc. from 1991 to 1995 and from 1981 to 1984, Chairman of Gilreath Manufacturing, Inc. from 1987 to 1991 and Chairman and Chief Executive Officer of City Marketing from 1984 to 1987. Mr. Holland is a former partner with McKinsey & Company, Inc. and held various positions at Mobil Oil Corporation from 1962 to 1968. He also serves as a director of Carver Bancorp, Inc., Neptune Orient Lines, LTD and YUM! Brands, Inc.

The following information regarding Class I and Class II Directors is submitted concerning the other Directors of the Company whose election is not being sought at this meeting. The terms of office for Class I and Class II Directors will continue after the 2009 Annual Meeting of Stockholders.

Class I (Term Ending 2010)

Dr. Paul J. Curlander, age 56, has been a Director of the Company since February 1997. Since April 1999, Dr. Curlander has been Chairman and Chief Executive Officer of the Company. From May 1998 to April 1999, Dr. Curlander served as President and Chief Executive Officer, from February 1997 to May 1998, he served as President and Chief Operating Officer, and from January 1995 to February 1997, he served as Executive Vice President, Operations of the Company. In 1993, Dr. Curlander became a Vice President of the Company, and from 1991 to 1993 he was General Manager of the Company’s printer business.

Mr. James F. Hardymon, age 74, has been a Director of the Company since July 1998. From July 1998 until his retirement in January 1999, Mr. Hardymon served as Chairman of Textron, Inc. From January 1993 to July 1998, Mr. Hardymon served as Chairman and Chief Executive Officer, and from January 1992 to January 1993, he served as President and Chief Executive Officer, of Textron, Inc., which he joined in November 1989 as President, Chief Operating Officer and Director. In 1993, he assumed the additional title of Chairman and relinquished the title of President in 1994. Prior to joining Textron, Mr. Hardymon had a 28-year career at Emerson Electric Co., where he held a number of positions including Vice Chairman, Chief Operating Officer, Director and President. Mr. Hardymon also serves as Chairman of WABCO Holdings Inc.

Ms. Kathi P. Seifert, age 59, has been a Director of the Company since April 2006. In June 2004, Ms. Seifert retired as Executive Vice President of Kimberly-Clark Corporation, leading the company’s personal care businesses and sales organization. Previously, Ms. Seifert worked in various marketing positions at The Procter & Gamble Company, Beatrice Foods and Fort Howard Paper Company. Ms. Seifert also serves as a director of Appleton Papers, Inc., Eli Lilly & Company, Revlon, Inc. and Supervalu Inc.

Mr. Jean-Paul L. Montupet, age 61, has been a Director of the Company since October 2006. Mr. Montupet is Executive Vice President of Emerson Electric Co. where he has been responsible for the company’s industrial automation business since 2000 and served as President of Emerson Europe since 2002. Mr. Montupet joined Emerson Electric Co. and was named Executive Vice President of its industrial motors and drives business with its acquisition in 1990 of Moteurs Leroy Somer SA, where he had been Chairman and Director of North American Operations. Mr. Montupet also serves as a director of PartnerRe Ltd.

Class II (Term Ending 2011)

Mr. Ralph E. Gomory, age 79, has been a Director of the Company since March 1991. Since 2007, Mr. Gomory has served as a Research Professor at the Stern School of Business at New York University and President Emeritus of the Alfred P. Sloan Foundation. Mr. Gomory served as President of the Alfred P. Sloan Foundation from 1989 through his retirement in 2007. Prior to such time, Mr. Gomory was Senior Vice President for Science and Technology at IBM.

Mr. Marvin L. Mann, age 75, has been a Director of the Company since March 1991. In April 1999, Mr. Mann was named Chairman Emeritus upon his retirement as Chairman of the Board of the Company, a position he had held since March 1991. From March 1991 through May 1998, Mr. Mann also served as Chief Executive Officer, and from March 1991 through February 1997, he also served as President of the Company. Prior to such time, Mr. Mann was an IBM Vice President.

Ms. Teresa Beck, age 54, has been a Director of the Company since April 2000. Ms. Beck served as President of American Stores Co. from 1998 to 1999 and as Chief Financial Officer from 1993 to 1998. Prior to joining American Stores Co., Ms. Beck served as an audit manager for Ernst & Young LLP. Ms. Beck also serves as a director of Questar Corporation and Amylin Pharmaceuticals, Inc.

Composition of Board and Committees

The Company’s Restated Certificate of Incorporation divides the Board of Directors into three classes. Of the eleven members of the Board of Directors, four have been elected as Class III Directors, four have been elected as Class I Directors, and three have been elected as Class II Directors, with terms expiring at the time of the Annual Meeting of Stockholders to be held in 2009, 2010 and 2011, respectively. At each succeeding Annual Meeting of Stockholders, the respective successors of the Directors whose terms are expiring shall be elected for terms expiring at the Annual Meeting of Stockholders held in the third succeeding year. Directors may only be removed from the Board for cause.

The Board of Directors held eight meetings during 2008. All members of the Board attended at least 88% of the aggregate of the meetings of the Board and committees of the Board on which they served. While the Company does not have a formal policy regarding the attendance of Directors at the Annual Meeting of Stockholders, all Directors are strongly urged to attend. All members of the Board of Directors who were serving as Directors at the time of last year’s Annual Meeting of Stockholders, with the exception of Ms. Beck and Mr. Holland, attended the meeting. Mr. Holland was unable to attend the meeting due to an injury as a result of a accident that occurred the previous evening.

The Board of Directors has adopted the stated requirements for independence under Section 10A of the Securities Exchange Act of 1934, the rules of the Securities and Exchange Commission thereunder and the listing standards of the New York Stock Exchange as categorical standards for determining the independence of individual directors in accordance with guidance received from the New York Stock Exchange, and the Board has determined that all of the Board members, with the exception of Dr. Curlander, are independent on the basis of these requirements. Within each of the preceding three years, the Company has not made any charitable contributions that would exceed the greater of $1 million or 2% of a charitable organization’s consolidated gross revenues to any charitable organization for which a member of the Board of Directors served as an executive officer of the charitable organization.

The Board has four standing committees: an Executive Committee, a Finance and Audit Committee, a Compensation and Pension Committee and a Corporate Governance and Public Policy Committee.

The Executive Committee consists of Ms. Beck, and Messrs. Fields, Hardymon, Mann and Dr. Curlander, with Dr. Curlander serving as Chair. The Executive Committee adopted a written charter in April 2000. The Executive Committee is responsible for exercising all of the powers and authority of the Board of Directors during intervals between Board meetings, except for those powers delegated to the other committees of the Board and the powers which pursuant to Delaware law may not be delegated to a committee of the Board. The Committee held no meetings during 2008.

The Finance and Audit Committee consists of Ms. Beck and Messrs. Maples and Montupet, with Ms. Beck serving as Chair. Prior to April 16, 2008, the Finance and Audit Committee consisted of Ms. Beck and Messrs. Mann and Maples, with Ms. Beck serving as Chair. On April 16, 2008, Mr. Mann resigned from the Committee and on April 24, 2008 Mr. Montupet was appointed to the Committee. Each member of the Committee is independent as defined under the listing standards of the New York Stock Exchange. The Board of Directors does not limit the number of other public company audit committees on which members of its Finance and Audit Committee may serve. However, no member of the Finance and Audit Committee is currently serving on more than two other public company audit committees. The Finance and Audit Committee adopted a written charter in April 2000 and amended such charter in February of each of the years 2001 through 2006 and 2009, and in July 2005. The Finance and Audit Committee is responsible for, among other things, assisting the Board of Directors in fulfilling its oversight responsibilities with respect to the systems of internal controls established by management, the integrity and transparency of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements with respect to audit, financial and accounting matters, the Company’s policies related to risk assessment and risk management, the Independent Auditors’ qualifications and independence, the performance of the Independent Auditors’ and the Company’s internal audit functions, and the Company’s financial strategy and policies, capital structure, share repurchase and dividend policy and capital expenditures. The Committee held nine meetings during 2008.

The Compensation and Pension Committee consists of Ms. Seifert and Messrs. Fields and Hardis, with Mr. Fields serving as Chair. Prior to April 24, 2008, the Compensation and Pension Committee consisted of Ms. Seifert and Messrs. Fields, Hardis and Montupet. Each member of the Committee is independent as defined under the listing standards of the New York Stock Exchange. The Compensation and Pension Committee adopted a written charter in April 2000 and amended such charter in February 2004, July 2008 and February 2009. The Compensation and Pension Committee is responsible for assuring that the Company has a competitive executive compensation program in order to attract and retain qualified executives and to provide incentives to management of the Company for the attainment of the Company’s goals and objectives. The Compensation and Pension Committee is also responsible for periodically reviewing and approving the Company’s pension plan, 401(k) savings plan and stock incentive plans. The Committee held six meetings during 2008.

The Corporate Governance and Public Policy Committee consists of Messrs. Gomory, Hardymon and Holland, with Mr. Hardymon serving as Chair. Each member of the Committee is independent as defined under the listing standards of the New York Stock Exchange. The Corporate Governance and Public Policy Committee adopted a written charter in April 2000 and amended such charter in February 2004, July 2005 and February 2008. The Corporate Governance and Public Policy Committee is responsible for providing counsel to the Board with respect to corporate governance issues, including Board and committee organization, membership and function, and acting in an advisory capacity to the Board and the Company’s management on public policy issues. The Corporate Governance and Public Policy Committee is also responsible for the nomination of persons for election to the Board. The Committee held five meetings during 2008.

Nomination of Directors

The Corporate Governance and Public Policy Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors for election, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs and composition of the Board at the time. The Corporate Governance and Public Policy Committee considers candidates for election who would bring a wide range of attributes to the Board. Among those attributes are knowledge, experience, expertise and diversity that would strengthen the Board. In the past, the Committee has identified director nominees from various sources, including officers, directors and professional search consultants, but the Committee will also consider nominees recommended by stockholders.

Stockholders wishing to recommend a director candidate for consideration by the Corporate Governance and Public Policy Committee may do so by complying with the procedures and providing the information required by the Company’s By-Laws.

Corporate Governance Matters

The Company has adopted a code of business conduct and ethics for directors, officers (including the Company’s principal executive officer, principal financial officer and controller) and employees, known as the Code of Business Conduct. The Code of Business Conduct, as well as the Company’s Corporate Governance Principles and the charters of each of the committees of the Board of Directors are available on the Corporate Governance section of the Company’s Investor Relations website at http://investor.lexmark.com. The Company also intends to disclose on the Corporate Governance section of the Investor Relations website any amendments to the Code of Business Conduct and any waivers from the provisions of the Code of Business Conduct that apply to the principal executive officer, principal financial officer or controller and that relate to any elements of the code of ethics enumerated by the applicable regulation of the Securities and Exchange Commission (Item 406(b) of Regulation S-K). Stockholders may request a free copy of the Corporate Governance Principles, the charters of each of the committees of the Board of Directors or the Code of Business Conduct by writing to Lexmark International, Inc., Attention: Investor Relations, One Lexmark Centre Drive, 740 West New Circle Road, Lexington, Kentucky 40550 or calling (859) 232-5568.

Prior to July 2006, the Board of Directors had elected not to select a single Presiding Director for its regularly scheduled executive sessions of non-management Directors, but rather to rotate such responsibility among all non-management members of the Board on an alphabetical rotation basis. In July 2006, the Board determined, based on the recommendation of the Corporate Governance and Public Policy Committee, that in the event the Chairman of the Board and Chief Executive Officer positions are combined, the Board shall elect a single Presiding Director from the current independent Directors with such duties and for such term as the Board may determine from time to time. Mr. Hardymon was elected as the Presiding Director at the July 2006 meeting of the Board of Directors and served until his successor, Mr. Fields, assumed the position at the April 2007 meeting of the Board. Mr. Fields was elected as the Presiding Director at the February 2007 meeting of the Board and assumed the position at the April 2007 meeting of the Board. Mr. Hardymon was elected as the Presiding Director at the February 2008 meeting of the

Board and assumed the position at the April 2008 meeting of the Board. Stockholders and other interested parties may communicate directly with the Presiding Director, non-management Directors as a group or any member of the Board of Directors through the Corporate Secretary by writing to him at Lexmark International, Inc., 740 West New Circle Road, Lexington, Kentucky 40550. The Corporate Secretary will review all communications and forward appropriate correspondence to the proper Board member or members.

COMPENSATION DISCUSSION & ANALYSIS

Compensation Governance

The Compensation and Pension Committee is responsible for setting and administering the policies governing base salary, incentive compensation, equity-based compensation and other long-term incentive awards for the Company’s executive officers, including the CEO and other key members of management. The Compensation and Pension Committee determines the type, structure and amount of each compensation component awarded under the Company’s compensation plans. They are responsible for approving payments under the compensation plans and making a recommendation to the Board of Directors to approve base salary increases for Section 16 Officers. The process by which the Committee fulfills these responsibilities is detailed in the discussion that follows.

Executive Compensation Philosophy

The Compensation and Pension Committee has developed a set of principles to guide the design of the compensation plans and programs applicable to the Company’s executive officers, including the Company’s principal executive officer, principal financial officer and the Company’s three most highly compensated executive officers other than the principal executive officer and principal financial officer, who were serving as executive officers at the end of 2008 (the “Named Executive Officers”).

•	Pay for performance where performance criteria are aligned with stockholder interests.
The performance of the Company and individual levels of performance determine the amount of compensation realized by the executive officers. The objectives of the Company’s compensation plans are intended to focus each executive officer on the achievement of key performance goals and the execution of the strategic plan that will promote the long-term success of the Company and maximize stockholder returns.

•	Put pay significantly “at risk” and subject to the achievement of strategic business objectives.
The executive officers have roles and responsibilities that directly influence the achievement of the Company’s performance objectives. Therefore, the Compensation and Pension Committee believes that they should have a significant portion of their compensation dependent on whether those objectives are achieved. Base salary is the only component of an executive officer’s direct compensation that is fixed. Other components, including annual incentive compensation and long-term incentive compensation, are subject to the achievement of strategic business objectives.

•	Balance short-term and long-term objectives.
The Company’s compensation programs are balanced between short-term and long-term objectives to ensure that executive officers focus on short-term performance that supports and ensures long-term success and profitability. Performance objectives include financial measures such as total revenue, operating income, and cash cycle and non-financial measures such as market share. The Company’s compensation programs also include personal objectives relating to key focus areas and strategic performance objectives.

•	Provide total compensation opportunities that are market competitive and supportive of the Company’s strategy to attract, develop, motivate and retain outstanding talent.
The Company benchmarks the components of executive compensation to ensure that they are competitive to the marketplace. The target compensation for each executive officer is compared to market data to ensure that it is comparable to targeted pay levels established by the Compensation and Pension Committee. However, the Compensation and Pension Committee may use discretion to vary executive officer pay from the targeted levels based on factors such as an executive officer’s performance, responsibilities, experience, or length of time in the position.

Compensation Components

Total compensation for each of the Named Executive Officers consists of the following components:

•	Base salary

•	Annual incentive compensation

•	Cash-denominated long-term incentive compensation

•	Equity-based long-term incentive compensation (primarily stock options and restricted stock units)

•	Retirement plans and other benefits

•	Perquisites

Determining Executive Compensation

Annually, the Compensation and Pension Committee considers adjustments to the base salary of each of the Named Executive Officers and approves equity-based grants. The Compensation and Pension Committee also establishes the target compensation opportunity for each of the Named Executive Officers under the annual incentive compensation plan and the long-term incentive compensation plan. To determine the amount of the compensation opportunity to award, the Compensation and Pension Committee considers the comparative market data and other factors described in more detail in the discussion that follows. The Compensation and Pension Committee does not establish a specific target allocation for each compensation element, and does not target a specific mix of cash versus equity, short-term incentive compensation versus long-term incentive compensation, or fixed pay versus variable pay. The Committee determines the target total direct compensation for each Named Executive Officer by assessing the role of the Named Executive Officer and the comparative market data. The Committee then determines the appropriate mix of cash and equity for each Named Executive Officer as detailed in the “Compensation Components” section.

The Compensation and Pension Committee retained Pearl Meyer & Partners to assess the competitiveness of the Company’s compensation and to provide other executive compensation consulting services. Pearl Meyer & Partners is a well-established executive compensation consulting firm that provides executive compensation consulting services to approximately 15% of the Fortune 500. Pearl Meyer & Partners is retained solely by the Compensation and Pension Committee and does not advise management on matters involving executive compensation or on any other matter. Pearl Meyer & Partners’ role in assisting the Compensation and Pension Committee is described in more detail in the discussion that follows.

To evaluate the competitiveness of each Named Executive Officer’s total compensation for 2008, the Compensation and Pension Committee utilized survey and peer group data provided by Pearl Meyer & Partners. Survey data reflected a broad group of technology firms with generally similar revenues as the Company and peer group data was gathered from annual proxy statement disclosures.

Periodically, the Compensation and Pension Committee reviews and updates the group of peer companies to ensure that each company continues to be appropriate for benchmarking executive compensation. In 2007, the Compensation and Pension Committee asked Pearl Meyer & Partners to review the appropriateness of the Company’s peer group, and to recommend a suitable peer group for future executive compensation comparisons. In making its peer group recommendations to the Compensation and Pension Committee, Pearl Meyer & Partners reviewed approximately 800 publicly-traded companies headquartered in the United States for peer group inclusion. The potential pool of peer group companies included companies that either competed in the information technology sector, included the Company in their peer group for benchmarking executive compensation, or named the Company as a competitor in their most recent annual report. After identifying the potential pool of peer group companies, Pearl Meyer & Partners evaluated each company against two primary factors: annual revenue generally within one-third to three times the Company’s annual revenue and similarity in terms of having a focus generally on developing and manufacturing high technology products. Market capitalization was also considered. While size and product similarity are generally the most important factors to consider when developing a peer group, there are relatively few size-appropriate U.S. based publicly traded companies that focus on developing and manufacturing printers and/or related products. In order to have a sufficient sample of peer group companies, firms that do not focus on developing and manufacturing printers and/or related products were considered.

Based on its review, Pearl Meyer & Partners recommended to the Compensation and Pension Committee the removal of five companies (Apple Computer, Inc. due to significantly larger revenue; Computer Sciences Corporation because of its lack of manufacturing focus; and Avaya, Inc., Solectron Corporation, and Tektronix, Inc. due to the fact that each of them had been acquired), and the addition of five new companies (Diebold, Inc., Eastman Kodak Company, LAM Research Corporation, Micron Technology, Inc., and SanDisk Corporation) to the Company’s peer group. In February 2008, the Compensation and Pension Committee approved the recommendation of Pearl Meyer & Partners, and established the Company’s peer group of companies, as listed below.

2008 Peer Group

Advanced Micro Devices, Inc.
Agilent Technologies, Inc.
Analog Devices, Inc.
Applied Materials, Inc.
Diebold, Inc.
Eastman Kodak Company
EMC Corporation
KLA-Tencor Corporation
LAM Research Corporation
LSI Logic Corporation
Micron Technology, Inc.	National Semiconductor Corporation
NCR Corporation
Qualcomm, Inc.
SanDisk Corporation
Sanmina-SCI Corporation
Seagate Technology
Sun Microsystems, Inc.
Western Digital Corporation
Xerox Corporation
Xilinx, Inc.

Fourteen of the peer group companies are included with the Company in the S&P 500 Information Technology Index and 18 are included with the Company in the Dow Jones U.S. Technology Index.

In consideration of comments made by the Company’s stockholders regarding peer group selection, the Compensation and Pension Committee continued to analyze its peer group in 2008 and engaged Pearl Meyer & Partners in September 2008 to update its analysis of the appropriate peer group for 2009 executive compensation benchmarking purposes. To update its analysis of the appropriate peer group for the Company, Pearl Meyer & Partners reviewed more than 950 publicly-traded companies, which included each company in the Company’s existing peer group, each company classified as an Information Technology company pursuant to the Standard & Poor’s Global Industry Classification Standard (excluding financially distressed companies, foreign-based companies, and companies within information technology consulting and other services or data processing and outsourced services), and each company that had named the Company as part of its peer group for benchmarking executive compensation. The potential peer group was then reduced to 161 companies to include only those companies whose revenue and/or market capitalization was one-third to three times the revenue and/or market capitalization of the Company. The remaining 161 companies were then categorized and reviewed for peer group inclusion based on similarity to the Company in terms of revenue, product similarity, and market capitalization. Revenue and product similarity were considered the primary factors for peer group inclusion.

Pearl Meyer & Partners recommended, and the Compensation and Pension Committee approved, the removal of the following companies from its peer group for 2009 executive compensation benchmarking purposes: Applied Materials, Inc. and Qualcomm, Inc. were removed because their market capitalizations are significantly larger than the Company’s market capitalization; EMC Corporation, LSI Corporation, Sanmina-SLC Corporation, and Xilinx, Inc. were removed because they lack a development and manufacturing focus; and Diebold, Inc. was removed because it had not timely filed its proxy statement at the time the Company established its 2009 peer group. In addition, Pearl Meyer & Partners recommended, and the Compensation and Pension Committee approved, the addition of Logitech International and Imation Corporation, based on comparable revenue and competition in the computer and peripherals industry. Based on these changes, the Compensation and Pension Committee approved the following peer group for 2009 executive compensation benchmarking purposes based on comparable revenue and product similarity:

2009 Peer Group			Revenue ($M)(1)
Advanced Micro Devices, Inc. Agilent Technologies, Inc. Analog Devices, Inc. Eastman Kodak Company Imation Corporation KLA-Tencor Corporation LAM Research Corporation Logitech International	Micron Technology, Inc. National Semiconductor Corp. NCR Corporation SanDisk Corporation Seagate Technology Sun Microsystems, Inc. Western Digital Corporation Xerox Corporation	Peer Group 75th % Peer Group Median Peer Group 25th % Lexmark International, Inc.	$8,638 $5,527 $2,510 $4,819

(1)	Reflects trailing 4 quarters revenue as of June 2008, in most cases.

Although the Company makes reference to many competitors in its annual report, only Xerox Corporation and Eastman Kodak Company were included in the Company’s 2008 and 2009 peer group of companies used for executive compensation benchmarking purposes. Hewlett-Packard, a significant competitor of the Company, was excluded because its revenue and market capitalization are significantly larger than the Company’s revenue and market capitalization. Each of the other competitors referenced in the annual report is headquartered outside of the United States, and are generally excluded for benchmarking purposes because (i) executive compensation data is not as readily available or disclosed as fully as is required in the United States, (ii) the Company’s labor market for its executive officers is generally based in the United States, and (iii) compensation practices in other countries can vary dramatically due to local regulations, customs and state-required compensation programs.

Role of the Compensation Consultant

Pearl Meyer & Partners was retained by the Compensation and Pension Committee in 2007 and continues to assist the Committee in assessing the competitiveness of executive compensation, and provides other consulting services as requested by the Committee. In 2008, Pearl Meyer & Partners provided composite data from survey sources and proxy statement disclosure data from the peer group of companies to assist the Compensation and Pension Committee in establishing the proper compensation level for executive officers. In addition, Pearl Meyer & Partners conducted a competitive assessment review of executive compensation in the first quarter of 2008, which was utilized by the Compensation and Pension Committee in determining executive compensation for 2008. Pearl Meyer & Partners also reviewed and analyzed the Compensation and Pension Committee’s executive compensation philosophy, reviewed and recommended changes to the Company’s 2009 peer group of companies, reviewed and recommended changes to the Company’s 2009 annual and long-term incentive design, and advised the Compensation and Pension Committee on Say on Pay.

Pearl Meyer & Partners does not advise management on matters involving executive compensation or on any other matter.

Role of the Stockholders

The Company’s Board of Directors and Compensation and Pension Committee welcome and value the input of stockholders. There are numerous ways for stockholders to communicate their views to the Board and Compensation and Pension Committee. Stockholders may communicate directly with the Presiding Director, non-management Directors as a group or any member of the Board of Directors through the Corporate Secretary by writing to him at Lexmark International, Inc., 740 West New Circle Road, Lexington, Kentucky 40550.

In 2008, the Company took meaningful action to proactively communicate directly with its stockholders. The Company surveyed its top institutional stockholders, representing more than 60% of the total outstanding shares of the Company’s Class A Common Stock, regarding the Compensation and Pension Committee’s executive compensation philosophy, its use of compensation consultants, its benchmarking practices, CEO compensation, and its compensation disclosures. The Company has also engaged in one-on-one conference calls with its largest institutional stockholders seeking direct feedback on improving the Company’s compensation disclosures and questions/concerns over the Company’s executive compensation. In addition, the Company has added an e-mail link on the Corporate Governance section of its webpage seeking the input of all of its stockholders on executive compensation and other corporate governance matters. The Company’s Board and Compensation and Pension Committee view each of these actions as the most effective means of proactively obtaining the input of stockholders. The Compensation and Pension Committee has closely reviewed the input of its stockholders, and has enhanced its compensation disclosure to address issues raised by stockholders with respect to peer group selection, compensation realized by the Company’s CEO, and the link between Company performance and realized compensation.

Setting Performance Objectives

The Compensation and Pension Committee believes that the Company’s strategic plan appropriately reflects the level of performance required for the Company to be successful in a highly competitive market. Generally, the target attainment goal for a performance objective is directly aligned with the corresponding measure in the Company’s strategic plan for the corresponding performance period. The Compensation and Pension Committee believes that minimum attainment goals are achievable with some level of success, while target attainment goals are set at a moderate to difficult level and maximum attainment goals are set at a difficult level. Over the past five years, the Company has achieved performance in excess of the target level for annual incentive compensation two times (2004 and 2006 performance periods) and for long-term incentive compensation one time (2003-2005 performance period).

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code generally disallows the deductibility of compensation paid to each of the Named Executive Officers in amounts in excess of $1 million unless the compensation is paid pursuant to pre-determined performance objectives that meet the requirements of Section 162(m), including stockholder approval. To ensure deductibility of non-discretionary annual incentive awards, the Lexmark International, Inc. Senior Executive Incentive Compensation Plan, which was presented to and approved by the Company’s stockholders at the 2004 Annual Meeting of Stockholders, sets forth a maximum annual incentive award to each participant equal to six-tenths of one percent of Operating Income, as defined in the plan. To ensure the deductibility of long-term incentive awards and equity awards, the Lexmark International, Inc. Stock Incentive Plan, which was presented to and approved by the Company’s stockholders at the 2003 Annual Meeting of Stockholders, sets forth a maximum number of shares that may be awarded to a participant as stock options or stock appreciation rights over a five-year period equal to 3,000,000 shares, and further sets forth a maximum long-term incentive award to each participant for performance periods of three years equal to $10,000,000, if the award is denominated in cash, or 200,000 shares for stock-based awards, with proportionate adjustments for shorter or longer performance periods. The Compensation and Pension Committee and the Board of Directors believe that it is essential to retain the ability to reward and motivate executives based on the assessment of an individual’s performance, even though some or all of any such discretionary payments may not be deductible due to the requirements of Section 162(m). Accordingly, the Compensation and Pension Committee reserves the right to award discretionary incentive awards to executive officers and adopt other compensation plans and arrangements which may not be deductible under Section 162(m). Any such incentive payments would be based on the Compensation and Pension Committee’s qualitative assessment of the applicable executive’s individual performance and contribution.

COMPENSATION COMPONENTS

Total Direct Compensation

The Compensation and Pension Committee has established principles of providing total compensation opportunities that are (i) significantly “at risk” and subject to the achievement of strategic business objectives, balancing short-term and long-term objectives, and (ii) market competitive and supportive of the Company’s strategy to attract, develop, motivate and retain outstanding talent. The total compensation realized by a Named

Executive Officer is largely dependent on both the near-term and long-term performance of the Company, consistent with the Compensation and Pension Committee’s pay for performance philosophy. In order to fulfill these principles, the Compensation and Pension Committee determines the form and level of compensation opportunity to award by applying the same principles, policies, and methodologies to each of the Named Executive Officers, including the CEO. The principles, policies and methodologies relating to the decision to utilize each component of compensation, the level of each component, and how one component may influence the Compensation and Pension Committee’s decisions with respect to other components is described in further detail in the discussion that follows.

Annually, the Compensation and Pension Committee recommends that the Board of Directors approve for each Named Executive Officer, as well as the Company’s other Section 16 executive officers, an adjustment to base salary, if appropriate. In addition, the Compensation and Pension Committee approves for each Named Executive Officer (i) the annual incentive compensation opportunity, (ii) a cash-denominated award under a long-term incentive plan, which is payable in cash, stock, or a combination of cash and stock in the Compensation and Pension Committee’s discretion, and (iii) an equity-based compensation award. First, the Compensation and Pension Committee determines the form and level of each compensation component to award by performing a separate and distinct analysis of base salary, annual incentive compensation and total long-term incentive compensation, utilizing the principles, policies and methodologies discussed below that are applicable to each component. Next, the Compensation and Pension Committee reviews the total direct compensation opportunity of each of the Named Executive Officers by a comparison to the total direct compensation of named executive officers of peer companies obtained through their proxy statement disclosures, as described above. Total direct compensation includes base salary, annual incentive compensation opportunity, cash-denominated long-term incentive compensation opportunity, and equity-based long-term incentive compensation opportunity.

In 2008, the Compensation and Pension Committee reassessed the appropriate level of total direct compensation opportunity to provide to executive officers and determined that total direct compensation opportunity should be targeted at the 50th percentile. The Compensation and Pension Committee believes that the 50th percentile better aligns a Named Executive Officer’s compensation with that of the Company’s peer group and the interests of the Company’s stockholders and is more reflective of the Company’s actual executive compensation practices. However, it should be noted that total direct compensation opportunity for each individual may range above or below the 50th percentile based on a variety of factors, including the executive officer’s skills and experience, the importance of the position to the Company, past and expected future performance, the difficulty of replacement, and the length of time in the position. If, after considering these qualitative factors, the Compensation and Pension Committee determines that the variance of total direct compensation opportunity from the targeted percentile is greater than desired on a subjective basis, the Compensation and Pension Committee will individually reassess the level of compensation opportunity for each component utilizing the principles, policies, and methodologies applicable to each component and determine if the level of one or more components should be adjusted in order to achieve the appropriate level of total direct opportunity.

Because of the disparity between the amount of pay reported in the Summary Compensation Table and the amount of pay that is actually realized by a Named Executive Officer, the Compensation and Pension Committee believes that a Named Executive Officer’s compensation should be assessed by looking at the total direct compensation realized versus the total compensation opportunity. In comparison to the peer group of companies, Dr. Curlander’s total direct compensation opportunity has been below the peer median for each of the last five years, except for 2006, as set forth in the following chart. Dr. Curlander’s realized compensation versus the compensation opportunity is discussed below in the section entitled “Pay for Performance: Compensation Realized versus Compensation Opportunity for the Company’s CEO.”

Base Salary

The Compensation and Pension Committee reviews the base salary of each Named Executive Officer on an annual basis. The base salary of each Named Executive Officer is intended to be a compensation component that supports the Company’s principle of providing total compensation opportunities that are market competitive and supportive of the Company’s strategy to attract, develop, motivate and retain outstanding talent. The base salary for each of the Named Executive Officers is determined by the responsibilities of the position held, the experience of the individual, the individual’s length of time in the position, and by reference to the information compiled from compensation surveys and peer group data regarding the competitive marketplace for executive talent, including a comparison to base salaries for comparable marketplace positions discussed above in the section entitled “Determining Executive Compensation.” The Compensation and Pension Committee has generally targeted base salaries at the 50th percentile because it believes that the market median is the appropriate level for the fixed compensation component to ensure that the Company remains competitive in attracting and retaining executive officers. However, actual salaries may range above or below the market median based on a variety of factors, including the executive officer’s skills and experience, the importance of the position to the Company, past and expected future performance, the difficulty of replacement, and the length of time in the position.

Salary adjustments for each of the Named Executive Officers are based on an evaluation of the performance of the Company and of each of the Named Executive Officers. New responsibilities, as well as changes in the competitive marketplace, are also taken into account when considering an adjustment to base salary. The Compensation and Pension Committee determines the amount of any change in base salary to recommend to the Board of Directors for approval. The Board of Directors is ultimately responsible for approving any change in base salary for each of the Named Executive Officers, as well as the Company’s other Section 16 executive officers.

In 2008, the Compensation and Pension Committee requested that Pearl Meyer & Partners prepare a competitive market data report, which would include peer group data and market surveys. Based on the competitive market data prepared by Pearl Meyer & Partners, the CEO made a recommendation to the Compensation and Pension Committee that the base salary for each of the Named Executive Officers, excluding himself, not be increased for 2008 for the following reasons: (i) the Company’s performance did not meet expectations, and (ii) the competitive market data did not show a significant movement in the benchmark data for the base salary of each of the Named Executive Officers. For the same reasons, the Vice President of Human Resources made a recommendation to the Compensation and Pension Committee that the base salary for the CEO not be increased for 2008. The Compensation and Pension Committee requested that Pearl Meyer & Partners review management’s base salary recommendations and prepare an executive compensation competitive assessment report, comparing management’s recommendations to the competitive market data. At its meeting on February 20, 2008, the

Compensation and Pension Committee reviewed the Company’s performance during 2007, management’s recommendations, and the executive compensation competitive assessment report provided by Pearl Meyer & Partners. The Compensation and Pension Committee also gave consideration to each Named Executive Officer’s position, responsibilities, experience, and length of time in position. After reviewing this information, the Compensation and Pension Committee made a determination that it would not recommend to the Board of Directors any adjustments to the base salary of any Named Executive Officer for 2008.

At its meeting on February 18, 2009, the Compensation and Pension Committee, upon the recommendation of the Chief Executive Officer and the Vice President of Human Resources, agreed not to recommend to the Board of Directors any adjustments to the base salary of any Named Executive Officer for 2009 based on the current economic downturn.

Annual Incentive Compensation

The annual incentive compensation opportunity is utilized to fulfill the Company’s principles of paying for performance where performance criteria are aligned with stockholder interests, putting this component of the Named Executive Officer’s pay significantly “at risk” and subject to the achievement of strategic business objectives, and balancing short-term and long-term objectives. The annual incentive compensation opportunity is also intended to be a compensation component that supports the Company’s principle of providing total compensation opportunities that are market competitive and supportive of the Company’s strategy to attract, develop, motivate and retain outstanding talent. The annual incentive compensation opportunity is structured to become payable to each of the Named Executive Officers upon the attainment of annual financial objectives pre-established by the Compensation and Pension Committee and individual performance objectives. The annual incentive compensation opportunity for each of the Named Executive Officers are made under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan, which was approved by the Company’s stockholders in 2004. Under the terms of this plan, the maximum award for each executive officer participating in the plan is six-tenths of one percent of Operating Income, as defined in the plan. The Compensation and Pension Committee administers the plan and may reduce, but not increase, the award made to a participant based on any factors it may deem appropriate. The factors considered for 2008 are set forth below.

For 2008, the strategic performance objectives for each of the Named Executive Officers included the following:

•	Corporate Objectives — measured with reference to the annual operating plan goals for revenue, operating income and cash cycle.

•	Worldwide Business Unit Objectives — measured with reference to the annual operating plan goals for the applicable worldwide business unit for revenue, operating income and cash cycle.

•	Personal Objectives — established based on key focus areas and strategic performance objectives specific to each individual. The CEO’s personal objective is based on an assessment of his general management of the Company.

The Compensation and Pension Committee selected revenue, operating income and cash cycle as the performance objectives for 2008, because it believed the achievement of the targets established for these performance measures will drive the long-term success of the Company. Revenue is viewed as an important performance objective to drive the success of the Company, and the targets established by the Compensation and Pension Committee are designed to motivate employees to grow existing business and focus on customers’ needs to drive increased hardware, pages and supplies sales. The Compensation and Pension Committee also believes that operating income is a significant factor to the Company’s long-term success. The Compensation and Pension Committee’s selection of operating income as a performance measure is intended to motivate employees of the Company to focus on generating additional earnings by focusing on cost reduction, improved product quality, pricing and innovation. Finally, the Compensation and Pension Committee selected cash cycle as a performance measure to motivate employees to reduce the amount of time it takes the Company to convert its cash into product, sell the product to the end customer, and collect the account receivable from the customer.

The weighting for each objective for the fiscal year ending December 31, 2008 for each of the Named Executive Officers is shown in the table below.

		Worldwide
	Corporate	Business	Personal
Name	Objective	Unit Objective	Objective

P.J. Curlander	80%	0%	20%
J.W. Gamble, Jr.	80	0	20
P.A. Rooke	30	50	20
M.S. Canning	30	50	20
J.L. Isbell	80	0	20

An annual incentive compensation opportunity for each of the Named Executive Officers, other than the CEO, is recommended by the CEO, for approval by the Compensation and Pension Committee. The award opportunity may be increased or decreased based on the judgment of the Compensation and Pension Committee of the individual’s overall contribution to Lexmark’s business results. The Compensation and Pension Committee determines and approves the annual incentive compensation opportunity for the CEO. The annual incentive opportunities for each of the Named Executive Officers are based on the peer group company data and the survey data for annual incentive awards and each Named Executive Officer’s total compensation target discussed above in the section entitled “Determining Executive Compensation.” Consistent with the Company’s pay-for-performance philosophy, an executive officer’s total cash compensation opportunity is highly leveraged. The Compensation and Pension Committee establishes annual incentive compensation targets that it believes put annual incentive compensation significantly “at risk” because payments are entirely dependent upon the achievement of strategic performance objectives. In 2008, the Compensation and Pension Committee reassessed the appropriate level for annual target cash compensation (i.e. base salary plus bonus opportunity) to provide to executive officers and determined that annual target cash compensation should be benchmarked at the 50th percentile. The Compensation and Pension Committee believes that the 50th percentile appropriately balances the level of reward with the risk of achieving the performance objectives, better aligns a Named Executive Officer’s compensation with that of the Company’s peer group and the interests of the Company’s stockholders, and is more reflective of the Company’s actual executive compensation practices. However, target annual incentive compensation opportunity for each individual may range above or below the 50th percentile based on a variety of factors, including the executive officer’s skills and experience, the importance of the position to the Company, past and expected future performance, the difficulty of replacement, and the length of time in the position. At its meeting on February 20, 2008, the Compensation and Pension Committee reviewed the information from the peer group company data and the compensation surveys, and also gave consideration to the qualitative factors listed above. Based on this review, the Compensation and Pension Committee approved the annual incentive award opportunity for each of the Named Executive Officers for the fiscal year ending December 31, 2008, shown in the table below.

Name	Threshold	Target	Maximum

P.J. Curlander	$300,000	$1,200,000	$2,400,000
J.W. Gamble, Jr.	148,500	371,250	742,500
P.A. Rooke	171,000	570,000	997,500
M.S. Canning	135,000	315,000	630,000
J.L. Isbell	100,500	217,750	435,500

The Compensation and Pension Committee must review and certify the business results and the incentive compensation plan attainments before any payments can be made. This review is generally performed in the first quarter of each year and the payout typically occurs shortly thereafter. Failure to meet the threshold of all of the pre-established objectives for both the Company and the business unit results in no annual incentive award being paid. However, if the Company or business unit results fail to achieve the threshold level of attainment, growth of market share of one-half point or more in the Company’s laser or inkjet printer business units may result in a payout at the minimum level for employees of each business unit that achieves the growth of market share of at least one-half point. Payout for corporate employees is 50% of minimum if one business unit achieves growth of market share of at least one-half point and 100% of minimum if both business units achieve growth of market share of at least one-half point. Payout for employees of a business unit that fails to achieve growth of market share of at least one-half point is 25% of minimum if the Company’s other business unit achieves the growth of market share of at least one-half point. The Compensation and Pension Committee and the CEO retain the ability to eliminate or reduce amounts paid under the market share measure for any business unit that fails to meet their business unit performance targets.

At its February 18, 2009, meeting, the Compensation and Pension Committee reviewed and certified the business results for the fiscal year ending December 31, 2008, and approved the following payment of annual incentive compensation for each of the Named Executive Officers:

2008 Annual Incentive
Name	Compensation Award

P.J. Curlander	$335,880
J.W. Gamble, Jr.	127,680
P.A. Rooke	319,388
M.S. Canning	129,780
J.L. Isbell	80,608

Total Long-Term Incentive Compensation

The Compensation and Pension Committee determines the appropriate level of each Named Executive Officer’s total long-term incentive compensation opportunity by aggregating the cash-denominated long-term incentive compensation opportunity with the equity-based long-term incentive compensation opportunity, each of which is described below. In 2008, the Compensation and Pension Committee reassessed the appropriate level of total long-term incentive compensation opportunity to provide to executive officers and determined that the total long-term incentive compensation opportunity should be targeted at the 50th percentile. The Compensation and Pension Committee believes that the 50th percentile reflects the Compensation and Pension Committee’s philosophy of putting pay significantly “at risk,” better aligns a Named Executive Officer’s compensation with that of the Company’s peer group and the interests of the Company’s stockholders and is more reflective of the Company’s actual compensation practices. The Compensation and Pension Committee reviews the total long-term incentive compensation opportunity of each of the Named Executive Officers by a comparison to the total long-term incentive compensation of named executive officers of peer companies obtained through proxy statement disclosure and composite survey data as discussed above in the section entitled “Determining Executive Compensation.” The total long-term incentive compensation opportunity for each individual may range above or below the 50th percentile based on a variety of qualitative factors, including the executive officer’s skills and experience, the importance of the position to the Company, past and expected future performance, the difficulty of replacement, and the length of time in the position. If, after considering these qualitative factors, the Compensation and Pension Committee determines that the variance of total long-term incentive compensation opportunity from the targeted percentile is greater than desired on a subjective basis, the Compensation and Pension Committee will individually reassess the target value of the cash and/or equity compensation opportunity. The Compensation and Pension Committee may adjust up or down the target cash and/or equity compensation opportunity to achieve the appropriate level of total long-term incentive compensation opportunity determined on a subjective basis.

In 2008, the Compensation and Pension Committee reviewed and evaluated its long-term incentive design, based on a competitive market analysis provided by Pearl Meyer & Partners. For 2009, the Compensation & Pension Committee revised its long-term incentive design to provide only equity-based long-term incentive opportunities in lieu of combined equity and cash-based long-term incentive opportunities. The equity-based long-term incentive opportunities are designed to motivate the Named Executive Officers on the achievement of key performance goals, while maintaining a retention focus.

Cash-Denominated Long-Term Incentive Compensation

The cash-denominated long-term incentive compensation opportunity is utilized to fulfill the Company’s principles of paying for performance where performance criteria are aligned with stockholder interests, putting pay significantly “at risk” and subject to the achievement of strategic business objectives, and balancing short-term and long-term objectives. The cash-denominated long-term incentive compensation opportunity is also intended to be a compensation component that supports the Company’s principle of providing total compensation opportunities that are market competitive and supportive of the Company’s strategy to attract, develop, motivate and retain outstanding talent. In order to determine the appropriate level of each Named Executive Officer’s target cash-denominated compensation opportunity under a long-term incentive plan, the value of the equity-based compensation opportunity, as discussed below, is aggregated with the target value of the cash-denominated compensation opportunity to arrive at the value of the total long-term incentive compensation opportunity to each Named Executive Officer. The Compensation and Pension Committee is ultimately responsible for determining the target amount of cash-denominated long-term incentive compensation opportunity to award for each of the Named Executive Officers as previously described.

The purpose of the Company’s long-term incentive plan is to reward the achievement of specific performance objectives over a three-year performance cycle. The Compensation and Pension Committee believes that the focus on objectives over a three-year horizon is important in the establishment of a long-term view and alignment of management’s interests with the long-term interests of stockholders. The long-term incentive plan awards are denominated in cash but may be paid in cash, stock or a combination of cash and stock at the Compensation and Pension Committee’s discretion. The Compensation and Pension Committee also may use its discretion to reduce or eliminate any payment to participants. The payment of each executive’s long-term incentive award is conditioned on continued employment and eligibility. In the case of death, long-term disability or retirement during the third year of the performance period for the 2006-2008 and 2007-2009 Long-Term Incentive Plans, and at any time during the performance period for the 2008-2010 Long-Term Incentive Plan, a prorated payout, if any, will be based on actual financial performance as of the end of the fiscal year in which the executive’s death, long-term disability or retirement occurs. Termination of employment for any reason other than death, long-term disability or retirement prior to the last day of the performance period will result in the forfeiture of the award.

Certain executives, including each of the Named Executive Officers, will be eligible for a cash award at the end of each three-year cycle based on the achievement of the objectives that were established by the Compensation and Pension Committee. Long-term incentive plans outstanding at the end of 2008 were for performance cycles 2006-2008, 2007-2009 and 2008-2010. The structure of each plan is as follows:

•	2006-2008 Long-Term Incentive Plan. In 2006, the Compensation and Pension Committee reviewed the objectives set forth in the Company’s strategic plan and established the 2006-2008 Long-Term Incentive Plan. For any payout to occur under the 2006-2008 Long-Term Incentive Plan, minimum objectives must be met for (a) 2008 operating income or (b) market share. If the attainment based upon operating income and market share is below the minimum level established for the 2006-2008 Long-Term Incentive Plan, a financial peer review is performed at the end of the three-year performance period that compares the return on invested capital for the Company with that of its peer companies over the same three-year period. If the Company’s return on invested capital meets or exceeds the median of the three-year average of the return on invested capital of the peer companies included in the S&P Technology Index (or, if such index is no longer available, another appropriate index as determined by the Compensation and Pension Committee), the 2006-2008 Long-Term Incentive Plan will be funded at the threshold level.

The operating income portion of the award is 15%, 50% and 100% of the target opportunity for each of the threshold, target and maximum business objectives. The market share portion of the opportunity is 15%, 50% and 150% of the target award for each of the threshold, target or maximum market share objectives.

•	2007-2009 Long-Term Incentive Plan. The 2007-2009 Long-Term Incentive Plan is structured the same as the 2006-2008 Long-Term Incentive Plan. For any payout to occur, minimum objectives must be met for (a) 2009 operating income or (b) market share. If the attainment based upon operating income and market share is below the minimum level established for the 2007-2009 Long-Term Incentive Plan, a payout may occur based on a financial peer review.

•	2008-2010 Long-Term Incentive Plan. Based on the Company’s strategic plan, the Compensation and Pension Committee established the 2008-2010 Long-Term Incentive Plan. For any payout to occur under the plan, minimum objectives must be met for (a) cumulative operating income excluding expenses for restructuring during the 2008 to 2010 performance period or (b) average cash cycle days during the 2008 to 2010 performance period. If the attainment based upon cumulative operating income and average cash cycle days is below the minimum level established for the 2008-2010 Long-Term Incentive Plan, a financial peer review is performed at the end of the three-year period that compares the return on invested capital for the Company with that of its peer companies over the same three-year period. If the Company’s return on invested capital meets or exceeds the median of the three-year average of the return on invested capital of the peer companies included in the S&P Technology Index (or, if such index is no longer available, another appropriate index as determined by the Compensation and Pension Committee), the 2008-2010 Long-Term Incentive Plan will be funded at the threshold level.

The operating income portion of the award is 18%, 60% and 120% of the target opportunity for each of the threshold, target and maximum operating income objectives. The cash cycle portion of the award is 12%, 40% and 80% of the target opportunity for each of the threshold, target or maximum cash cycle objectives.

At its meeting on March 24, 2008, the Compensation and Pension Committee reviewed the data from peer companies obtained through proxy statement disclosure, and also gave consideration to the qualitative factors listed above for each Named Executive Officer. Based on this review, the Compensation and Pension Committee approved a 2008-2010 Long-Term Incentive Plan award opportunity for each of the Named Executive Officers. The following table shows this award opportunity and all other Long-Term Incentive Plan award opportunities outstanding at the end of 2008 for each of the Named Executive Officers.

Name	Performance Period	Threshold ($)	Target ($)	Maximum ($)

P.J. Curlander	1/1/2008 - 12/31/2010	$510,000	$1,700,000	$3,400,000
	1/1/2007 - 12/31/2009	510,000	1,700,000	4,250,000
	1/1/2006 - 12/31/2008	472,500	1,575,000	3,937,500

J.W. Gamble, Jr.	1/1/2008 - 12/31/2010	210,000	700,000	1,400,000
	1/1/2007 - 12/31/2009	210,000	700,000	1,750,000
	1/1/2006 - 12/31/2008	172,500	575,000	1,437,500

P. A. Rooke	1/1/2008 - 12/31/2010	285,000	950,000	1,900,000
	1/1/2007 - 12/31/2009	285,000	950,000	2,375,000
	1/1/2006 - 12/31/2008	195,000	650,000	1,625,000

M.S. Canning	1/1/2008 - 12/31/2010	180,000	600,000	1,200,000
	1/1/2007 - 12/31/2009	112,500	375,000	937,500
	1/1/2006 - 12/31/2008	105,000	350,000	875,000

J.L. Isbell	1/1/2008 - 12/31/2010	102,000	340,000	680,000
	1/1/2007 - 12/31/2009	97,500	325,000	812,500
	1/1/2006 - 12/31/2008	90,000	300,000	750,000

At its meeting on February 18, 2009, the Compensation and Pension Committee reviewed and certified the business results for the 2006-2008 performance period, and determined that no payments would be made for the 2006-2008 performance period, because the Company failed to achieve minimum attainments for 2008 operating income and market share. Although the Company’s return on invested capital for the three-year performance period exceeded that of its peer group in the S&P Technology Index, which would have resulted in funding awards at the threshold level, the Compensation and Pension Committee exercised negative discretion and decided not to fund the awards based on the current economic downturn.

Equity-Based Long-Term Incentive Compensation

The equity-based long-term incentive compensation opportunities fulfill the Company’s principle of paying for performance where the performance criteria are aligned with stockholder interests. The equity-based long-term incentive compensation opportunity is also intended to be a compensation component that supports the Company’s principle of providing total compensation opportunities that are market competitive and supportive of the Company’s strategy to attract, develop, motivate and retain outstanding talent upon which the successful conduct of its operations is largely dependent. The Company utilizes equity-based compensation to foster and promote the long-term financial success of the Company and to materially increase stockholder value by motivating superior performance by employees. By providing employees with an ownership interest, their interests are more closely aligned with those of the Company’s stockholders. Prior to 2009, the Company utilized stock options annually as a component of each Named Executive Officer’s long-term incentive compensation opportunity and granted restricted stock units to certain of the Named Executive Officers in select instances.

•	Stock Options. Stock option grant levels are determined based upon an evaluation of the peer group company data and the market survey data discussed above in the section entitled “Determining Executive Compensation,” values of prior option grants made to each Named Executive Officer, and an evaluation of the Named Executive Officer’s expected future contribution to business results.

In years that the Compensation and Pension Committee awards stock options, the Company performs an analysis using the Black-Scholes option pricing model to determine the number of options to grant to each of the Named Executive Officers that is market competitive, taking into consideration the value of the option grants that the individual has received in prior years. The CEO then makes a grant recommendation for each of the Named Executive Officers, other than himself, to the Compensation and Pension Committee based on this analysis and the individual’s expected future contribution to the business results. The Vice President of Human Resources makes a recommendation to the Compensation and Pension Committee for the CEO based on the competitive market data. The Compensation and Pension Committee is ultimately responsible for determining the number of options to be awarded and approving the grant.

After considering the Company’s 2007 performance and the cost and financial impact of equity awards, the CEO and Vice President of Human Resources made a recommendation to grant stock options in 2008, but with a reduced Black-Scholes value as compared to the prior year’s awards. The Compensation and Pension Committee requested that Pearl Meyer & Partners review management’s stock option recommendations and prepare an executive compensation competitive assessment report, comparing management’s recommendations to the competitive market data. At its meeting on February 20, 2008, the Compensation and Pension Committee reviewed the executive compensation competitive assessment report prepared by Pearl Meyer & Partners and the recommendations of the CEO and Vice President of Human Resources based on the analysis described above for each of the Named Executive Officers. Based on this review, the Compensation and Pension Committee approved a grant of stock options for each of the Named Executive Officers with the reductions in Black-Scholes value recommended by the CEO and Vice President of Human Resources. The following table shows the number of stock options awarded during the annual grant process and the Black-Scholes value of grants made to each of the Named Executive Officers since 2006.

Name	Year	Options Granted (#)	Black-Scholes Value ($)

P.J. Curlander	2008	175,000	$1,987,195
	2007	175,000	3,407,169
	2006	225,000	3,442,618
J.W. Gamble, Jr.	2008	46,000	522,348
	2007	45,000	876,129
	2006	60,000	918,031
P.A. Rooke	2008	46,000	522,348
	2007	45,000	876,129
	2006	60,000	918,031
M.S. Canning	2008	46,000	522,348
	2007	0	0
	2006	0	0
J.L Isbell	2008	37,000	420,150

Mr. Canning did not receive a grant of stock options during the annual grant process on either February 21, 2007 or February 22, 2006. Prior to his appointment as Vice President and President of PS&SD effective October 1, 2007, Mr. Canning received annual equity awards consistent with the type of equity award provided to other senior managers of the Company. At its meeting on February 21, 2007 and February 22, 2006, the Compensation and Pension Committee approved grants of 4,500 and 8,000 restricted stock units for Mr. Canning, respectively. In addition, the Compensation and Pension Committee approved a grant of 4,000 restricted stock units to Mr. Canning on December 1, 2006. The purpose of the grant was to provide an incentive to remain with the Company.

At its meeting on July 26, 2007, the Compensation and Pension Committee approved a grant of 25,000 stock options with a Black-Scholes value of $319,750 to each of Messrs. Rooke and Canning. The grants were in addition to the annual equity awards that each of them received in February 2007 and the primary purpose of the grant was in recognition of their new management appointments. In determining the value of the grant, the Compensation and Pension Committee solely considered the new responsibilities assumed by each of Messrs. Rooke and Canning.

Stock options are granted at not less than the closing market price of the Company’s Class A Common Stock on the grant date, vest ratably over a period of three years, and expire after ten years. Options granted to each of the Named Executive Officers since July 1999 contain a preferential vesting provision that provides for options to continue to vest for 24 months following retirement if at the time of the Named Executive Officer’s retirement the optionee has met certain age and/or service requirements and the optionee agrees to the cancellation of any option grant awarded within the 12 months prior to the retirement date. Stock options granted prior to February 2004 to certain executives and senior managers, including each of the Named Executive Officers, contain a feature that automatically awards a replacement (reload) option upon the exercise of options paid for with previously owned shares of Lexmark Class A Common Stock. All of the stock options with a reload feature held by Dr. Curlander, Messrs. Rooke and Canning, and Ms. Isbell are currently “underwater” or “out of the money” with exercise prices ranging between $50.08 and $111.50. Mr. Gamble has never been awarded any stock options with a reload feature. The final grant of stock options made by the Company to the Named Executive Officers that include reload features will expire on February 11, 2013, if not exercised.

•	Restricted Stock Units. The Compensation and Pension Committee believes that restricted stock units are an effective long-term incentive to retain employees. In addition, restricted stock units serve to align the interests of employees with the interests of stockholders by providing a means to acquire an equity ownership in the Company. The Compensation and Pension Committee has periodically awarded restricted stock units to select Company executives, including certain of the Named Executive Officers, at a grant value that the Compensation and Pension Committee believes is an appropriate and useful complement to other long-term awards to provide an incentive to remain with the Company. No restricted stock units were awarded to the Named Executive Officers in 2008.

On December 17, 2007, when the closing price of Common Stock was $32.85, the Compensation and Pension Committee approved a grant of 28,500 restricted stock units for each of Messrs. Gamble, Rooke, and Canning. The purpose of the grant was to provide an incentive to remain with the Company. In determining the value of the grant, the Compensation and Pension Committee weighed heavily the value of the prior unvested restricted stock unit grants awarded to Messrs. Gamble, Rooke, and Canning and considered the additional value required to serve as an effective retention tool. Approximately one-third of these restricted stock units vest on each of the second through fourth anniversaries of the date of grant.

On February 22, 2006 when the closing price of Common Stock was $48.05, the Compensation and Pension Committee approved a grant of 50,000 restricted stock units for Dr. Curlander. The primary purpose for the grant was to ensure that Dr. Curlander would continue his employment with the Company given that a prior restricted stock unit grant made to him in 2001 would be fully vested in 2007 and that he was then and currently is eligible for retirement under the Company’s retirement plan. In determining the value of the grant, the Compensation and Pension Committee weighed heavily the value of the prior restricted stock unit grant awarded to Dr. Curlander for retention purposes. The award is scheduled to vest in approximately equal installments upon the later of the achievement of a specified stock price for ten consecutive trading days or a vesting date applicable to each installment, as described in the following table. The terms of the award required that it would expire seven years after the grant date if the specified Common Stock price targets had not been achieved.

		Approximate Stock
	Specified Common	Price Appreciation
Installment	Stock Price Target	from Grant Date	Vesting Date

1	$60.00	25%	February 22, 2008
2	65.00	35	February 22, 2009
3	70.00	45	February 22, 2010

The $60.00 price target was achieved on October 20, 2006; the $65.00 price target was achieved on November 21, 2006; and the $70.00 price target was achieved on December 14, 2006. As a result, Dr. Curlander received 17,000 shares of Common Stock on February 22, 2008 and received 16,500 shares of Common Stock on February 22, 2009, and will receive 16,500 shares of Common Stock on February 22, 2010, subject to his continued employment with the Company.

Also, on February 22, 2006, the Compensation and Pension Committee approved the grant of restricted stock units to Mr. Rooke. The purpose of the grant was also to provide an incentive to remain with the Company. In determining the value of the grant, the Compensation and Pension Committee weighed heavily the value of the prior unvested restricted stock unit grants awarded to Mr. Rooke and considered the additional value required to serve as an effective retention tool. Approximately one-fifth of these restricted stock units vest on each of the second through sixth anniversaries of the date of grant. Mr. Rooke also received a grant of restricted stock units on February 25, 2004, of which approximately one-third vested on each of February 25, 2006 and 2008 (as described in the section entitled “Option Exercises and Stock Vested”) and one-third will vest on February 25, 2010.

•	2009 Long-Term Incentive Awards. On February 20, 2009, the Compensation and Pension Committee awarded each Named Executive Officer, other than Dr. Curlander, a long-term incentive opportunity comprised 60% of performance-based restricted stock units and 40% of time-based restricted stock units. The Compensation and Pension Committee believes that a long-term incentive opportunity comprised of a combination of performance-based and time-based restricted stock units will motivate the Named Executive Officers on the achievement of key performance goals, while maintaining a retention focus. The performance measure for the performance-based restricted stock units is return on net assets for fiscal year 2009, including restructuring amounts, but excluding cash.

In establishing the long-term incentive opportunity for 2009, the Compensation and Pension Committee targeted the 50th percentile, with a 20% reduction, based upon Pearl Meyer and Partners’ recommendation that market data will likely reveal similar reductions by the Company’s peer group and other technology companies for 2009. The Compensation and Pension Committee had intended to award Dr. Curlander an equity-based long-term incentive award for 2009. However, Dr. Curlander requested that the Committee not award a long-term incentive opportunity to him for 2009 in an effort to control costs during this current economic downturn, while allowing other individuals to receive awards. The Compensation and Pension Committee expects to consider Dr. Curlander for future long-term incentive awards.

•	Grant Practice of Equity-Based Awards. Equity-based awards are granted under the Lexmark International, Inc. Stock Incentive Plan, as Amended and Restated, and must be approved by the Compensation and Pension Committee. Grants of equity-based awards are generally effective on the date that the Compensation and Pension Committee approves the award. The Compensation and Pension Committee delegated authority to approve awards to each of the CEO and the Vice President of Human Resources, excluding grants made to Section 16 executive officers, on April 26, 2006. The terms of this delegation limit the type and size of each award and all awards in the aggregate made between meetings of the Compensation and Pension Committee and the CEO or Vice President of Human Resources is required to present a report of the equity-based awards that have been granted between each Compensation and Pension Committee meeting at the next regularly scheduled Compensation and Pension Committee meeting. No more than 60,000 shares may be granted between regularly-scheduled Compensation and Pension Committee meetings and no more than 15,000 shares may be granted to an individual pursuant to an equity-based award during such period.

Restricted stock grants are limited to a maximum value of $350,000 per individual and must include a vesting schedule of not less than three years. Stock option awards must vest over a period of not less than three years, must not have a term that exceeds ten years, and must not have an exercise price lower than the closing price of the Company’s stock on the grant date. Awards are granted on the first business day of the month following approval by the CEO or the Vice President of Human Resources.

Pay for Performance: Compensation Realized versus Compensation Opportunity for the Company’s CEO

The complexity of accounting standards and reporting requirements related to equity-based compensation has made it difficult for stockholders to assess the total compensation opportunity provided in a year and the amount realized relative to the opportunity for each of the Named Executive Officers. The amount of pay that is reported in the Summary Compensation Table can differ greatly from the amount of pay that is actually realized by a Named Executive Officer. The reason for this disparity is that the Summary Compensation Table includes equity awards that are valued based on the current year FAS 123R accounting expense. The Summary Compensation Table does not reflect the total current year equity grant value or gains realized in the current year. Consequently, the Compensation and Pension Committee does not believe the values presented in the Summary Compensation Table are the best measure of the total compensation opportunity or total compensation realized by the Named Executive Officers or how compensation correlates to Company performance.

To assess the correlation of a Named Executive Officer’s compensation and the performance of the Company, the Compensation and Pension Committee believes that a Named Executive Officer’s compensation should be analyzed by looking at the amount realized versus the total compensation opportunity and the correlation of such amounts to Company performance. Thus, the Compensation and Pension Committee has included an additional graph and table below, which reflects Dr. Curlander’s total compensation realized versus the total compensation opportunity during the last five years. To show the correlation to Company performance, the table also includes the change in total stockholder return and operating income per share over the same five-year period. Consistent with the Compensation and Pension Committee’s pay-for-performance philosophy, a significant portion of a Named Executive Officer’s total compensation opportunity is dependent upon the success of the Company. The amount realized by a Named Executive Officer, therefore, will have a direct correlation to the performance of the Company, as reflected in the graph and table below.

Consistent with the Compensation and Pension Committee’s philosophy of requiring a significant portion of an executive officer’s compensation be “at risk,” 83% or more of Dr. Curlander’s total compensation opportunity has been at risk in each of the last five years. Thus, Dr. Curlander would only receive the “at risk” compensation if the Company’s performance met pre-established goals in line with the Company’s strategic plan with respect to the short-term incentive compensation and long-term incentive compensation opportunities. Additionally, consistent with the Compensation and Pension Committee’s pay-for-performance philosophy of aligning performance criteria with stockholder interests, a significant portion of the equity component of a Named Executive Officer’s total compensation opportunity is only realized if the Company’s stock price increases. For each of the last five years (other than 2004) Dr. Curlander has realized less than 30% of his total compensation opportunity. Although the Company achieved certain performance objectives in 2004, Dr. Curlander has realized only 51% of his total compensation opportunity for 2004, reflecting that Dr. Curlander’s total compensation opportunity is dependent not only on the Company’s short-term performance, but also on the Company’s long-term performance. Because a significant portion of Dr. Curlander’s compensation is dependent upon the near-term and long-term success of the Company, the amount realized by Dr. Curlander in relation to his total compensation opportunity increases or decreases as Company performance increases or decreases.

The following chart, which is supplemented by the table that follows, illustrates the compensation opportunity provided and the portion of that amount that was realized by Dr. Curlander for each of the last five years.

The table below sets forth Dr. Curlander’s total compensation opportunity by compensation component versus the amount he realized for each component during each of the last five years.

CEO Compensation Opportunity

	2004	2005	2006	2007	2008

Opportunity
Base	$950,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000
Annual Bonus	950,000	1,040,000	1,040,000	1,200,000	1,200,000
LTIP	1,425,000	1,575,000	1,575,000	1,700,000	1,700,000
Stock Option Grants(1)	2,458,035	2,636,985	3,442,618	3,407,169	1,987,195
RSU Grants	0	0	2,066,554	0	0

Total Opportunity	$5,783,035	$6,251,985	$9,124,172	$7,307,169	$5,887,195

% at Risk	84%	84%	89%	86%	83%
Actual Received
Base	$950,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000
Annual Bonus	1,410,382	160,000	1,048,320	0	335,880
LTIP	598,500	590,625	0	TBD	TBD
Stock Option Grants(2)	0	0	0	0	0
RSU Grants(3)	0	0	556,410	0	0

Total Received as of 12/31/2008	$2,958,882	$1,750,625	$2,604,730	$1,000,000	$1,335,880

% Received as of 12/31/2008	51%	28%	29%	14%	23%

(1)	Amount reported reflects the Black-Scholes value of stock options awarded to Dr. Curlander in the relevant year. The Black-Scholes value reported as the opportunity in 2006 does not include the Black-Scholes value of reload stock options that Dr. Curlander received in 2006, which relate to stock options Dr. Curlander received prior to the five-year period reported above.

(2)	All of the stock options granted to Dr. Curlander between 2004 and 2008 are “underwater” with exercise prices ranging from $33.26 to $84.80 per share. Consequently, Dr. Curlander has not exercised any of the options granted to him between 2004 and 2008. Thus, he has not realized any compensation with respect to stock options granted to him during the past five years. Although all of Dr. Curlander’s stock options granted between 2004 through 2008 are “underwater,” the stock options granted have a Black-Scholes value of $4,561,319 as of December 31, 2008, compared to the grant date value of $13,932,002. However, the stock price would have to reach approximately $53 per share before Dr. Curlander would fully realize the current Black-Scholes value of $4,561,319. The Black-Scholes value was calculated by Mercer Human Resources Consulting applying the following assumptions: expected dividend yield — none; expected stock price volatility — 34.96% for the 2004 option grant, 33.68% for the 2005 option grant, 33.86% for the 2006 option grant, 35.36% for the 2007 option grant, and 42.15% for the 2008 option grant; risk-free interest rate — 1.44% for the 2004 option grant, 1.65% for the 2005 option grant, 1.80% for the 2006 option grant, 1.94% for the 2007 option grant, and 2.07% for the 2008 option grant; and expected life of the options — the remaining contractual term less six months. The grant date value assumptions are set forth in footnote 3 of the “Grants of Plan-Based Awards” table.

(3)	On February 22, 2006, Dr. Curlander received an award of 50,000 performance-based restricted stock units. The award agreement provides that the restricted stock units shall become vested and the shares of Company Stock will be distributed upon the later of both (i) the achievement of specified stock prices for ten consecutive trading days and (ii) the second, third and fourth anniversaries of the grant date. Because the performance measures were first achieved in 2006, the restricted stock units shall become vested in approximately equal amounts on the second, third and fourth anniversaries of the grant date. Thus, 17,000 restricted stock units became vested on February 22, 2008, 16,500 restricted stock units became vested on February 22, 2009, and the remaining 16,500 restricted stock units will become vested on February 22, 2010, provided Dr. Curlander is employed by the Company on such vesting dates. Based on the closing price of the Company’s Class A Common Stock on December 31, 2008, the unvested restricted stock units have an unrealized value of $887,700.

Retirement Plans and Other Benefits

The Company provides retirement and other benefit plans in which qualified employees, including each of the Named Executive Officers, are eligible to participate. Each plan is designed to offer competitive benefits in order to attract and retain talent and is described in detail as follows:

•	Defined Benefit Retirement Plans. All employees in the United States, including each of the Named Executive Officers, were eligible to participate in the Lexmark Retirement Growth Account Plan. The plan is a cash balance defined benefit plan under which benefit accruals were frozen effective April 3, 2006. To the extent that a participant’s eligible compensation was not considered under the Lexmark Retirement Growth Account Plan due to the Internal Revenue Code Section 401(a)(17) limit, the Company maintains a non-qualified, unfunded, noncontributory plan known as the Lexmark Nonqualified Supplemental Retirement Plan. This plan provides for the same benefits that would have been provided under the cash balance defined benefit plan without such limitation. Benefit accruals under the Lexmark Nonqualified Supplemental Retirement Plan were frozen as a result of the Company’s actions to freeze benefits under the Lexmark Retirement Growth Account Plan. A description of the Lexmark Retirement Growth Account Plan and the Lexmark Nonqualified Supplemental Retirement Plan follows the “Pension Benefits” table.

•	Defined Contribution Plans. The Lexmark Savings Plan is a tax-favored 401(k) plan that allows eligible employees, including each of the Named Executive Officers, to contribute on a pre-tax basis up to 50% of eligible compensation, as defined in the plan, subject to Internal Revenue Code limitations ($15,500 for pre-tax contributions and $5,000 for catch-up contributions in 2008). Through April 3, 2006, the Company matched each employee’s contribution at a rate of 50% up to 6% of the employee’s eligible compensation. Effective April 3, 2006, the Company changed to an automatic Company contribution of 1% of each employee’s eligible compensation and a Company matching contribution of up to 5% of the employee’s eligible compensation.

•	Supplemental Deferred Compensation Plan. The Lexmark Supplemental Savings and Deferred Compensation Plan allows eligible employees, including each of the Named Executive Officers, to defer up to

100% of eligible compensation in excess of the Internal Revenue Code Section 401(a)(17) limit ($230,000 in 2008) and to receive a Company matching contribution of up to 6% of the participant’s eligible excess compensation. A description of the Lexmark Supplemental Savings and Deferred Compensation Plan follows the “Non-Qualified Deferred Compensation” table.

•	Deferred Stock Units. The Lexmark International, Inc. Stock Incentive Plan entitles a participant, including each of the Named Executive Officers, to elect to defer receipt of all or a portion of his annual incentive compensation, and receive an award of deferred stock units. These deferred stock units are fully vested at all times and settle on the earlier of the fifth anniversary of the grant date or the termination date due to retirement (subject to a six-month delay as required under Internal Revenue Code Section 409A), death or disability. The participant also receives an additional award of supplemental deferred stock units upon deferral with a value equal to 20% of the compensation deferred. These supplemental deferred stock units vest and settle on the fifth anniversary of the date that the compensation deferred would otherwise have been paid, subject to continued employment from the date of deferral through the settlement date. Supplemental deferred stock units will vest and settle in full upon termination of employment due to death or disability.

•	Health and Welfare Benefits. Each of the Named Executive Officers are eligible to participate in the same health and welfare benefit plans that are available to all eligible employees of the Company.

Termination and Change in Control Agreements

Effective November 1, 2008, the Company entered into new change in control agreements with each of the Named Executive Officers. The new agreements, which replaced existing change in control agreements, were prepared primarily to comply with the requirements of Internal Revenue Code Section 409A and the regulations issued thereunder. The terms and conditions of the new change in control agreements are substantially similar to the agreements they replace. The Compensation and Pension Committee believes that these agreements are in the best interest of the Company and its stockholders to ensure the continued focus and dedication of each Named Executive Officer to the business of the Company without the distraction or personal financial concern if the Company were to be acquired by another company. These agreements ensure that the Named Executive Officers will continue to perform services on behalf of the Company when a change in control is pending, and protects the Named Executive Officers against the potential loss of their positions following a change in control. These agreements provide certain severance benefits only upon a double trigger, meaning severance benefits will only be paid to a Named Executive Officer if the following two events occur: (i) a change in control of the Company, and (ii) within 12 months prior to a change in control, the Named Executive Officer’s employment is terminated by the Company in connection with or in anticipation of the Change in Control, or within 24 months following the change in control of the Company, the Named Executive Officer’s employment is terminated by the Company without “cause” or by the Named Executive Officer with “good reason.” A description of the material terms and potential payments provided under the change in control agreements for each of the Named Executive Officers follows the “Termination and Change in Control Payments” table.

In addition, effective November 1, 2008, the Company entered into new two-year employment agreements with each of the Named Executive Officers that provide severance benefits upon an involuntary termination of employment or a voluntary termination by a Named Executive Officer with “good reason.” The new agreements, which replaced existing employment agreements, were prepared primarily to comply with the requirements under Internal Revenue Code Section 409A and the regulations issued thereunder, and to eliminate automatic renewal provisions. The terms and conditions of the new employment agreements are substantially similar to the agreements they replace. The Compensation and Pension Committee believes that the severance benefits offered under the employment agreements represent a significant component of each Named Executive Officer’s total compensation package, are market competitive and not excessive, and are essential to the Company’s ability to attract and retain key executive officers. The benefits offered under the employment agreements allow the executives to continue to focus their efforts and attention on the Company’s business operations and execution of the Company’s strategic plan. A description of the material terms and the payments provided under the employment agreements for each of the Named Executive Officers follows the “Termination and Change in Control Payments” table.

Perquisites

The Company provides each of the Named Executive Officers with perquisites that the Company and the Compensation and Pension Committee believe are reasonable, not excessive, and consistent with its overall compensation philosophy.

Each of the Named Executive Officers is entitled to financial planning assistance and can receive up to $5,000 ($10,000 for Dr. Curlander) annually in reimbursement for qualified payments towards financial planning. Amounts not used in previous years can be carried forward, up to a maximum of $15,000, for use in subsequent years. Reimbursements for financial planning are reported on a cash basis and are eligible for a tax gross-up payment. At its meeting on February 18, 2009, the Compensation and Pension Committee agreed to discontinue offering a tax gross-up payment for the reimbursement of financial planning expenses.

In addition, Dr. Curlander’s spouse may accompany him on the Company aircraft when he is traveling for business and there is no incremental cost to the Company.

Stock Ownership

The Compensation and Pension Committee believes in aligning the interests of executive officers with the long-term interests of stockholders. Consistent with this philosophy, the Compensation and Pension Committee recommended, and the Board approved, stock ownership guidelines for certain executive officers, including each of the Named Executive Officers. These guidelines require that until the ownership goal is reached, each of the Named Executive Officers must retain a percentage of after tax net shares on the exercise of any stock options and the vesting of restricted stock units. That percentage is 100% for Dr. Curlander and 50% for each of the other Named Executive Officers. The guideline requires Dr. Curlander to hold a minimum of five times base salary and each of the other Named Executive Officers to hold a minimum of three times base salary in value of the Company’s Class A Common Stock. The Compensation and Pension Committee annually reviews the actual stock ownership of each Named Executive Officer compared to his or her stock ownership guideline. Information on the number of stock options, restricted stock units and vested deferred stock units is also presented to the Compensation and Pension Committee during the review of stock ownership.

Tally Sheets

The Compensation and Pension Committee annually reviews tally sheets that set forth the total annual compensation for each of the Named Executive Officers and certain other executive officers. The Compensation and Pension Committee believes that tally sheets are important to maintain visibility to amounts realized by each of the Named Executive Officers annually under various termination and change in control scenarios. The tally sheets include the dollar amount that would be realized by the executive officer under four termination and change in control scenarios. These scenarios include voluntary termination (including retirement), involuntary termination without cause or voluntary termination by the employee for good reason, change in control without a termination of employment, and termination following a change in control.

Executive Compensation Recovery Policy

In February 2009, the Compensation and Pension Committee and the Corporate Governance and Public Policy Committee recommended to the Board of Directors the adoption of an Executive Compensation Recovery Policy that is applicable to certain employees, including each of the Named Executive Officers. The Board of Directors adopted the policy on February 19, 2009, and it applies to all incentive compensation and equity awards granted after such date. Under the Executive Compensation Recovery Policy, if a Covered Employee’s fraud, gross negligence or intentional misconduct causes the Company to restate all or a portion of its financial information that has been filed with the Securities and Exchange Commission, the Company, to the extent permitted by applicable law, shall be able to recoup certain payments from the Covered Employee, who engaged in the prohibited conduct, and from certain other executive officers, including each of the Named Executive Officers, who benefited from such misconduct. With respect to a Covered Employee who engages in the prohibited conduct requiring a restatement of financial information, the Company shall recoup (i) 100% of the incentive compensation (annual bonuses, long-term incentive compensation, and performance-based equity awards) paid to the Covered Employee during the period beginning at the time of the initial public disclosure of the misstated financial information and ending 12 months following the date of the initial filing of any financial statement that must be restated (the “Recovery Period”), and (ii) 100% of the gains realized by the Covered Employee from the vesting and settlement of any restricted stock unit or other equity award or the vesting or exercise of any stock option, the sale of any stock acquired pursuant to the vesting and settlement of any restricted stock unit or any other equity award or the vesting and exercise of any stock option, and all cash awards granted under the Company’s equity incentive plans. In addition, the Policy requires the Covered Employee to forfeit any vested and unvested stock options, restricted stock units and any other equity awards. With respect to certain other Covered Employees, including each Named Executive Officer, who benefits from the misconduct, the Policy provides that the Company may recoup from such Covered Employees the excess incentive compensation paid during the Recovery Period over the amount that would have been paid if the financial information had been correctly reported.

In addition, each stock option agreement and restricted stock unit agreement awarded to employees of the Company, including each Named Executive Officer, provides that if the employee violates the non-compete, non-interference, non-disparagement, or non-disclosure restrictions set forth in the agreement or otherwise acts against the best interests of the Company, the employee shall (i) forfeit any unexercised portion of the stock option or unvested portion of the restricted stock unit; and (ii) repay to the Company an amount equal to the stock option gains or the income realized upon vesting of the restricted stock units within 18 months preceding the earlier of the violation of one of the restrictions or the termination of the employee’s employment through the later of 18 months following the violation of one of the restrictions or such period of time it takes the Company to discover the violation.

COMPENSATION COMMITTEE REPORT

The Compensation and Pension Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the review and discussions with management, the Compensation and Pension Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

William R. Fields, Chair
Stephen R. Hardis
Kathi P. Seifert

EXECUTIVE COMPENSATION

The information set forth below describes the components of the total compensation of each of the Named Executive Officers. The Named Executive Officers are determined based on 2008 total compensation excluding the change in pension value and nonqualified deferred compensation earnings, as disclosed in the Summary Compensation Table. Also described below are the contracts, plans, and arrangements providing for payments to each of the Named Executive Officers in connection with a termination of the Named Executive Officer, a change in control of the Company or certain changes in the Named Executive Officer’s responsibilities.

The following table sets forth the compensation earned by each of the Named Executive Officers for all services rendered to the Company and its subsidiaries during the year ended December 31, 2008.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All
Name and Principal		Salary	Bonus	Awards ($)	Awards ($)	Compensation ($)	Earnings	Other	Total
Position	Year	($)	($)	(1)	(2)	(3)	($)(4)	Compensation ($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

P.J. Curlander	2008	$1,007,692	$0	$443,505	$2,383,291	$335,880	$0	$75,787	$4,246,155
Chairman and Chief Executive	2007	1,003,846	0	826,196	5,581,173	590,625	0	180,561	8,182,401
Officer	2006	1,000,000	0	1,064,050	6,321,152	1,646,820	0	23,992	10,056,014

J.W. Gamble, Jr.	2008	498,808	0	315,312	873,333	127,680	866	32,077	1,848,076
Executive Vice President and	2007	489,115	0	90,862	733,585	265,962	2,074	61,345	1,642,943
Chief Financial Officer	2006	450,000	0	81,256	390,831	343,575	5,508	119,010	1,390,180

P.A. Rooke	2008	574,385	0	516,505	912,735	319,388	42,645	47,650	2,413,308
Executive Vice President and	2007	565,269	0	292,055	1,286,724	430,071	14,446	79,583	2,668,148
Division President	2006	530,000	0	264,791	1,360,837	633,833	9,262	9,154	2,807,877

M.S. Canning	2008	453,461	0	543,633	266,126	129,780	7,373	33,296	1,433,669
Vice President and	2007	404,135	0	390,616	135,131	209,815	26,101	45,202	1,211,000
Division President	2006	366,539	0	216,649	309,152	305,027	6,486	9,274	1,213,127

J.L. Isbell	2008	337,577	0	0	470,485	80,608	23,934	33,662	946,266
Vice President of Human Resources

(1)	Consists of the dollar amount recognized with respect to restricted stock units for financial statement reporting purposes during fiscal years ending December 31, 2008, December 31, 2007, and December 31, 2006, respectively, in accordance with FAS 123R. Except for the grant made to Dr. Curlander on February 22, 2006, restricted stock units are valued by multiplying the number of units granted by the closing price of a share of Class A Common Stock on the grant date. The restricted stock units granted to Dr. Curlander on February 22, 2006 were valued by Mercer Human Resource Consulting using the binomial valuation model. The binomial model relies on the term structure of forward risk-free interest rates. This input is based on the yield of U.S. Treasury STRIPS on the valuation date. An annual volatility estimate of 30% was used in the calculation. The expense for all restricted stock unit awards is amortized over the vesting period. For 2008, the values in the table reflect restricted stock units granted between February 25, 2004 and December 17, 2007 at a stock price that ranged from $32.85 to $81.04, and have vesting periods that range from three to six years. For 2007, the values in the table reflect restricted stock units granted between February 21, 2001 and December 17, 2007 at a stock price that ranged from $32.85 to $81.04, and have vesting periods that range from three to six years. For 2006, the values in the table reflect restricted stock units granted between February 21, 2001 and February 22, 2006 at a stock price that ranged from $40.94 to $81.04, and have vesting periods that range from three to six years.

(2)	Consists of the dollar amount recognized with respect to stock options for financial statement reporting purposes during fiscal year ending December 31, 2008, December 31, 2007, and December 31, 2006, respectively, in accordance with FAS 123R. For 2008, the values in the table reflect stock options granted between February 11, 2003 and February 20, 2008. For 2007, the values in the table reflect stock options granted between February 20, 2002 and July 26, 2007. For 2006, the values in the table reflect stock options granted between February 21, 2001 and November 30, 2006. Assumptions used in the calculation of these awards are disclosed in the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission as detailed in the table that follows.

	Fiscal Year	Note to
	End of Audited	Consolidated	Filing Date of
	Financial	Financial	Annual Report on
Year of Grant	Statements	Statements	Form 10-K

2001	December 31, 2001	13	March 19, 2002
2002	December 31, 2002	12	March 14, 2003
2003	December 31, 2003	12	March 12, 2004
2004	December 31, 2004	12	March 9, 2005
2005	December 31, 2005	12	March 8, 2006
2006	December 31, 2006	3	February 28, 2007
2007	December 31, 2007	4	February 27, 2008
2008	December 31, 2008	5	February 27, 2009

(3)	For 2008, consists of annual incentive compensation under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan for the fiscal year ending December 31, 2008. No payments were made under the 2006-2008 Long-Term Incentive Plan.

For 2007, consists of annual incentive compensation under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan for the fiscal year ending December 31, 2007 and the payment under the 2005-2007 Long-Term Incentive Plan as detailed in the table that follows.

	2007	2005-2007	Total Non-Equity
	Annual Incentive	Long-Term	Incentive Plan
Name	Compensation	Incentive Plan	Compensation

P.J. Curlander	$0	$590,625	$590,625
J.W. Gamble, Jr.	50,337	215,625	265,962
P.A. Rooke	186,321	243,750	430,071
M.S. Canning	97,315	112,500	209,815

For 2006, consists of annual incentive compensation under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan for the fiscal year ending December 31, 2006 and the payment under the 2004-2006 Long-Term Incentive Plan as detailed in the table that follows.

	2006	2004-2006	Total Non-Equity
	Annual Incentive	Long-Term	Incentive Plan
Name	Compensation	Incentive Plan	Compensation

P.J. Curlander	$1,048,320	$598,500	$1,646,820
J.W. Gamble, Jr.	343,575	0	343,575
P.A. Rooke	381,833	252,000	633,833
M.S. Canning	200,027	105,000	305,027

(4)	Consists of the change in pension value during 2008, 2007 and 2006, respectively, under the Lexmark Retirement Growth Account Plan and the Lexmark Nonqualified Supplemental Retirement Plan. See the section entitled “Pension Benefits” for a description of these plans. Lexmark does not pay above-market or preferential earnings on nonqualified deferred compensation.

(5)	For 2008, the following table contains a breakdown of the value of compensation and benefits included in the column entitled “All Other Compensation.”

				Matching
				Contribution
				under the
			Matching	Supplemental
	Financial	Tax Gross-Up	Contribution under	Deferred
	Planning	for Financial	the Lexmark	Compensation
Name	Reimbursement	Planning	Savings Plan	Plan	Other		Total

P.J. Curlander	$10,260	$5,573	$13,800	$46,154	$0	(a)	$75,787
J.W. Gamble, Jr.	0	0	13,800	18,277	0		32,077
P.A. Rooke	1,483	788	13,800	31,579	0		47,650
M.S. Canning	525	279	13,800	18,692	0		33,296
J.L. Isbell	6,459	3,833	13,800	8,268	1,302	(b)	33,662

(a)	During 2008, Dr. Curlander’s spouse accompanied him on three business trips on the corporate aircraft at no incremental cost to the Company. Dr. Curlander is taxed on the imputed income attributable to such personal use ($2,688, as calculated using the Standard Industry Fare Level (SIFL) rates) and does not receive tax assistance from the Company with respect to this amount.

(b)	During 2008, Ms. Isbell received reimbursement in the amount of $400 under the Company’s Live for Life health and fitness reimbursement program. In addition, Ms. Isbell received an award of $625 for 25 years of service with the Company and a tax gross-up for such award in the amount of $277. These programs are offered on the same terms to all employees.

For 2007, the following table contains a breakdown of the value of compensation and benefits included in the column entitled “All Other Compensation.”

				Matching	Matching
				Contribution	Contribution
				under 2006	under 2007
			Matching	Supplemental	Supplemental
	Financial	Tax Gross-Up	Contribution under	Deferred	Deferred
	Planning	for Financial	the Lexmark	Compensation	Compensation
Name	Reimbursement	Planning	Savings Plan	Plan(a)	Plan	Other		Total

P.J. Curlander	$10,411	$5,655	$11,250	$43,846	$109,399	$0	(b)	$180,561
J.W. Gamble, Jr.	0	0	11,250	13,800	36,295	0		61,345
P.A. Rooke	1,515	805	11,250	22,865	43,148	0		79,583
M.S. Canning	0	0	11,250	11,093	22,859	0		45,202

(a)	Reflects a transitional contribution made in 2007 equal to 6% of 2006 compensation in excess of limits defined by IRC Section 401(a)(17) ($220,000 in 2006) less the amount of any deemed contribution credit to the Lexmark Nonqualified Supplemental Retirement Plan for the 2006 Plan Year.

(b)	During 2007, Dr. Curlander’s spouse accompanied him on five business trips on the corporate aircraft at no incremental cost to the Company. Dr. Curlander is taxed on the imputed income attributable to such personal use ($3,172, as calculated using the Standard Industry Fare Level (SIFL) rates) and does not receive tax assistance from the Company with respect to this amount.

For 2006, the following table contains a breakdown of the value of compensation and benefits included in the column entitled “All Other Compensation.”

			Matching
	Financial	Tax Gross-Up	Contribution under
	Planning	for Financial	the Lexmark
Name	Reimbursement	Planning	Savings Plan	Other		Total

P.J. Curlander	$10,946	$5,946	$6,600	$500	(a)(b)	$23,992
J.W. Gamble, Jr.	0	0	8,354	110,656	(c)	119,010
P.A. Rooke	1,749	929	6,476	0		9,154
M.S. Canning	0	0	9,274	0		9,274

(a)	Includes the fee in the amount of $500 paid by the Company for a security assessment of Dr. Curlander’s personal residence.

(b)	During 2006, Dr. Curlander’s spouse accompanied him on one business trip on the corporate aircraft at no incremental cost to the Company. Dr. Curlander is taxed on the imputed income attributable to such personal use ($837.33, as calculated using the Standard Industry Fare Level (SIFL) rates) and does not receive tax assistance from the Company with respect to this amount.

(c)	Consists of expenses related to Mr. Gamble’s relocation in the amount of $83,894 and a tax gross-up of $26,762.

GRANTS OF PLAN-BASED AWARDS

									All Other
								All Other	Option
								Stock	Awards:		Grant Date
								Awards:	Number of	Exercise or	Fair Value
					Estimated Future Payouts Under			Number of	Securities	Base Price	of Stock
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			Shares of	Underlying	of Option	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Options (#)	Awards	Awards ($)
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	Units (#)	(2)	($/Sh)	(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

P.J. Curlander	—	$300,000	$1,200,000	$2,400,000
	—	510,000	1,700,000	3,400,000
	02/20/2008								175,000	$33.26	$1,987,195
J.W. Gamble, Jr.	—	148,500	371,250	742,500
	—	210,000	700,000	1,400,000
	02/20/2008								46,000	$33.26	$522,348
P.A. Rooke	—	171,000	570,000	997,500
	—	285,000	950,000	1,900,000
	02/20/2008								46,000	$33.26	$522,348
M.S. Canning	—	135,000	315,000	630,000
	—	180,000	600,000	1,200,000
	02/20/2008								46,000	$33.26	$522,348
J.L. Isbell	—	100,500	217,750	435,500
	—	102,000	340,000	680,000
	02/20/2008								37,000	$33.26	$420,150

(1)	The award opportunity for the 2008 performance period for each Named Executive Officer under the Lexmark International, Inc. Senior Executive Incentive Compensation Plan (“SEICP”) is 0.6% of the Company’s Operating Income, which may be reduced by the Compensation and Pension Committee of the Board of Directors, in its sole discretion, based on any factors it deems reasonable. For 2008, the Compensation and Pension Committee has determined that annual incentive awards may be subject to reduction based on the factors set forth in the Company’s 2008 Incentive Compensation Plan. Based on those possible reduction factors, the first row for each Named Executive Officer in this column, entitled “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” consists of potential future payments of annual incentive compensation with respect to fiscal year 2008 under the SEICP. The second row consists of potential future payments under the 2008-2010 Long-Term Incentive Plan.

(2)	Stock option awards in 2008 are granted under the Lexmark International, Inc. Stock Incentive Plan. Each option permits the optionee to (i) pay for the exercise price with previously owned shares of Class A Common

Stock and (ii) satisfy tax-withholding obligations with shares acquired upon exercise. The material terms and vesting schedule of stock options granted in 2008 are as follows:

Grant Type	Grant Date	Vesting Schedule	Term	Exercise Price

Nonqualified Stock Option	2/20/2008	Vest and become exercisable in three approximately equal installments (34%, 33%, 33%), commencing on 2/20/2009	10 years	Closing stock price of a share of Class A Common Stock on the grant date

(3)	The grant date fair value for stock options was established using the Black-Scholes stock option valuation model. Assumptions used to calculate the grant date fair value of options granted during 2008 were in accordance with SFAS 123R, as follows:

a.	Expected Volatility — The standard deviation of the weekly closing stock price over a 4.9 year period immediately preceding the grant date. The volatility used in the calculations was 33.39%.

b.	Risk-Free Interest Rate — The rate available at the time the grant was made on zero-coupon U.S. Government issues with a remaining term equal to the expected life. The risk-free interest rate used in the calculations was 2.99%.

c.	Dividend Yield — The expected dividend yield was 0% based on the historical dividend yield.

d.	Expected Life — The expected life of grants was 4.9 years.

Employment Agreements

On November 1, 2008, the Company entered into a new form of employment agreement with each of Dr. Curlander, Messrs. Gamble, Rooke, and Canning, and Ms. Isbell. The new form of employment agreement was prepared primarily to comply with Section 409A of the Internal Revenue Code and the regulations issued thereunder and to eliminate the automatic renewal provisions provided in the prior form of employment agreement. The terms and conditions of the new form of employment agreement are substantially similar to the prior form of employment agreement. The new form of employment agreement provides for a fixed term of employment commencing on November 1, 2008 and ending on October 31, 2010. Thereafter, each Named Executive Officer’s employment shall continue at will. A description of the material terms and the payments provided for under the employment agreements for each of the Named Executive Officers is detailed in the section entitled “Termination and Change in Control Payments.”

Indemnification Agreements

The Company has entered into indemnification agreements with each of Dr. Curlander, Messrs. Gamble, Rooke, and Canning, and Ms. Isbell, which require the Company to indemnify them against certain liabilities that may arise as a result of their status or service as directors and/or officers of the Company and its subsidiaries. The indemnification protection commences on the date of the agreement and continues through the later of ten years after the Named Executive Officer’s termination of employment or the final termination of any Proceeding, as defined in the agreement, then pending in which the Named Executive Officer is granted rights of indemnification or advancement of expenses or any Proceeding commenced by Executive seeking indemnification or payment of expenses.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards							Stock Awards
												Equity
												Incentive
											Equity	Plan Awards:
					Equity						Incentive	Market or
					Incentive						Plan	Payout
	Number				Plan Awards:					Market	Awards:	Value of
	of		Number of		Number of			Number of		Value of	Number of	Unearned
	Securities		Securities		Securities			Shares or		Shares or	Unearned	Shares,
	Underlying		Underlying		Underlying			Units of		Units of	Shares, Units or	Units or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That		Stock That	Other Rights	Rights That
	Options		Options		Unearned	Exercise	Option	Have Not		Have Not	That Have Not	Have
	(#)		(#)		Options	Price	Expiration	Vested		Vested (1)	Vested	Not Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)	(#)	($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

P. J. Curlander	94,500	(2)(3)	—			$52.3438	02/11/2009	33,000	(4)	$887,700
	120,000	(5)(3)	—			52.3438	02/11/2009
	—		110,000	(6)		109.4375	02/07/2010
	110,000	(7)	—			109.4375	02/07/2010
	150,000	(8)	—			50.0800	02/21/2011
	150,000	(9)	—			50.4800	02/20/2012
	150,000	(10)	—			58.4200	02/11/2013
	150,000	(11)	—			81.0400	02/25/2014
	150,000	(12)	—			84.8000	02/09/2015
	150,750	(13)	74,250	(13)		48.0500	02/22/2016
	59,500	(14)	115,500	(14)		63.1100	02/21/2017
	—		175,000	(15)		33.2600	02/20/2018
J.W. Gamble, Jr.	50,000	(16)	—			40.9400	10/26/2015	1,985	(17)	53,397
	40,200	(13)	19,800	(13)		48.0500	02/22/2016	28,500	(18)	766,650
	15,300	(14)	29,700	(14)		63.1100	2/21/2017
	—		46,000	(15)		33.2600	02/20/2018
P.A. Rooke	—		25,000	(6)		109.4375	02/07/2010	3,960	(19)	106,524
	25,000	(7)	—			109.4375	02/07/2010	12,000	(20)	322,800
	18,800	(8)	—			50.0800	02/21/2011	28,500	(18)	766,650
	39,700	(9)	—			50.4800	02/20/2012
	12,000	(21)	—			59.4200	10/31/2012
	37,600	(10)	—			58.4200	02/11/2013
	12,180	(22)(3)	—			75.6400	02/11/2009
	19,804	(23)(3)	—			80.8800	02/11/2009
	47,000	(11)	—			81.0400	02/25/2014
	2,483	(24)(3)	—			92.7600	02/11/2009
	678	(24)	—			92.7600	02/11/2013
	7,512	(25)	—			80.0100	02/21/2011
	2,228	(25)	—			80.0100	10/31/2012
	6,079	(25)	—			80.0100	02/11/2013
	9,734	(26)	—			83.3500	02/21/2011
	4,422	(26)	—			83.3500	02/20/2012
	47,000	(12)	—			84.8000	02/09/2015
	40,200	(13)	19,800	(13)		48.0500	02/22/2016
	15,300	(14)	29,700	(14)		63.1100	02/21/2017
	8,500	(27)	16,500	(27)		42.2100	07/26/2017
	—		46,000	(15)		33.2600	02/20/2018

	Option Awards							Stock Awards
												Equity
												Incentive
											Equity	Plan Awards:
					Equity						Incentive	Market or
					Incentive						Plan	Payout
	Number				Plan Awards:					Market	Awards:	Value of
	of		Number of		Number of			Number of		Value of	Number of	Unearned
	Securities		Securities		Securities			Shares or		Shares or	Unearned	Shares,
	Underlying		Underlying		Underlying			Units of		Units of	Shares, Units or	Units or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That		Stock That	Other Rights	Rights That
	Options		Options		Unearned	Exercise	Option	Have Not		Have Not	That Have Not	Have
	(#)		(#)		Options	Price	Expiration	Vested		Vested (1)	Vested	Not Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)	(#)	($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

M.S. Canning	8,000	(7)	—			$109.4375	02/07/2010	4,000	(28)	$107,600
	—		8,000	(29)		111.5000	04/26/2010	2,000	(30)	53,800
	3,000	(9)	—			50.4800	02/20/2012	4,500	(31)	121,050
	12,000	(10)	—			58.4200	02/11/2013	28,500	(18)	766,650
	8,086	(32)(33)	—			77.5000	02/08/2009
	3,556	(34)	—			84.5000	02/21/2011
	1,793	(34)	—			84.5000	02/20/2012
	1,937	(23)(33)	—			80.8800	02/08/2009
	1,858	(23)	—			80.8800	02/21/2011
	1,873	(23)	—			80.8800	02/20/2012
	2,167	(23)	—			80.8800	02/11/2013
	18,000	(35)	—			81.0400	02/25/2014
	18,000	(36)	—			84.8000	02/09/2015
	4,572	(37)	—			65.7300	02/21/2011
	4,608	(37)	—			65.7300	02/20/2012
	8,500	(27)	16,500	(27)		42.2100	07/26/2017
	—		46,000	(15)		33.2600	02/20/2018
J.L. Isbell	5,500	(7)	—			109.4375	02/07/2010
	5,200	(8)	—			50.0800	02/21/2011
	9,000	(9)	—			50.4800	02/20/2012
	20,000	(10)	—			58.4200	02/11/2013
	3,092	(38)	—			72.9000	02/21/2011
	452	(39)(3)	—			78.8400	02/11/2009
	445	(39)	—			78.8400	02/21/2011
	1,921	(39)	—			78.8400	02/20/2012
	25,000	(11)	—			81.0400	02/25/2014
	968	(40)(3)	—			86.5800	02/11/2009
	1,504	(40)	—			86.5800	02/21/2011
	1,750	(40)	—			86.5800	02/20/2012
	3,374	(40)	—			86.5800	02/11/2013
	3,459	(40)(3)	—			86.5800	02/11/2009
	25,000	(12)	—			84.8000	02/09/2015
	21,440	(13)	10,560	(13)		48.0500	02/22/2016
	8,160	(14)	15,840	(14)		63.1100	02/21/2017
	—		37,000	(15)		33.2600	02/20/2018

(1)	Based on the closing price of Lexmark Class A Common Stock on December 31, 2008 ($26.90).

(2)	Consists of stock options granted February 11, 1999 in connection with the 1997-2000 Long-Term Incentive Plan. Maximum performance objectives were attained; therefore, the options vested on February 11, 2000 and became exercisable on February 11, 2002.

(3)	These stock options expired unexercised on February 11, 2009.

(4)	Consists of restricted stock units from the February 22, 2006 grant of 50,000 restricted stock units. The award is scheduled to vest and settle in three approximately equal installments (34%, 33%, 33%) on the later of the achievement of a specified stock price for ten consecutive trading days or a vesting date applicable to each installment. Since each stock price target has been achieved, 17,000 of the units vested and settled on February 22, 2008, 16,500 units vested and settled on February 22, 2009, and 16,500 units are scheduled to vest and settle on February 22, 2010. Refer to the Compensation Discussion and Analysis section entitled “Equity-Based Long-Term Incentive Compensation” for a further description of this award.

(5)	Consists of stock options granted February 11, 1999. The options vested and became exercisable in five equal annual installments (20% of grant per year), commencing February 11, 2000.

(6)	Consists of stock options granted February 7, 2000 in connection with the 2000-2003 Long-Term Incentive Plan. The stock options cliff vest on August 7, 2009.

(7)	Consists of stock options granted February 7, 2000. The options vested and became exercisable in five equal annual installments (20% of grant per year), commencing February 7, 2001.

(8)	Consists of stock options granted February 21, 2001. The options vested and became exercisable in five equal annual installments (20% of grant per year), commencing February 21, 2002.

(9)	Consists of stock options granted February 20, 2002. The options vested and became exercisable in five equal annual installments (20% of grant per year), commencing February 20, 2003.

(10)	Consists of stock options granted February 11, 2003. The options vested and became exercisable in five equal annual installments (20% of grant per year), commencing February 11, 2004.

(11)	Consists of stock options granted February 25, 2004. The options vested and became exercisable in three approximately equal annual installments (34%, 33%, 33%), commencing February 25, 2005.

(12)	Consists of stock options granted February 9, 2005. The options vested and became exercisable in three approximately equal annual installments (34%, 33%, 33%), commencing February 9, 2006.

(13)	Consists of stock options granted February 22, 2006. The options vest and become exercisable in three approximately equal annual installments (34%, 33%, 33%), commencing February 22, 2007.

(14)	Consists of stock options granted February 21, 2007. The options vest and become exercisable in three approximately equal annual installments (34%, 33%, 33%), commencing February 21, 2008.

(15)	Consists of stock options granted February 20, 2008. The options vest and become exercisable in three approximately equal annual installments (34%, 33%, 33%), commencing February 20, 2009.

(16)	Consists of stock options granted October 26, 2005. The options vested and became exercisable in three approximately equal annual installments (34%, 33%, 33%), commencing October 26, 2006.

(17)	Consists of restricted stock units from the October 26, 2005 grant of 7,939 restricted stock units. 1,984 of the restricted stock units vested and settled on October 26, 2006 and 1,985 of the restricted stock units vested and settled on each of October 26, 2007 and 2008. The remaining 1,985 restricted stock units will vest on October 26, 2009.

(18)	Consists of restricted stock units from the December 17, 2007 grant of 28,500 restricted stock units. The restricted stock units vest and settle in three approximately equal installments (34%, 33% and 33%, respectively) on the second through the fourth anniversaries of the grant date, commencing on December 17, 2009.

(19)	Consists of restricted stock units from the February 25, 2004 grant of 12,000 restricted stock units. 4,080 of the restricted stock units vested and settled on February 25, 2006 and 3,960 of the restricted stock units vested and settled on February 25, 2008. The remaining 3,960 restricted stock units will vest and settle on February 25, 2010.

(20)	Consists of restricted stock units from the February 22, 2006 grant of 15,000 restricted stock units. 3,000 restricted stock units vested and settled on each of February 22, 2008 and 2009, and 3,000 of the restricted stock units will vest and settle on each of February 22, 2010, 2011 and 2012.

(21)	Consists of stock options granted October 31, 2002. The options vested and became exercisable in five equal annual installments (20% of grant per year), commencing October 31, 2003.

(22)	Consists of reload stock options granted November 18, 2003. The options vested in whole at the grant date and became exercisable six months after the grant date.

(23)	Consists of reload stock options granted February 25, 2004. The options vested in whole at the grant date and became exercisable six months after the grant date.

(24)	Consists of reload stock options granted May 24, 2004. The options vested in whole at the grant date and became exercisable six months after the grant date.

(25)	Consists of reload stock options granted October 27, 2004. The options vested in whole at the grant date and became exercisable six months after the grant date.

(26)	Consists of reload stock options granted February 1, 2005. The options vested in whole at the grant date and became exercisable six months after the grant date.

(27)	Consists of stock options granted July 26, 2007. The options vest and become exercisable in three approximately equal annual installments (34%, 33%, 33%), commencing July 26, 2008.

(28)	Consists of restricted stock units from the February 22, 2006 grant of 8,000 restricted stock units. 4,000 of the restricted stock units vested and settled on each of February 22, 2008 and February 22, 2009.

(29)	Consists of stock options granted April 26, 2000 in connection with the 2000-2003 Long-Term Incentive Plan. The stock options cliff vest on October 26, 2009.

(30)	Consists of restricted stock units from the December 1, 2006 grant of 4,000 restricted stock units. 1,000 of the restricted stock units vested and settled on each of December 1, 2007 and 2008 and 1,000 restricted stock units will vest and settle on each of December 1, 2009 and 2010.

(31)	Consists of restricted stock units from the February 21, 2007 grant of 4,500 restricted stock units. 2,250 of the restricted stock units vested and settled on February 21, 2009 and the remaining 2,250 restricted stock units will vest and settle on February 21, 2010.

(32)	Consists of reload stock options granted November 14, 2003. The options vested in whole at the grant date and became exercisable six months after the grant date.

(33)	These stock options expired unexercised on February 8, 2009.

(34)	Consists of reload stock options granted January 27, 2004. The options vested in whole at the grant date and became exercisable six months after the grant date.

(35)	Consists of stock options granted February 25, 2004. The options originally vested and became exercisable in three approximately equal annual installments (34%, 33%, 33%), commencing February 25, 2005. Future vesting was accelerated on December 31, 2005, at which time all outstanding stock options were 100% vested.

(36)	Consists of stock options granted February 9, 2005. The options originally vested and became exercisable in three approximately equal annual installments (34%, 33%, 33%), commencing February 9, 2006. Future vesting was accelerated on December 31, 2005, at which time all outstanding stock options were 100% vested.

(37)	Consists of reload stock options granted November 10, 2006. The options vested in whole at the grant date and became exercisable six months after the grant date.

(38)	Consists of reload stock options granted April 30, 2003. The options vested in whole at the grant date and became exercisable six months after the grant date.

(39)	Consists of reload stock options granted January 26, 2004. The options vested in whole at the grant date and became exercisable six months after the grant date.

(40)	Consists of reload stock options granted August 18, 2004. The options vested in whole at the grant date and became exercisable six months after the grant date.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired		Value Realized
	on Exercise	on Exercise	on Vesting		on Vesting
Name	(#)	($)	(#)		($)
(a)	(b)	(c)	(d)		(e)

P.J. Curlander	0	$0	17,000	(1)	$556,410	(1)
J.W. Gamble, Jr.	0	0	1,985	(2)	49,982	(2)
P.A. Rooke	0	0	6,960	(3)	231,008	(3)
M.S. Canning	0	0	6,250	(4)	199,025	(4)
J.L. Isbell	0	0	0		0

(1)	Consists of restricted stock units that vested in 2008. This was the first tranche of the 50,000 restricted stock units granted on February 22, 2006. The units are scheduled to vest and settle in three approximately equal installments on the later of the achievement of a specified stock price for ten consecutive trading days or a vesting date applicable to each installment. Since each stock price target has been achieved, the units are scheduled to vest and settle in three approximately equal installments on the second, third and fourth anniversaries of the grant date.

(2)	Consists of restricted stock units that vested in 2008. This was the third tranche of the 7,939 restricted stock units granted on October 26, 2005. The units are scheduled to vest in four approximately equal installments on the first through the fourth anniversaries of the grant date.

(3)	Consists of restricted stock units that vested in 2008. This was the second tranche of the 12,000 restricted stock units granted on February 25, 2004 and the first tranche of the 15,000 restricted stock units granted on February 22, 2006. The February 25, 2004 units are scheduled to vest in three approximately equal installments on the second, fourth and sixth anniversaries of the grant dates. The February 22, 2006 units are scheduled to vest in five equal installments on the second through sixth anniversaries of the grant date.

(4)	Consists of restricted stock units that vested in 2008. This was the fourth tranche of the 5,000 restricted stock units granted on February 25, 2004, the second tranche of the 4,000 restricted stock units granted on December 1, 2006 and the first tranche of the 8,000 restricted stock units granted on February 22, 2006. Both the February 25, 2004 and December 1, 2006 restricted stock unit grants are scheduled to vest in four approximately equal installments on the first through the fourth anniversaries of the grant dates. The February 22, 2006 units are scheduled to vest in two equal installments on the second and third anniversary dates.

PENSION BENEFITS

			Present
			Value of
		Number of Years	Accumulated	Payments During
		Credited Service	Benefit ($)	Last Fiscal Year
Name	Plan Name (1)	(#) (2)	(3)	($)
(a)	(b)	(c)	(d)	(e)

P.J. Curlander	Tax-qualified plan	31.8	$804,382	$0
	Non-qualified plan	31.8	3,228,557	0
J.W. Gamble, Jr.	Tax-qualified plan	0.7	15,079	0
	Non-qualified plan	0.7	0	0
P.A. Rooke	Tax-qualified plan	25.9	541,499	0
	Non-qualified plan	25.9	119,817	0
M.S. Canning	Tax-qualified plan	7.2	96,594	0
	Non-qualified plan	7.2	84,815	0
J.L. Isbell	Tax-qualified plan	22.8	364,222	0
	Non-qualified plan	22.8	6,912	0

(1)	The tax-qualified plan refers to the Lexmark Retirement Growth Account Plan (RGA). The non-qualified plan refers to the Lexmark Nonqualified Supplemental Retirement Plan (SERP).

(2)	Reflects credited service frozen as of April 3, 2006 for benefit accrual purposes for RGA and SERP Plans. Actual years of service through December 31, 2008 are 34.5 for Dr. Curlander, 3.3 for Mr. Gamble, 28.6 for Mr. Rooke, 9.9 for Mr. Canning, and 25.5 for Ms. Isbell.

(3)	The values are based on benefits accrued as of December 31, 2008. Key assumptions used in valuing the benefits are as follows:

•	Discount rates were 6.35% for the RGA and 6.4% for the SERP.

•	Post-retirement mortality rates were based on the mortality tables used for 2009 Pension Protection Act target liability purposes, as prescribed by the IRS. No pre-retirement mortality rates were assumed.

•	The interest crediting rate on a participant’s cash balance account was assumed to be 5.5% in 2009 and later years.

•	Retirement is assumed to occur at the age the participant is first eligible for unreduced benefits.

•	Benefits were assumed to be paid as a lump sum to participants eligible only for cash balance benefits. Other participants are assumed to elect the payment form (lump sum or annuity) which produces the higher value.

Lexmark Retirement Growth Account Plan

The Lexmark Retirement Plan was amended and restated as the Lexmark Retirement Growth Account Plan effective January 1, 1998. The plan is a defined benefit pension plan that provides all vested eligible employees with retirement income. An initial Retirement Growth Account balance was established for each Lexmark Retirement Plan participant as of January 1, 1998. The cash balance benefit is based on the opening account balance and annual contribution credits of 6% of eligible earnings for up to 35 years of service. Cash balance benefits also include an interest component that is based on the 1-year Constant Treasury Maturity rates plus 1%, subject to a minimum of 4%. Eligible earnings include salary, commission payments and recurring payments under any form of variable compensation plan, short-term incentive pay and exclude compensation deferred under any other nonqualified deferred compensation plan, special awards, long-term incentive compensation, and gains on stock option exercises. Includable earnings are limited by the amount under IRC Section 401(a)(17).

Effective April 3, 2006, annual contribution credits were discontinued and the Retirement Growth Account Plan was frozen. Interest will continue to accrue on individual Retirement Growth Account balances until the participant begins receiving a benefit under the plan. Upon leaving the Company after the participant has become vested, the participant may elect an annuity funded by the Retirement Growth Account balance or a lump sum of the Retirement Growth Account balance. Vesting occurs after 3 years of continuous service. The full annuity benefit is payable in the form of a life annuity. Alternative annuity payment forms, such as joint and survivor annuities and Social Security leveling options, are available on an actuarially equivalent basis. Lump sum amounts are equal to the better of the value of the cash balance account under the Retirement Growth Account Plan or the present value of annuity benefits accrued as of December 31, 1999 under the Lexmark Retirement Plan, with such present value determined using a discount rate based on 30-year Treasury rates, an IRS-prescribed mortality table and an assumed retirement age of 65.

The Lexmark Retirement Plan was designed to provide a monthly retirement income based on service and earnings. Benefits under this plan were frozen on December 31, 1999. The retirement benefit under the Lexmark Retirement Plan is calculated as the sum of a Core Retirement Benefit (for employees hired before January 1, 1993), a career average formula based upon an employee’s credited service and earnings (frozen on December 31, 1999), and a Personal Retirement Provision, which provided annual allocations based upon an employee’s earnings and guaranteed interest credits. Upon retirement, benefits for employees hired before January 1, 1993 are calculated under the prior plan provisions and under the provisions effective January 1, 1998. Participants receive benefits equal to the greater of the two calculations. The prior plan formula generally provided an annuity benefit equal to 1.35% of 5-year average earnings through 1996 times service through 1996 plus 1.35% of pay earned in years 1997 through 1999. In addition, the prior plan provided a cash balance benefit based on contribution credits of 5% of pay in 1991 up to $7,500, 1% of pay in 1992, 2% of pay in 1993 and 3% of pay in 1994 through 1999 plus interest credits based on 1-year Treasury Bill rates plus 1.5%, subject to a minimum of 4%. Participants hired between January 1, 1993 and January 1, 1998 only received the cash balance benefit under the prior plan.

Normal retirement age is the later of age 65 or the completion of 3 years of continuous service, as defined in the plan. Under the prior plan provisions applicable to employees hired before January 1, 1993, early retirement eligibility occurs at the earliest of 30 years of continuous service, age 55 with 15 years of continuous service or age 62 with 5 years of continuous service. There is no early retirement reduction after 30 years of continuous service or attainment of age 60. Prior to 30 years of continuous service or attainment of age 60, the early retirement reduction is 2% per year of early commencement. The only Named Executive Officer currently eligible for early retirement benefits under the prior plan provision is Dr. Curlander.

Lexmark Nonqualified Supplemental Retirement Plan

The Company has adopted a Supplemental Retirement Plan to pay retirement benefits which would have been paid under the Lexmark Retirement Growth Account Plan if not for the eligible compensation limits as defined in IRC Section 401(a)(17). These benefits are paid out of the general funds of the Company. Annual contribution credits were discontinued as of April 3, 2006 when the Retirement Growth Account Plan was frozen.

To comply with the requirements of Internal Revenue Code Section 409A and the final regulations issued thereunder, the Company amended and restated the Nonqualified Supplemental Retirement Plan, effective January 1, 2009. In accordance with Internal Revenue Code Section 409A, the Company grandfathered any benefits that were accrued and vested as of December 31, 2004. The distribution of grandfathered benefits shall be made at the same time and in the same form of benefit as the participant’s benefit under the Retirement Growth Account Plan. For administrative purposes, the Company determined that the non-grandfathered benefits (benefits which were accrued but not vested as of January 1, 2005, and benefits that were accrued between January 1, 2005 and the date benefits under the Nonqualified Supplemental Retirement Plan were frozen on April 3, 2006) would be distributed in a single lump sum payment in January 2009 for any Participant who did not have a Core Retirement Benefit under the Lexmark Retirement Plan. Mr. Canning was the only Named Executive Officer to receive a distribution in 2009 pursuant to the amendment and restatement of the Plan. Mr. Canning received a distribution in the amount of $22,069. Any other non-grandfathered benefits will be distributed in a lump sum distribution on the first day of the seventh month after a participant’s separation from service.

NONQUALIFIED DEFERRED COMPENSATION

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions	Contributions in	Earnings in Last	Withdrawals/	at Last
	in Last FY	Last FY	FY	Distributions	FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

P.J. Curlander	$46,154	$46,154	$18,042	$0	$382,532
J.W. Gamble, Jr.	18,277	18,277	5,881	0	131,585
P.A. Rooke	157,896	31,579	22,018	0	501,954
M.S. Canning	18,692	18,692	4,168	0	99,926
J.L. Isbell	8,268	8,268	2,700	0	61,915

Deferred Stock Units

The Company permits eligible employees, including each of the Named Executive Officers, to elect to defer up to 100% of their annual incentive compensation under the Lexmark International, Inc. Stock Incentive Plan, and receive an award of deferred stock units. The number of elective deferred stock units credited to a participant’s account shall be determined by dividing the amount of incentive compensation deferred by the participant by the fair market value of one share of the Company’s common stock on the grant date, rounded to the nearest whole share. A participant who makes a deferred stock unit election shall also receive a supplemental award of deferred stock units upon deferral with a value equal to 20% of the incentive compensation deferred. The elective deferred stock units are fully vested at all times. The supplemental deferred stock units awarded to a participant shall become vested on the fifth anniversary of the grant date, subject to the participant’s continued employment. The supplemental deferred stock units shall also become vested upon termination of employment due to the participant’s death or disability. Both the elective and vested supplemental deferred stock units shall settle (i.e., one share of the Company’s common stock shall be issued) on the earlier of the fifth anniversary of the grant date or the date of the participant’s termination of employment due to death, disability, or retirement (or six months and one day after termination of employment due to retirement, if the participant is a “specified employee” within the meaning of IRC Section 409A). None of the Named Executive Officers made a deferred stock unit election with respect to their 2008 incentive compensation. Additionally, none of the Named Executive Officers has any deferred stock units outstanding as of December 31, 2008.

Lexmark Supplemental Savings and Deferred Compensation Plan

The Company maintains the Lexmark Supplemental Savings and Deferred Compensation Plan, a non-qualified deferred compensation plan, which permits eligible employees to voluntarily defer up to 100% of their eligible compensation, including base salary, commission payments and annual incentive compensation, in excess of the IRC Section 401(a)(17) limit ($230,000 in 2008). Each of the Named Executive Officers participates in the plan. Participants who elect to defer their eligible compensation receive a Company matching contribution equal to 100% of such deferrals up to 6% of their compensation in excess of the IRS Section 401(a)(17) limit.

Amounts deferred by participants under the plan, and the related Company matching contributions, are fully vested. In 2008, the Company amended the Plan to comply with IRC Section 409A and to provide that any Company matching contributions made for any plan year commencing on or after January 1, 2009, shall be forfeited by a participant for violating the terms of any restrictive covenants set forth in the participant’s employment agreement or change in control agreement or, if the participant is not subject to an employment agreement or change in control agreement, for violating the Company’s Code of Business Conduct.

Each participant’s account maintained under the plan is credited with an annual rate of return that is calculated using the Merrill Lynch 7-10 year A-rated corporate bond index (“Merrill-Lynch Rate”), determined as of the last business day of the month of November of the prior year. However, the annual rate of return shall not exceed 120% of the long-term applicable federal rate (“AFR”) as determined under IRC Section 1274(d) or any other rate above which such earnings would be considered “above-market” or “preferential” pursuant to the rules and regulations of the Securities and Exchange Commission. Because the Merrill-Lynch Rate exceeded the 120% long-term AFR, the rate for crediting interest to participants’ accounts for 2008 was limited to the 120% long-term AFR (5.73%).

On their annual deferral agreement, participants may elect to receive a distribution of amounts deferred under the plan for the year, and related Company matching contributions, in either a lump sum or in annual installments. The distribution for a participant’s elective deferrals shall be made or, with respect to annual installments, commence on any date specified by the participant (subject to a three-year minimum deferral period) or on the first day of the seventh month following the participant’s separation from service, as elected by the participant on his or her annual deferral agreement. The distribution of a participant’s matching contribution shall be made or, with respect to annual installments, commence on the first day of the seventh month following the participant’s separation from service, or such later date as specified by the participant. In the event of an unforeseeable emergency, as defined in the plan, participants may request a hardship distribution up to an amount necessary to satisfy the emergency need and to pay applicable taxes on the distribution. Participants (or their beneficiaries, as applicable) shall receive a lump sum distribution of their account balance as soon as administratively practicable after the occurrence of their death or disability, or after the effective date of a change in control of the Company.

TERMINATION AND CHANGE IN CONTROL PAYMENTS

The Company has entered into certain arrangements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment or a change in control of the Company. The Compensation and Pension Committee considers the termination and change in control arrangements to be in the best interest of stockholders to ensure that the Company is able to attract outstanding talent to serve in key management positions and to ensure the retention and focus of key management in the event of a change in control of the Company. The table below reflects the estimated amount of compensation payable to each Named Executive Officer in the event of termination of employment under various scenarios. The amount of compensation payable assumes that termination was effective as of December 31, 2008 and includes amounts earned through such time.

	Potential Payments Upon Termination and Change in Control(1)
		Termination by		Termination upon a
		Employer Without		Change in Control
		Cause or		by Employer
		Termination by		Without Cause or
		Employee for	Change in	by Employee for
	Retirement	Good Reason	Control	Good Reason

P.J. Curlander
Cash Severance Payment	$—	$2,169,213	$—	$7,800,000
Long-Term Incentive Compensation	566,667	—	4,975,000	4,975,000
Equity-Based Incentive Compensation	—	—	887,700	887,700
Benefits and Perquisites	—	—	—	27,109
Excise Tax Gross-Up	—	—	—	—

TOTAL	$566,667	$2,169,213	$5,862,700	$13,689,809

J.W. Gamble, Jr.
Cash Severance Payment	$—	$1,035,180	$—	$2,970,000
Long-Term Incentive Compensation	—	—	1,975,000	1,975,000
Equity-Based Incentive Compensation	—	—	820,047	820,047
Benefits and Perquisites	—	—	—	35,261
Excise Tax Gross-Up	—	—	—	2,158,514

TOTAL	$—	$1,035,180	$2,795,047	$7,958,822

P.A. Rooke
Cash Severance Payment	$—	$1,364,388	$—	$3,990,000
Long-Term Incentive Compensation	—	—	2,550,000	2,550,000
Equity-Based Incentive Compensation	—	—	1,195,974	1,195,974
Benefits and Perquisites	—	—	—	26,722
Excise Tax Gross-Up	—	—	—	2,614,744

TOTAL	$—	$1,364,388	$3,745,974	$10,377,440

M.S. Canning
Cash Severance Payment	$—	$954,780	$—	$1,845,000
Long-Term Incentive Compensation	—	—	1,325,000	1,325,000
Equity-Based Incentive Compensation	—	—	1,049,100	1,049,100
Benefits and Perquisites	—	—	—	20,256
Excise Tax Gross-Up	—	—	—	1,323,358

TOTAL	$—	$954,780	$2,374,100	$5,562,714

J.L. Isbell
Cash Severance Payment	$—	$694,775	$—	$1,323,250
Long-Term Incentive Compensation	—	—	965,000	965,000
Equity-Based Incentive Compensation	—	—	—	—
Benefits and Perquisites	—	—	—	15,187
Excise Tax Gross-Up	—	—	—	836,900

TOTAL	$—	$694,775	$965,000	$3,140,337

(1)	Amounts reflected in the table assume payments were triggered on December 31, 2008 and are based on the closing stock price of Lexmark Class A Common Stock on that day ($26.90).

Accrued Payments and Retirement Benefits

Potential payments in the table above do not include payments and benefits payable to each Named Executive Officer upon termination or a change in control that are provided on a non-discriminatory basis to employees, including the following:

•	Accrued salary and vacation pay,

•	Regular pension benefits (see the section entitled “Pension Benefits” for details on these plans), and

•	Distributions of balances under the Lexmark Savings Plan, a tax-qualified 401(k) plan,

•	Distributions of balances under the Lexmark Supplemental Savings and Deferred Compensation Plan (see the section entitled “Nonqualified Deferred Compensation” for details on this plan).

Retirement

In the event of termination due to retirement, the executive will be entitled to a pro rata portion of annual incentive compensation for the year of termination. The amount of the annual incentive compensation payment shall be based on the actual attainment of the performance objectives for the performance period and the executive’s earnings through the date of retirement. In the event of retirement during the third year of the performance period under the 2006-2008 Long-Term Incentive Plan or 2007-2009 Long-Term Incentive Plan, or at any time during the performance period under the 2008-2010 Long-Term Incentive Plan, an executive will be entitled to a pro rata portion of the cash-based long-term incentive compensation for each of the Long-Term Incentive Plans in which the executive participates. Payments will be based on the actual attainment of the performance objectives for the performance period, or with respect to the 2008-2010 Long-Term Incentive Plan, the actual attainment of the performance objectives as of the end of the fiscal year in which the retirement occurs. See the section entitled “Cash-Denominated Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for details of the plans outstanding for each Named Executive Officer on December 31, 2008. In addition, certain executives, including each Named Executive Officer, received stock option grants containing a preferential vesting provision that provides for stock options to continue to vest for 24 months following retirement if at the time of retirement the executive has 30 years of continuous service, is 58 years of age or older and has ten years of continuous service, or is 65 years of age or older, and the executive agrees to the cancellation of any option grant awarded within 12 months prior to the executive’s retirement date. Dr. Curlander was the only Named Executive Officer to have met the age and/or service requirements for preferential vesting as of December 31, 2008.

The amount payable to each executive at retirement in the table above reflects the actual annual incentive compensation payment for the 2008 performance period, no payment for the 2006 — 2008 performance period and assumes that the Company achieves target attainment for the 2007 — 2009 and 2008 — 2010 performance periods. The amount in the table above for equity-based long-term incentive compensation reflects the in-the-money portion of stock options, calculated using the closing price of Lexmark Class A Common Stock on December 31, 2008 ($26.90), that would vest during the preferential vesting period without regard to the cancellation of any stock option awarded within 12 months prior to the executive’s retirement date. All unvested restricted stock units will be forfeited upon retirement.

Termination by Employer Without Cause or Termination by Employee for Good Reason

The Company entered into a new two-year employment agreement with each of the Named Executive Officers, effective November 1, 2008. The new employment agreements were prepared primarily to comply with IRC Section 409A and the regulations issued thereunder and to eliminate automatic renewal provisions. The terms and conditions of the new employment agreements, including potential payments upon termination, are substantially similar to the agreements they replace. The employment agreement determines the potential payments due to each Named Executive Officer in the event of an involuntary termination by the Company Without Cause and a termination by the Named Executive Officer for Good Reason, as such terms are defined in the employment agreement. If a Named Executive Officer is terminated by the Company Without Cause or terminates for Good Reason, the terms of the employment agreement provide that the executive will continue to receive payments of base salary for a period equal to the greater of one year or the remaining term of the employment agreement. The executive may also be entitled to payment of a pro rata portion of the annual incentive compensation for the year of termination, calculated based on the actual achievement of the performance objectives, as certified by the Compensation and Pension Committee. The obligation of the Company to make any payments to the executive is conditioned upon the receipt of an approved general release and covenant not to sue.

Change in Control

The Company entered into a new Change in Control Agreement with each of the Named Executive Officers, effective November 1, 2008. The new Change in Control Agreements were prepared primarily to comply with IRC Section 409A and the regulations issued thereunder. The terms and conditions of the new Change in Control Agreements, including potential payments under such agreements, are substantially similar to the agreements they replace. The Change in Control Agreement determines the potential payments due to each Named Executive Officer if, within 12 months prior to a Change in Control, the executive’s employment is terminated by the Company in connection with or in anticipation of the Change in Control, or within 24 months after a Change in Control (the “CIC Protection Period”), the executive’s employment is terminated by the Company or the executive under certain circumstances. The Lexmark International, Inc. Stock Incentive Plan, as Amended and Restated, effective January 1, 2009, determines the potential payments due to each Named Executive Officer upon a Change in Control with respect to Incentive Awards made under such plan.

Generally, a Change in Control is deemed to occur under both the Change in Control Agreement and the Lexmark International, Inc. Stock Incentive Plan in any of the following events:

(1)	A majority of members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time;

(2)	Any “person,” including a “group” is or becomes the “beneficial owner,” directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(3)	The stockholders of the Company shall approve a definitive agreement (i) that results in the merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (x) were not directors of the Company immediately prior to the merger and (y) are not nominees or representatives of the Company or (C) any “person,” including a “group” is or becomes the “beneficial owner,” directly or indirectly, of 30% or more of the securities of the surviving entity or (ii) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company; or

(4)	Approval of the stockholders of the Company of a complete liquidation or dissolution of the Company.

A Change in Control will not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code, or if any executive, or any entity in which the executive is a partner, officer or more than 50% owner, initiates any transaction or series of transactions that would otherwise constitute a Change in Control and directly or indirectly owns more than 10% of the then outstanding shares of common stock of the Company resulting from such action, or of the combined voting power of then outstanding voting securities of the Company or such resulting corporation.

With respect to the payment upon a Change in Control of any Section 409A Incentive Award under the Lexmark International, Inc. Stock Incentive Plan, such amount shall become payable only if the event constituting a Change in Control would also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of IRC Section 409A and the regulations issued thereunder.

Cash Severance Payments.  Under the terms of the Change in Control Agreement, the executive will be entitled to receive a lump sum payment, six months and one day following the executive’s involuntary termination by the Company for any reason other than Cause or termination by the executive for Good Reason during the CIC Protection Period, in an amount equal to the sum of the following: (a)(1) the executive’s accrued but unpaid annual base salary as of the date of termination, (2) the executive’s unpaid annual incentive compensation with respect to a completed fiscal year, and (3) a pro rata portion of the annual incentive compensation for the year of termination, calculated assuming the greater of (x) 100% of the Company’s financial objectives are achieved in such fiscal year or (y) the actual attainment of the Company’s financial objectives as of the date of termination are achieved in such fiscal year, in each case without regard to personal attainment, and (b) two times (three times in the case of Dr. Curlander and Messrs. Gamble and Rooke) the sum of the executive’s annual base salary and 100% of the executive’s annual incentive compensation target, calculated assuming the Company attained its financial targets and disregarding personal attainment goals. The amount reflected in the table is calculated in the same manner as a payment for involuntary termination.

Cash-Denominated Long-Term Incentive Compensation.  Under the terms of the Lexmark International, Inc. Stock Incentive Plan, the amount of the Performance Awards payable to the executive will be calculated using the greater of the target performance level or actual attainment of the performance objectives from the beginning of the performance period through the effective date of the Change in Control. The table above assumes that the Company achieved target attainment for each performance period. See the section entitled “Cash-Denominated Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for details of the Long-Term Incentive Plans outstanding for each Named Executive Officer on December 31, 2008.

Equity-Based Long-Term Incentive Compensation.  Under the terms of the Lexmark International, Inc. Stock Incentive Plan, any Stock Incentive Awards, vested and unvested, will be cancelled promptly and a payment in cash for the difference in the exercise price and the Change in Control price will be made to the executive. The Compensation and Pension Committee may, with the consent of the executive, substitute an Alternative Award, as defined in the plan, instead of making a cash payment.

Benefits and Perquisites.  Under the terms of the Change in Control Agreement, for a period of two years (three years in the case of Dr. Curlander, and Messrs. Gamble and Rooke) following the executive’s termination, the Company will be obligated to continue to provide at least the same level of benefits (including medical, dental, disability, and insurance plans and programs) that were provided during the executive’s employment, or if more favorable to the executive, as in effect thereafter.

Excise Tax Gross-Up.  To the extent that any benefits to the executive under the Change in Control Agreement trigger an excise tax to the executive, he or she will receive a grossed-up payment to negate the effects of such tax. Excise tax is only payable if there is a Change in Control and the present value of parachute payments exceeds the safe harbor limitation under Internal Revenue Code Section 280G.

Death or Disability

In the event of termination due to death or disability during the performance period, the executive will be entitled to a pro rata portion of the annual incentive compensation for the year of termination. The amount of the annual incentive compensation payment shall be based on the actual attainment of the performance objectives for the performance period. In the event of termination due to death or disability during the third year of the performance period under the 2006-2008 Long-Term Incentive Plan or 2007-2009 Long-Term Incentive Plan, or at any time during the performance period under the 2008-2010 Long-Term Incentive Plan, the executive will also be entitled to a pro rata portion of the cash-based long-term incentive compensation plans for each of the Long-Term Incentive Plans in which the executive participates. Payments will be based on the actual attainment of the performance objectives for the performance period, or with respect to the 2008-2010 Long-Term Incentive Plan, the actual attainment of the performance objectives as of the end of the fiscal year in which the death or disability occurs. The amount payable to each Named Executive Officer at termination due to death or disability reflected in the table above assumes that the Company achieved target attainment for each performance period. See the section entitled “Cash-Denominated Long-Term Incentive Compensation” in the Compensation Discussion and Analysis for details of the Long-Term Incentive Plans outstanding for each Named Executive Officer on December 31, 2008. The vested portion of any stock options outstanding at the time of an executive’s termination due to death or disability will be exercisable for 12 months following termination and the unvested portion will be forfeited. However, for stock options subject to preferential vesting, the vested portion of any stock options outstanding at the end of the preferential vesting period will be exercisable for 12 months following the preferential vesting period. All unvested restricted stock units will be forfeited upon termination due to death or disability.

Material Terms Affecting Payments

The executive is subject to forfeiture of realized and unrealized gains on Stock Incentive Awards for violating certain provisions of the employment agreement, including:

(1)	Unauthorized disclosure of any confidential or proprietary non-public information obtained by the executive while employed by the Company;

(2)	Becoming employed by, serving as an agent for, or consulting with an entity that competes with the Company within the greater of (a) a period equal to the number of months providing the basis for calculating any severance payments, if such payments are required or (b) a 12 month period following termination; and

(3)	Within 36 months from termination, soliciting any person or entity who or which is employed by the Company or intentionally interfering with the Company’s relationship with any person or entity who or which has been a customer, client or supplier of the Company within the previous 36 months.

If the executive violates any of these restrictions then all stock incentive awards held by the executive terminate upon the date of the violation, all gains realized on the vesting of restricted stock, deferred stock units and stock option gains within 18 months preceding the earlier of the violation or the date of termination through the later of 18 months following the violation and such time of the discovery of the violation, shall be paid to the Company. Similar provisions are included in each executive’s Stock Incentive Award agreements, Long-Term Incentive Plan agreements, and Change in Control Agreement.

DIRECTOR COMPENSATION

The Company’s policy is to pay compensation only to those Directors who are not also employees of the Company or any of its subsidiaries or affiliated with any principal stockholder of the Company (each, an “Eligible Director”). All Directors are, however, reimbursed for expenses incurred in attending Board and committee meetings.

In 2008, each Eligible Director of the Company received an annual retainer of $50,000, a daily attendance fee of $2,500 for attendance at Board and/or committee meetings held on the same day, a daily attendance fee of $2,000 ($2,500 for Finance and Audit Committee members) for attendance at committee meetings which were held the evening before a Board meeting and $750 per meeting for participation in telephonic meetings. Any such Eligible Director who served as the chair of a committee also received an annual retainer of $10,000 ($15,000 for the Finance and Audit Committee Chair). The Presiding Director received an annual retainer of $10,000. Cash payments are made to each eligible Director on a quarterly basis on the last day of each calendar quarter. In 2009, the cash compensation paid to each Eligible Director of the Company will remain the same as in 2008 and 2007.

In addition, each Eligible Director has the opportunity to participate in the Company’s 2005 Nonemployee Director Stock Plan (the “Director Plan”) described below. In April 2008, all Eligible Directors received an annual award of options to purchase 10,100 shares. The total exercise price of the grant per Director was approximately $350,000 ($106,552 Black-Scholes value) based on the closing price of the Class A Common Stock on the last day of the prior fiscal year ($350,000 ÷ $34.86, rounded up to the nearest 100 shares). Options granted to each Eligible Director typically provide for the vesting of the options over a three-year period based on continued Board service. However, vesting and exercisability of the options continues for a period of three years following the termination of

Board service if the Eligible Director has completed more than three years of service as a Director of the Company at the time of departing from the Board.

Under the Director Plan, upon election to the Board, each Eligible Director of the Company receives a one-time grant of restricted stock units as the Initial Award (as defined in the Director Plan). The number of restricted stock units granted in the Initial Award for an Eligible Director elected in any calendar year is reviewed annually by the Board of Directors. In 2008, the face value of the restricted stock unit award was approximately $150,000 based on the closing price of the Class A Common Stock on the last day of the prior fiscal year. The Initial Award of restricted stock units vests in whole on the sixth anniversary of the Eligible Director joining the Board and settles upon termination of his/her status as a Board member. The Board of Directors has determined that the amount of the Initial Award should remain the same in 2009.

In addition, each Eligible Director may elect to defer payment of all or a portion of the annual retainer, attendance and meeting fees (the “Annual Fees”) and to receive in lieu thereof a grant of deferred stock units equal to the amount of Annual Fees so deferred, divided by the fair market value of a share of Class A Common Stock on the date of grant of the deferred stock units. Deferred stock units are granted to each Eligible Director electing annually to defer retainer and/or attendance fees, with such deferred stock units being granted at the end of each calendar quarter when cash payments would otherwise be made and at the price of the Class A Common Stock at such time.

The Board has implemented stock ownership guidelines encouraging Directors to own at least that number of shares of Class A Common Stock having a value of five times the annual retainer payable to a nonemployee Board member. Each Eligible Director is encouraged to reach this guideline ownership level within two to four years of becoming a member of the Board.

The Company has entered into an indemnification agreement with each of its Directors, which requires the Company to indemnify them against certain liabilities that may arise as a result of their status or service as Directors of the Company. The Company also pays the premiums on the directors’ and officers’ liability insurance policies.

Directors are also eligible to participate in the Lexmark Employee Purchase Program, which provides certain discounts for the purchase of Lexmark printers and printer supplies, and certain matching gifts programs that employees of the Company are also eligible to participate in.

2008 DIRECTOR COMPENSATION

								Change in
								Pension Value
								and
								Nonqualified
	Fees Earned						Non-Equity	Deferred
	or		Stock				Incentive Plan	Compensation	All Other
	Paid in Cash		Awards		Option Awards		Compensation	Earnings($)	Compensation		Total
Name	($)		($)		($)		($)	(1)	($)		($)
(a)	(b)		(c)		(d)		(e)	(f)	(g)		(h)

T. Beck	$92,750	(2)	$0		$116,643	(3)	$0	$0	$5,000	(4)	$214,393
W. R. Fields	89,250	(5)	0		116,643	(3)	0	0	0		205,893
R. E. Gomory	78,750		0		116,643	(3)	0	0	0		195,393
S. R. Hardis	78,750	(2)	0		116,643	(3)	0	0	15,000	(4)	210,393
J. F. Hardymon	95,500		0		116,643	(3)	0	0	10,000	(4)	222,143
R. Holland, Jr.	73,500	(2)	0		116,643	(3)	0	0	0		190,143
M. L. Mann	70,500		0		116,643	(3)	0	0	10,000	(4)	197,143
M. J. Maples	78,500		0		116,643	(3)	0	0	0		195,143
J. L. Montupet	81,000	(2)	34,952	(6)	80,788	(7)	0	0	0		196,740
K. P. Seifert	76,750		27,364	(6)	113,187	(7)	0	0	5,000	(4)	222,301

(1)	The Company’s directors do not participate in any pension plans or deferred compensation plans where above-market or preferential earnings have been earned.

(2)	All of this amount was deferred by the respective director into deferred stock units during 2008 pursuant to the 2005 Nonemployee Director Stock Plan, resulting in the following deferred stock units being held by each director at December 31, 2008 based on each director’s service during 2008: Ms. Beck, 3,061 units; Mr. Hardis, 2,592 units; Mr. Holland, 2,431 units; and Mr. Montupet, 2,669 units.

(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R for the vesting of each of the stock option grants made to the respective directors on each of 4/30/03 and 4/28/05 which vested during 2008. Also includes the FAS 123R grant date fair value of the stock option grant made to each of the respective directors on 4/24/08 ($106,552). As of December 31, 2008, each director had the following aggregate number of stock option awards outstanding: Ms. Beck, 38,600; Mr. Fields, 32,620; Mr. Gomory, 39,300; Mr. Hardis, 39,300; Mr. Hardymon, 38,585; Mr. Holland, 37,900; Mr. Mann, 107,776 (includes 70,876 employee stock option awards received during 1999); and Mr. Maples, 39,300. Assumptions used in the calculation of these awards are disclosed in the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission as detailed in the table that follows:

		Note to
	Fiscal Year End of	Consolidated	Filing Date of
	Audited Financial	Financial	Annual Report on
Year of Grant	Statements	Statements	Form 10-K

2003	December 31, 2003	12	March 12, 2004
2005	December 31, 2005	12	March 8, 2006
2008	December 31, 2008	5	February 27, 2009

(4)	Reflects matching gifts disbursed by the Company during 2008 in the respective director’s name under the Company’s Matching Gifts Program. This program provided for matching gifts of up to $5,000 annually ($10,000 annually prior to July 2008) on behalf of each employee or director and on behalf of his or her spouse. Certain of the amounts disbursed during 2008 may reflect matching gifts for the prior calendar year. The program was offered on the same terms to all employees and directors and was suspended in January 2009.

(5)	Attendance fees only were deferred by Mr. Fields into deferred stock units during 2008 pursuant to the 2005 Nonemployee Director Stock Plan, resulting in 902 deferred stock units being held by him on December 31, 2008 based on his service during 2008.

(6)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R for an Initial Award of restricted stock units granted to each of Mr. Montupet and Ms. Seifert upon their election to the Board in 2006. As of December 31, 2008, each of Mr. Montupet and Ms. Seifert held 3,350 restricted stock units.

(7)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R for the pro rata vesting of the stock option grants made to the respective director on 4/26/07 and 4/24/08 which were deemed to have vested during 2008. As of December 31, 2008, each of Mr. Montupet and Ms. Seifert had 14,900 stock option awards outstanding. Assumptions used in the calculation of these awards are disclosed in the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission as detailed in the table that follows:

		Note to
	Fiscal Year End of	Consolidated	Filing Date of
	Audited Financial	Financial	Annual Report on
Year of Grant	Statements	Statements	Form 10-K

2007	December 31, 2007	4	February 27, 2008
2008	December 31, 2008	5	February 27, 2009

SECURITY OWNERSHIP BY MANAGEMENT
AND PRINCIPAL STOCKHOLDERS

The following table furnishes certain information, to the best knowledge of the Company, as of February 27, 2009, as to the shares of Class A Common Stock beneficially owned by (i) each Director of the Company, (ii) each person serving as the principal executive officer or principal financial officer of the Company during 2008 and the three other most highly compensated executive officers of the Company who were serving as executive officers at the end of 2008, (iii) other former executive officers who were among the three other most highly compensated executive officers during 2008, but who were not serving as executive officers at the end of 2008, (iv) all Directors and executive officers of the Company as a group and (v) each person owning beneficially more than 5% of the outstanding shares of Class A Common Stock. Except as otherwise indicated, the address of each person listed below is the address of the Company.

	Amount and
	Nature
	of Beneficial		Percentage
Beneficial Owner	Ownership		of Class

BlackRock, Inc.	5,627,663	(1)	7.18	%(1)
40 East 52nd Street New York, NY 10022
State Street Bank and Trust Company	4,908,956	(2)	6.30	(2)
State Street Financial Center
One Lincoln Street Boston, MA 02111
LSV Asset Management	4,768,213	(3)	6.08	(3)
1 N. Wacker Drive, Suite 4000 Chicago, IL 60606
The Vanguard Group, Inc.	4,476,906	(4)	5.71	(4)
100 Vanguard Blvd. Malvern, PA 19355
Barclays Global Investors, NA	4,476,158	(5)	5.71	(5)
400 Howard Street San Francisco, CA 94105
Teresa Beck	43,264	(6)	*
William R. Fields	37,089	(6)	*
Ralph E. Gomory	46,577	(6)	*
Stephen R. Hardis	99,567	(6)	*
James F. Hardymon	37,703	(6)	*
Robert Holland, Jr.	41,214	(6)	*
Marvin L. Mann	438,604	(6)(7)	*
Michael J. Maples	37,840	(6)	*
Jean-Paul L. Montupet	16,209	(6)	*
Kathi P. Seifert	12,528	(6)	*
Paul J. Curlander	1,539,218	(6)	1.91
John W. Gamble, Jr.	159,639	(6)	*
Paul A. Rooke	423,554	(6)(8)	*
Martin S. Canning	124,443	(6)	*
Jeri L. Isbell	186,891	(6)(9)	*
All directors and executive officers as a group (18 persons)	3,423,775	(6)	4.25

*	Less than 1% of class.

(1)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2009. BlackRock, Inc., as parent holding company of investment advisory subsidiaries, BlackRock Advisors LLC; BlackRock Asset Management U.K. Limited; BlackRock Financial Management, Inc.; BlackRock Investment Management, LLC; BlackRock Investment Management (Australia) Limited; BlackRock (Channel Islands) Ltd; BlackRock (Netherlands) B.V.; BlackRock Fund Managers Ltd; BlackRock International Ltd; BlackRock Japan Co. Ltd; and BlackRock Investment Management UK Ltd, is the beneficial owner of 5,627,663 shares over which it has shared voting power and shared dispositive power.

(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009. State Street Bank and Trust Company (“State Street”), a bank, acting in various fiduciary capacities, is the beneficial owner of 4,908,956 shares over which it has sole voting power and shared dispositive power. State Street disclaims beneficial ownership of all such shares.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009. LSV Asset Management, an investment adviser, is the beneficial owner of 4,768,213 shares over which it has sole voting power and sole dispositive power.

(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009. The Vanguard Group, Inc. (“Vanguard”), an investment adviser, is the beneficial owner of 4,476,906 shares over which it has sole dispositive power. Vanguard has sole voting power over 92,529 of such shares through a wholly-owned subsidiary, Vanguard Fiduciary Trust Company, as a result of its serving as investment manager of collective trust accounts.

(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009. Barclays Global Investors, NA (“Barclays”), a bank, through itself and its affiliates, Barclays Global Fund Advisors; Barclays Global Investors, LTD; Barclays Global Investors Japan Limited; Barclays Global Investors Canada Limited; Barclays Global Investors Australia Limited; and Barclays Global Investors (Deutschland) AG, is the beneficial owner of 4,476,158 shares over which it has sole dispositive power. Barclays has sole voting power over 3,818,495 of such shares.

(6)	Shares beneficially owned include shares that may be acquired pursuant to the exercise of options that are exercisable within 60 days following February 27, 2009 by the following persons and groups in the following amounts: Teresa Beck, 30,350 shares; William R. Fields, 24,370 shares; Ralph E. Gomory, 31,050 shares; Stephen R. Hardis, 31,050 shares; James F. Hardymon, 30,335 shares; Robert Holland, Jr., 29,650 shares; Marvin L. Mann, 28,650 shares; Michael J. Maples, 31,050 shares; Jean-Paul L. Montupet, 6,650 shares; Kathi P. Seifert, 6,650 shares; Paul J. Curlander, 1,261,750 shares; John W. Gamble, Jr., 155,790 shares; Paul A. Rooke, 372,043 shares; Martin S. Canning, 103,567 shares; Jeri L. Isbell, 162,446 shares; and all Directors and executive officers as a group (18 persons), 2,473,822 shares. Included in these shares are deferred stock units that Directors were granted as a result of their election to defer all or a portion of their annual retainer and attendance fees under the Nonemployee Director Stock Plan and the 2005 Nonemployee Director Plan. These shares also include shares allocated to the employee through participation in the Lexmark Savings Plan. The shares held in the Lexmark Savings Plan can be voted by each employee, and each employee has investment authority over the shares held in his or her account in the plan. In the case of a tender offer, the trustee shall tender or not tender shares as directed by each participant in the plan.

(7)	Mr. Mann’s shares do not include 9,000 shares that are held by an irrevocable trust established by Mr. Mann for the benefit of certain relatives. Mr. Mann’s shares include 18,500 shares that are owned by a family limited partnership. The general partner of the family limited partnership is a corporation, of which Mr. Mann is the controlling stockholder. Mr. Mann’s shares also include 233,360 shares held in a revocable trust in his name, of which he is the trustee and the beneficiary, and 154,923 shares held in a marital trust, of which Mr. Mann is also the beneficiary and trustee. Mr. Mann’s shares also include 1,002 shares owned by the estate of Mr. Mann’s spouse, of which he is the executor. Mr. Mann disclaims beneficial ownership of all such shares.

(8)	Mr. Rooke’s shares include 48,497 shares owned by a revocable trust established by Mr. Rooke for his own benefit and 597 shares owned by a member of his immediate family.

(9)	Ms. Isbell’s shares include 9,410 shares owned by a revocable trust established by Ms. Isbell for her own benefit and 672 shares owned by three individual trusts for the benefit of her children. Ms. Isbell disclaims beneficial ownership of the 672 shares held in the individual trusts for the benefit of her children.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s equity compensation plans as of December 31, 2008.

				Number of Securities
	Number of Securities to be			Remaining Available
	Issued upon Exercise of		Weighted Average Exercise	for Future Issuance
	Outstanding Options,		Price of Outstanding	under Equity
Plan Category	Warrants and Rights		Options, Warrants and Rights(1)	Compensation Plans
	(Number of securities in millions)

Equity compensation plans approved by stockholders	11.3	(2)	$67.62	4.7	(3)
Equity compensation plans not approved by stockholders(4)	0.7		$45.37	0.3

Total	12.0		$66.16	5.0

(1)	The numbers in this column represent the weighted average exercise price of stock options only.

(2)	As of December 31, 2008, of the approximately 11.3 million awards outstanding under the equity compensation plans approved by stockholders, there were approximately 9.8 million stock options (of which 9,395,000 are employee stock options and 398,000 are nonemployee director stock options), 1.4 million restricted stock units (“RSUs”) and supplemental deferred stock units (“DSUs”) (of which 1,396,000 are employee RSUs and supplemental DSUs and 7,000 are nonemployee director RSUs), and 73,000 elective DSUs (of which 21,000 are employee elective DSUs and 52,000 are nonemployee director elective DSUs) that pertain to voluntary elections by certain members of management to defer all or a portion of their annual incentive compensation and by certain nonemployee directors to defer all or a portion of their annual retainer, chair retainer and/or meeting fees, that would have otherwise been paid in cash.

(3)	Of the 4.7 million shares available, 4.3 million relate to employee plans (of which 1.6 million may be granted as full-value awards) and 0.4 million relate to the nonemployee director plan.

(4)	Lexmark has only one equity compensation plan which has not been approved by its stockholders, the Lexmark International, Inc. Broad-Based Employee Stock Incentive Plan (the “Broad-Based Plan”). The Broad-Based Plan, which was established on December 19, 2000, provides for the issuance of up to 1.6 million shares of the Company’s common stock pursuant to stock incentive awards (including stock options, stock appreciation rights, performance awards, RSUs and DSUs) granted to the Company’s employees, other than its directors and executive officers. The Broad-Based Plan expressly provides that the Company’s directors and executive officers are not eligible to participate in the Plan. The Broad-Based Plan limits the number of shares subject to full-value awards (e.g., restricted stock units and performance awards) to 50,000 shares. The Company’s board of directors may at any time terminate or suspend the Broad-Based Plan, and from time to time, amend or modify the Broad-Based Plan, but any amendment which would lower the minimum exercise price for options and stock appreciation rights or materially modify the requirements for eligibility to participate in the Broad-Based Plan, requires the approval of the Company’s stockholders. In January 2001, all employees other than the Company’s directors, executive officers and senior managers, were awarded stock options under the Broad-Based Plan. All 0.7 million awards outstanding under the equity compensation plan not approved by stockholders are in the form of stock options.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

Through April 16, 2008, the Finance and Audit Committee (the “Committee”) was comprised of three nonemployee directors, Ms. Beck, Mr. Mann and Mr. Maples. On April 16, 2008, Mr. Mann resigned from the Finance and Audit Committee and on April 24, 2008, Mr. Montupet was appointed to the Finance and Audit Committee.

The Committee operates pursuant to a written charter which can be found on the Company’s Investor Relations website at http://investor.lexmark.com. After reviewing the qualifications of the Committee members, and any relationships that they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that (i) all Committee members are “independent” as that term is defined by Section 10A of the Securities Exchange Act of 1934, the rules of the Securities and Exchange Commission thereunder and the listing standards of the New York Stock Exchange, (ii) all Committee members are “financially literate” as that term is defined by the listing standards of the New York Stock Exchange and (iii) each of Ms. Beck, Mr. Maples and Mr. Montupet is an “audit committee financial expert” as that term is defined by the applicable rules established by the Securities and Exchange Commission.

Company management has primary responsibility for preparing the Company’s financial statements and the financial reporting process, including establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of internal control over financial reporting. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm (the “Independent Auditors”), is responsible for performing an audit and expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States of America and performing an audit and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity. In this context, during 2008 the Committee met nine times and held separate discussions with management, the Company’s internal auditors and the Independent Auditors. The Committee discussed with the Company’s internal auditors and the Independent Auditors the overall scope and plans for their respective audits. The Committee met regularly with the internal auditors and the Independent Auditors, with and without management present, to discuss the results of their respective examinations, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee discussed with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee received and reviewed a report prepared by the Independent Auditors describing the firm’s internal quality control procedures and any material issues raised by the firm’s most recent internal quality-control review and peer review of the firm. The Committee received and reviewed the written disclosures and the letter from the Independent Auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Auditors’ communications with the Committee concerning independence, and has discussed with the Independent Auditors the Independent Auditors’ independence. The Committee also considered whether the provision of the non-audit services provided by the Independent Auditors is compatible with the Independent Auditors’ independence.

In discharging its duties, the Committee met with management of the Company and PwC and reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2008. The Committee also discussed with PwC the critical accounting policies and practices used in the preparation of the Company’s audited financial statements. Management and PwC have represented to the Committee that the audited financial statements for the year ended December 31, 2008 were prepared in accordance with generally accepted accounting principles.

Based on the review and discussions with management, the internal auditors and the Independent Auditors referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee Charter, the Committee has recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The Finance and Audit Committee
of the Board of Directors

Teresa Beck, Chair
Michael J. Maples
Jean-Paul L. Montupet

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Vote Required

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for the fiscal year ending December 31, 2009 will require the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented and entitled to vote on this proposal at the Annual Meeting.

The Board of Directors recommends a vote “FOR” this proposal. Signed proxies will be voted for this proposal, unless stockholders specify a different choice in their proxies.

Summary

The Finance and Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s Independent Auditors to audit its consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting and express an opinion thereon for the 2009 fiscal year. During the 2008 fiscal year, PricewaterhouseCoopers LLP served as the Company’s Independent Auditors and also provided certain tax services. The aggregate fees billed or to be billed to the Company by PricewaterhouseCoopers LLP for services performed during the fiscal years ended December 31, 2008 and 2007 are as follows:

	2008	2007

Audit Fees(1)	$4,873,000	$4,253,000
Audit-Related Fees(2)	49,000	12,000
Tax Fees(3)	20,000	16,000
All Other Fees(4)	4,000	0

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include certain attest audits and accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for federal, state and international tax compliance, tax consulting and expatriate tax services.

(4)	All Other Fees for 2008 consist of a licensing fee for software licensed by PricewaterhouseCoopers LLP to the Company.

All fees for services incurred in 2008 were approved by the Finance and Audit Committee. The Finance and Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the Independent Auditors’ independence. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement and to respond to appropriate questions. Although the Company is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Finance and Audit Committee will reconsider the appointment.

Policy Regarding Finance and Audit Committee Preapproval of Audit and Permissible Non-Audit Services

In April 2003, the Finance and Audit Committee adopted a policy regarding the preapproval of all audit and permissible non-audit services to be provided to the Company by the Independent Auditors. The Finance and Audit Committee amended such policy in February 2006. On an annual basis, the Finance and Audit Committee is required to review and consider for approval the annual audit engagement terms and fees for the coming year, which includes the audit of the Company’s annual financial statements (including required quarterly reviews) and required subsidiary audits. At the same time, the Committee also reviews and considers for approval annually recurring and planned audit-related and tax services to be provided to the Company in the coming year. All of the services reviewed and approved on an annual basis are approved at an estimated fee and require additional preapproval by the Committee during the year if the estimated fee is expected to be exceeded. The authority to preapprove any services exceeding previously approved budgeted amounts by $50,000 or less is delegated to the Chair of the Finance and Audit Committee, provided that such preapprovals are reported to the full Committee at its next regularly scheduled meeting. All other permissible services to be provided by the Independent Auditors at a fee not to exceed $50,000 may be specifically preapproved by the Chair of the Finance and Audit Committee, and reported to the full Committee at its next regularly scheduled meeting.

In considering the preapproval of services to be provided by the Independent Auditors, the Finance and Audit Committee is mindful of the relationship between fees for audit and non-audit services, and may determine for each fiscal year the appropriate ratio between the total amount of fees for audit, audit-related and tax services and the total amount of fees for certain permissible non-audit services classified as all other services.

PROPOSAL 3

APPROVAL OF THE COMPANY’S STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

Vote Required

Approval of the Lexmark International, Inc. Stock Incentive Plan (the “Plan”), as amended and restated, will require the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented and entitled to vote on this proposal at the Annual Meeting.

The Board of Directors unanimously approved the Plan, as amended and restated, and recommends a vote “FOR” this proposal. Signed proxies will be voted for this proposal, unless stockholders specify a different choice in their proxies.

Summary

The Plan was last amended and restated by stockholders after approval by the holders of a majority of the Company’s Class A Common Stock represented and voting at the Annual Meeting of Stockholders held on April 30, 2003. The Plan was subsequently amended after approval by the holders of a majority of the Company’s Class A Common Stock represented and voting at the Annual Meeting held on April 28, 2008. The Plan was subsequently amended and restated without stockholder approval for purposes of Internal Revenue Code Section 409A, effective January 1, 2009. The Plan is now being amended and restated, subject to stockholder approval, to be effective April 23, 2009. At December 31, 2008, there were approximately 10,812,000 stock incentive awards outstanding under the Plan, including approximately 1,396,000 full-value awards (i.e., restricted stock units and supplemental deferred stock units) and approximately 21,000 elective deferred stock units (which were granted to certain members of management who elected to defer all or a portion of their annual incentive compensation that would have otherwise been paid in cash). At December 31, 2008, approximately 4,340,000 shares remained available for future awards under the Plan, of which approximately 1,561,000 may be granted as full-value awards.

The Board of Directors is unanimously recommending this proposal because it believes strongly that the success of the Company is due in large part to the significant portion of overall compensation that the Company’s management receives from stock-based incentives, which closely aligns management’s interests with those of the stockholders, and that these stock-based incentives enable the Company to continue to attract and retain extremely well qualified and talented individuals. All of the Company’s approximately 14,000 regular employees are eligible for awards under the Plan.

Description of Material Amendments to the Plan

The Board of Directors has approved, and is recommending that the stockholders approve, material amendments to the Plan that will:

1.	Increase by 1,440,000 to 27,000,000 shares, the number of shares that may be authorized for issuance under the Plan.

2.	Increase by 4,000,000 to 8,000,000 shares, the maximum number of shares that may be used for awards other than stock options and SARs under the Plan.

3.	Increase by 1,000,000 to 1,200,000 shares, the individual award limits on stock-based performance awards for any performance period of three years, with proportionate adjustment for shorter or longer performance periods.

Consistent with market trends in executive compensation and the Compensation and Pension Committee’s pay-for-performance philosophy, the Company’s long-term incentive design for 2009 consisted of awards of performance-based restricted stock units and time-based restricted stock units. Because executive officers have roles and responsibilities that directly influence the Company’s performance, the Compensation and Pension Committee believes that the practice of granting performance-based restricted stock units to these individuals puts a significant portion of their compensation at risk such that it will be realized only upon the achievement of strategic business objectives. The Compensation and Pension Committee believes that the combination of time-based and performance-based awards for 2009 will motivate executives to focus on the achievement of key performance goals that will promote the long-term success of the Company and maximize stockholder returns.

To fully implement a long-term incentive design that focuses on driving performance that maximizes stockholder value, an increase in the number of shares available for awards under the Plan is necessary. The Plan currently limits the maximum number of shares of the Company’s Common Stock (as defined in the Plan) that may be issued to 25,560,000 plus any shares that may become available for grant under a Predecessor Plan (as defined in the Plan) and limits the maximum number of shares of the Company’s Common Stock that may be issued as awards other than options and SARS to 4,000,000. In addition, to ensure tax deductibility of performance-based stock awards under Internal Revenue Code Section 162(m), the Plan limits the maximum number of shares of the Company’s Common Stock that may be issued as performance awards to 200,000 per three-year performance period, with proportionate adjustments for longer or shorter performance periods. The increase in the total number of shares that may be issued under the Plan as full-value awards and as performance-based stock awards will increase the Company’s flexibility to make long-term incentive awards focused on business goals rather than solely on stock price appreciation, and ensures the maximum tax deductibility of such awards.

The increase in overhang for all of the Company’s equity compensation plans from the additional 1,440,000 shares recommended for stockholder approval is approximately 1.2%, resulting in an aggregate overhang of approximately 19.2%. Overhang is defined as the total number of shares underlying outstanding awards and available for future awards divided by the sum of the number of shares outstanding plus those shares underlying outstanding awards and available for future awards.

If the proposal is not approved by stockholders, awards would continue to be granted pursuant to the existing plan; however, the Company may have insufficient shares remaining under the Plan to make full-value awards as early as 2010. In addition, the individual award limit on performance-based stock awards may limit the Company’s flexibility to make long-term incentive awards that focus on business goals designed to maximize stockholder value.

Description of the Plan

A summary of the significant features of the amended and restated Plan, assuming stockholder approval at the Annual Meeting, is provided below, but is qualified in its entirety by the full text of the Plan attached as Exhibit A.

Shares Subject to the Plan

The maximum number of shares of the Company’s Stock that may be delivered under the Plan is 27,000,000, plus shares that were not utilized under Predecessor Plans consisting of 1,042,700 shares. The shares of Common Stock deliverable under the Plan may consist, in whole or in part, of authorized but unissued shares, treasury shares, or shares reacquired by the Company. If an award under the Plan or any Predecessor Plan expires, or is canceled, terminated or otherwise settled without the issuance of shares subject to such award, those shares will be available for inclusion in future grants under the Plan. Shares that are delivered to the Company in payment of the exercise price for any option granted under the Plan, or under any Predecessor Plan, or any shares that are delivered or withheld to satisfy tax obligations arising from awards under the Plan, or any Predecessor Plan, will also be available for future grant under the Plan. In addition, shares reacquired by the Company on the open market using the cash proceeds received by the Company (the exercise price paid in cash and the value of the tax deduction realized by the Company as determined under generally accepted accounting principles) from the exercise of options granted under the Plan or a Predecessor Plan that are exercised after the effective date of the amended and restated Plan will also be available for future grants under the Plan.

If there is a stock split, stock dividend, recapitalization or other relevant change affecting the Company’s Common Stock, appropriate adjustments will be made in the number of shares that may be issued in the future and in the number and kind of shares and price under all outstanding grants made before the event. Incentive awards assumed or granted in substitution or exchange for awards made by a company acquired pursuant to a merger will not reduce the number of shares that may be delivered under the Plan or authorized for grant to a Participant pursuant to Sections 6.1, 6.7 and 8.1 of the Plan.

Administration and Eligibility

The Plan is administered by the Compensation and Pension Committee of the Board of Directors (the “Committee”), in its discretion. The Committee has the authority to select employees to whom awards are granted, to determine the types of awards and the number of shares covered, and to set the terms, conditions, and provisions of such awards and to cancel or suspend awards. The Committee has the authority to grant the following types of awards under the Plan: (i) stock options, (ii) stock appreciation rights (“SARs”), (iii) restricted stock (including restricted stock units), (iv) performance awards (including stock-based and cash-based performance awards), and/or (v) deferred stock units. The Committee shall be authorized to interpret the Plan and to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations which may be necessary or advisable for the administration and interpretation of the Plan. All employees of the Company are eligible to be participants under the Plan, including foreign employees.

Stock Options

The Committee may grant non-qualified options and/or options qualifying as incentive stock options (“ISOs”) under the Internal Revenue Code. ISOs and non-qualified stock options may be granted for such number of shares as the Committee shall determine, subject to the individual limit described below. The option price of either a non-qualified stock option or an ISO will not be less than the fair market value of the underlying Common Stock on the date of grant. To exercise an option, the grantee may pay the option price in cash, or, if permitted by the Committee, by delivering other shares of Qualifying Common Stock (as defined in the Plan) owned by the grantee. If provided by the Committee at or after the date of grant, a grantee who delivers previously-owned shares of Common Stock to exercise an option, will automatically be granted options for a number of shares of Common Stock equal to the number of shares so delivered, with an option price not less than the fair market value of the underlying Common Stock on the date of such delivery (a “Reload Option”). The Company discontinued granting options with rights to Reload Options for awards beginning in 2004.

The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. Options will become exercisable at such time or times as may be determined by the Committee. In addition to the current prohibition in the Plan that the Committee may not amend the terms of any option or SAR to reduce the exercise rice, the Committee is also prohibited, without first securing the approval of stockholders, from canceling any outstanding option or SAR and granting a new option or SAR with a lower exercise price or another incentive award under the Plan, such that the effect would be the same as reducing the option or SAR exercise price. Subject to adjustments permitted under the Plan, individuals may not receive more than 3,000,000 stock-options (or SARs) over any consecutive five-year period. In addition, no more than 4,000,000 shares of Common Stock, in total, may be issued pursuant to ISOs.

Stock Appreciation Rights

The Committee may grant a SAR in conjunction with an option granted under the Plan (a “Tandem SAR”) or independent of any option (a “Freestanding SAR”). Tandem SARs may be granted with respect to that number of shares of Common Stock subject to the option granted in conjunction with such Tandem SAR. Freestanding SARs may be granted with respect to such number of shares as the Committee shall determine, subject to the individual limit described below. The Committee will determine the time or times at which a SAR may be exercised and, in the case of Freestanding SARs, the base price with respect to the shares of Common Stock for which such SAR is granted, generally the fair market value of the Common Stock on the date of grant unless the Committee determines otherwise. SARs may be exercised in installments. The Committee may also grant limited SARs which become exercisable only in the case of a particular event, such as a Change in Control of the Company, and may provide at the time of grant that SARs will be automatically cashed out in the event of a Change in Control, on the basis of the Change in Control Price, as such terms are defined in the Plan. Subject to adjustments permitted under the Plan, individuals may not receive more than 3,000,000 SARs (or stock options) over any consecutive five-year period.

If a grantee exercises a SAR, the grantee will generally receive a payment equal to the excess of the fair market value of the shares with respect to which the SAR is being exercised at the time of exercise over, in the case of a Tandem SAR, the option exercise price under the related option, and, in the case of a Freestanding SAR, the price for such shares fixed by the Committee at the time the SAR was granted. Payment may be made in cash, in shares or in a combination of cash and shares, as the Committee determines. Upon the exercise of a Tandem SAR, the related option will terminate as to the number of shares with respect to which the Tandem SAR is exercised.

Restricted Stock Grants

The Committee may also award shares of Common Stock or stock units with respect to Common Stock (“Restricted Stock”). The award agreement will set forth a specified period of time over which the Restricted Stock will vest and restrictions on transfer lapse (the “Restriction Period”). During the Restriction Period, the grantee will generally have all of the rights of a stockholder, including the right to vote shares of restricted stock and the right to receive dividends on Restricted Stock, unless the Committee shall determine otherwise. The Restriction Period will lapse and Restricted Stock will become freely transferable on the date of the participant’s termination of employment due to death or disability, unless the Committee shall determine otherwise.

Performance Awards

The Committee may also grant performance awards, which may be in the form of shares of Common Stock or other property, including cash. The Committee will set forth the performance goals and period of time during which such performance goals must be attained for the performance award to become vested, subject to the individual and aggregate limits described below. The performance goals may consist of: revenue; unit growth; operating cash flow; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net working funds; cash conversion cycle; days sales outstanding; days payables outstanding; accounts receivable delinquency; operating earnings; net income; earnings per share; working capital; inventory turnover rates; days of inventory; market share; return on investment; return on capital; return on equity; return on assets; profit margin; stock price appreciation; total shareholder return; shareholder value add; customer satisfaction; customer service; product quality; and product awards. Performance goals may be measured on a corporate, subsidiary, affiliate, division or business unit basis, or a combination thereof and may be established in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance as measured against established objectives may include or exclude, as determined in the sole discretion of the Committee at the time of establishing the performance objectives, the impact of charges for restructurings, discontinued operations, extraordinary items, and any other unusual or nonrecurring items, and the cumulative effects of accounting changes.

An individual may not receive more than 1,200,000 shares of Common Stock for any performance period of three years pursuant to a stock-based performance award (subject to adjustments permitted under the Plan) and more than $10,000,000 in value under any performance award valued with reference to any property other than shares of Common Stock, including cash, with proportionate adjustments for shorter or longer performance periods. Awards may be paid in cash, shares of Common Stock, other property, or any combination thereof, as determined by the Committee at the time of payment.

Deferred Stock Units

The Committee may also make deferred stock unit awards under the Plan. This type of award entitles a participant to elect, on fixed dates established by the Committee, to defer receipt of all or a portion of such participant’s annual compensation, annual incentive compensation and/or compensation that would otherwise be realized pursuant to a performance award under the Plan (the “Deferred Amount”) and receive in lieu thereof an award of deferred stock units (the “Elective Units”). The Committee may provide that a participant who elects to defer receipt of any portion of his annual compensation, annual incentive compensation and/or compensation that would otherwise be realized pursuant to a performance award under the Plan will receive an additional award of deferred stock units with a value equal to 20% (or such other percentage as the Committee shall determine at the date of grant) of the Deferred Amount (the “Supplemental Units”). The Supplemental Units, together with any Dividend Equivalents (ad defined below) credited with respect thereto, will become vested, in full, on the fifth anniversary of the date the corresponding deferred compensation would have been paid absent the participant’s election to defer, so long as the participant remains in the continuous employ of the Company or one of its affiliates through such date. If the participant’s employment terminates prior to such fifth anniversary for reasons other than death or disability, the participant will forfeit all rights to such Supplemental Units and related Dividend Equivalents but will continue to be entitled to Elective Units (and related Dividend Equivalents) granted in lieu of the current payment of the Deferred Amount. The Committee may also grant deferred stock unit awards under the Plan without regard to whether a participant has elected to defer any compensation, on such terms and subject to such conditions (including conditions regarding the vesting and payment thereof) as the Committee may specify at the date of grant.

No shares of Common Stock will actually be issued at the time a deferred stock unit award is made. Rather, the Company will establish a separate bookkeeping account for the participant and will record in such account the number of deferred stock units awarded to the participant which, in the case of Elective Units, shall be equal to the Deferred Amount (or, in the case of Supplemental Units, 20% (or such other percentage as the Committee shall determine at the grant) of the Deferred Amount divided by the fair market value of a share of Common Stock on the date of such award. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a deferred stock unit award, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock (“Dividend Equivalents”).

New Plan Benefits

The awards that will be granted under the Plan in the future to eligible participants are subject to the discretion of the Committee and, therefore, are not fully determinable at this time. The following table sets forth the stock options and restricted stock units granted under the Plan by the Committee at its meeting on February 20, 2008, and the target amount of cash-based performance awards made by the Committee at its meeting on March 24, 2008 to (i) each Named Executive Officer; (ii) all current executive officers as a group and (iii) all other employees as a group. Nonemployee Directors do not participate in the Plan.

			Target Value of
			Performance Awards
	Stock Options	Restricted Stock	for the 2008-2010
Name	Awarded in 2008	Units Awarded in 2008	Performance Period

P.J. Curlander	175,000	—	$1,700,000
J.W. Gamble, Jr.	46,000	—	700,000
P.A. Rooke	46,000	—	950,000
M.S. Canning	46,000	—	600,000
J.L. Isbell	37,000	—	340,000
All current executive officers as a group	412,000	3,000	5,340,000
All other employees as a group	0	390,060	1,500,000

Termination of Employment

Unless the Committee determines otherwise, following a participant’s termination of employment for any reason, other than cause (as defined in the Plan), any options and SARs that have not become vested on or prior to such termination will immediately terminate. In the event of a participant’s termination of employment for cause, all options will immediately terminate. The Committee may provide that any vested options or SARs will remain exercisable following termination of employment under such circumstances and for such period of time as the Committee shall determine, subject in each case to the stated term of the option or SAR, unless the Committee provides otherwise.

Unless the Committee determines otherwise, following a participant’s termination of employment for any reason, other than disability or death, any Restricted Stock, deferred stock units and related Dividend Equivalents that have not become vested on or prior to such termination will immediately terminate. Unless the Committee determines otherwise, in the event of the grantee’s termination of employment by reason of disability or death, any Restricted Stock, supplemental or freestanding deferred stock units, or related Dividend Equivalents will become fully vested.

Transferability

Awards granted under the Plan, may, subject to prior approval, be transferred to a family member or other entity for estate planning purposes.

Change in Control

The Plan provides that in the event of a Change in Control (as defined in the Plan), unless the Committee determines that the grantee of an award, other than a performance award, under the Plan will have his award honored or assumed or will receive an alternative award which (i) is based on stock which is traded, or will be traded within 60 days following the Change in Control, on an established securities market, (ii) provides the grantee with rights and entitlements substantially equivalent or better than the rights and entitlements under the grantee’s incentive award, (iii) has substantially equivalent economic value to such incentive award, and (iv) has terms and conditions which provide that in the case of grantee’s involuntary or constructive termination (other than for cause), any conditions on the grantee’s rights under or restrictions on transfer or exercisability applicable to each such alternative award shall be waived or shall lapse, then (a) each option and SAR shall be canceled in exchange for payment in cash of an amount equal to the Change in Control Price (as defined in the Plan) over the exercise price for each option or the base price for each SAR, (b) the Restriction Period applicable to all Restricted Stock shall expire and all shares shall become nonforfeitable and immediately transferable, and (c) all deferred stock units shall become fully vested and the shares of Common Stock with respect to each unit shall be immediately payable. In the event of a Change in Control, all performance awards shall be promptly cancelled in exchange for a payment in cash of an amount equal to the pro rata share earned based on the greater of target achievement or actual achievement of the performance objectives as of the date of Change in Control.

Amendment and Termination

The Board may amend the Plan as it deems advisable, except that any amendment that (i) increases the number of shares that may be delivered under the Plan, or increases the limit on the number of shares or award value that may be delivered to a participant per type of award, (ii) lowers the exercise price for options or SARs, or (iii) materially modifies the requirements for eligibility to participate in the Plan, shall be subject to stockholder approval. The Board may terminate or suspend the Plan at any time, but such termination or suspension will not affect any stock option, SAR, Restricted Stock, performance award or deferred stock unit then outstanding under the Plan.

Term

The amendment and restatement of the Plan shall be effective upon approval by stockholders and the Plan will terminate on April 30, 2013.

Federal Income Tax Aspects

The following is a brief summary of the Federal income tax consequences of awards made under the Plan, and the Predecessor Plans described below, based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Incentive Stock Options

No taxable income is realized by the participant upon the grant or exercise of an ISO; however, the excess of the fair market value of the purchased ISO shares on the date of exercise over the price paid for such ISO shares is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income. If a participant does not sell the stock received upon the exercise of an ISO (“ISO Shares”) for at least two years from the date of grant and one year from the date of exercise, any gain or loss realized upon the subsequent sale of such ISO Shares will be taxed as long-term capital gain or loss. In such circumstances, no deduction with respect to the ISO Shares will be allowed to the Company for Federal income tax purposes.

If ISO Shares are disposed of prior to the expiration of the holding periods described above, the participant generally will realize ordinary income at the time of such disposition equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such ISO Shares. The Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, depending on whether the shares were held for more or less than one year. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant’s employment, the ISO will generally be taxed as a non-qualified stock option. Special rules apply in the event all or a portion of the exercise price is paid in shares of Common Stock already owned.

Non-qualified Stock Options

No income is realized by the participant at the time a non-qualified stock option is granted. Generally, upon exercise of a non-qualified stock option, the participant will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The Company will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares. The rate of tax payable on capital gains also varies depending on the length of time the shares are held. Special rules apply in the event all or a portion of the exercise price is paid in already owned shares of Common Stock.

Stock Appreciation Rights

No income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant’s income by reason of the exercise. If the participant receives common stock upon exercise of a SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under “Non-qualified Stock Options.”

Restricted Stock and Performance Awards

A participant receiving restricted stock or performance awards generally will recognize ordinary income in the amount of the fair market value of the restricted stock or performance shares at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. The Company will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the participant has long-term or short-term capital or loss on a subsequent sale of such shares generally begins when the restriction period expires, and the participant’s tax basis for such shares will generally equal the fair market value of such shares on such date.

However, a participant may elect under Section 83(b) of the Code, within 30 days of the grant of the restricted stock or performance shares, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock or performance shares (determined without regard to the restrictions) over any consideration paid by the participant for the restricted stock or performance shares, as applicable. By reason of such an election, the participant’s holding period will commence on the date of grant and the participant’s tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions). Likewise, the Company generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the participant. If shares are forfeited after making such an election, the participant will be entitled to a capital loss for tax purposes in an amount equal to the excess of the consideration paid for the forfeited shares over the amount, if any, realized by the participant upon the forfeiture of the shares.

Deferred Stock Units

A participant receiving a deferred stock unit award will not have taxable income when the deferred stock units or any related Dividend Equivalents are credited to the participant’s account. The participant will recognize ordinary income equal to the fair market value of the shares of Common Stock delivered (or the amount of cash paid in lieu of such shares) plus the amount of cash and the fair market value of any property credited to the participant’s account as Dividend Equivalents when the shares and/or cash are delivered or paid in accordance with the Plan. The participant will also recognize ordinary income to the extent he or she receives current payments of Dividend Equivalents in respect of the deferred stock units when the Company pays a dividend on Common Stock. The Company will generally be entitled to a deduction for the year and to the extent the participant has ordinary income.

Section 162(m) Limitation

Under Internal Revenue Code Section 162(m), the Company may not take a tax deduction for compensation to certain executive officers in excess of $1 million per year, unless the compensation is “performance-based compensation” or qualifies under certain other exceptions. The Plan contains provisions authorizing the grant of stock options, stock appreciation rights, Restricted Stock and performance awards that may constitute performance-based awards within the meaning of Internal Revenue Code Section 162(m). To the extent that awards under the Plan constitute performance-based awards, the awards should qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m).

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO CERTAIN TRANSACTIONS UNDER THE PLAN AND PREDECESSOR PLANS. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT

DISCUSS THE TAX CONSEQUENCES OF THE PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL 4

STOCKHOLDER PROPOSAL

Amalgamated Bank LongView LargeCap 500 Index Fund, 275 Seventh Avenue, New York, New York 10001, a beneficial owner of 21,182 shares of Lexmark International, Inc. Class A Common Stock as of the date of the proposal, has notified the Company that it intends to present the following proposal at the Annual Meeting of Stockholders. The Company sets forth below the text of the proposal and the supporting statement. The Board and the Company accept no responsibility for the text of the proposal and the supporting statement. The Board’s unanimous recommendation that you vote against such stockholder proposal immediately follows the proposal.

Vote Required

If the proponent appears and the following stockholder proposal is presented at the Annual Meeting of Stockholders, approval of the proposal will require the affirmative vote of the holders of a majority of the shares of Class A Common Stock represented and entitled to vote on this proposal at the Annual Meeting.

RESOLVED, that the shareholders of Lexmark International, Inc. (“Lexmark” or the “Company”) urge the board of directors to adopt a policy under which shareholders could vote at each annual meeting on an advisory resolution, to be proposed by Lexmark’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

At the 2008 annual meeting, 60% of the voting shares were cast in favor of this proposal, but the board has not implemented that recommendation. We are therefore resubmitting it to shareholders.

Investors are increasingly concerned about mushrooming executive compensation that sometimes appears to be insufficiently aligned with the creation of shareholder value. Those concerns have only increased in the current economic downturn.

A recent SEC rule, which received record support from investors, requires companies to disclose additional information about compensation and perquisites for top executives. In adopting this rule, the SEC made it clear that market forces, not the SEC, should provide checks and balances on compensation practices.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not give shareholders enough mechanisms to provide input to boards on senior executive compensation. By contrast, public companies in the United Kingdom allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote is not binding, but gives shareholders a clear voice that could help shape senior executive compensation.

U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans, but those plans set only general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have a means to provide ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, PAY WITHOUT PERFORMANCE 49 (2004)).

Similarly, performance criteria submitted for shareholder approval that would allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and inadequate instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Lexmark’s board to let shareholders express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote would, we think, provide Lexmark with useful information about whether shareholders view the company’s senior executive compensation, as reported each year, to be in shareholders’ best interests.

We urge shareholders to vote for this proposal.

FOR THE REASONS STATED BELOW, THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

The Board of Directors unanimously recommends a vote “AGAINST” the above proposal as not in the best interests of the Company’s stockholders and opposes the proposal for the following reasons. Signed proxies will be voted against this proposal, unless stockholders specify a different choice in their proxies.

In lieu of adopting the shareholder advisory proposal approved at its 2008 Annual Meeting, the Company took meaningful actions.  The Company initiated tangible, substantive actions during 2008 which the Board believes have resulted in much more meaningful communications with its shareholders regarding executive compensation instead of adopting an advisory vote on executive compensation that, at best, simply reflects some generalized dissatisfaction with the Board, with management or with the Company’s performance. The Company took the following actions:

•	Survey of its top institutional shareholders, representing more than 60% of the total outstanding shares, regarding the independent Compensation and Pension Committee’s executive compensation philosophy, its use of compensation consultants, its benchmarking practices, CEO compensation, and its compensation disclosures;

•	One-on-one conference calls with its largest shareholders seeking direct feedback on improving the Company’s compensation disclosures and questions/concerns over executive compensation;

•	A direct e-mail link on the “Corporate Governance” section of our webpage seeking the input of all shareholders on executive compensation and other corporate governance matters; and

•	Further enhanced, based on this shareholder input, the “Compensation Discussion & Analysis” portion of this Proxy Statement to clarify compensation opportunity versus compensation realized, provide more in-depth explanation of the rationale for the peer group selection and additional information on how compensation is aligned with Company performance.

In addition to the shareholder access points described above, shareholders may also contact directly any of our Company’s directors, the Presiding Director, a committee of the Board (including the Compensation and Pension Committee), the Board’s nonemployee directors as a group or the Board generally, by writing to them through the process described under the heading “Corporate Governance Matters” in this Proxy Statement or by sending an email to lxkbod@lexmark.com.

The proposed advisory vote simply cannot be a meaningful substitute for the informed judgment of the independent Compensation and Pension Committee.  It is the responsibility of the Compensation and Pension Committee, which is comprised entirely of active, engaged, independent directors, to thoughtfully and carefully establish and maintain executive compensation programs and to approve compensation awarded to the Company’s executive officers. To assist in the design of compensation opportunities for our Company’s executive officers, the independent Compensation and Pension Committee has engaged its own compensation consultant, Pearl Meyer & Partners, which is completely independent of Company management and reports directly to the Committee. When designing these programs and setting executive compensation, the independent Compensation and Pension Committee considers a variety of public and confidential information, such as sensitive strategic and operational information and data unique to individuals. Because such confidential data is not available, and for competitive reasons cannot be made available to shareholders, any vote by shareholders would necessarily be based on incomplete information. As described elsewhere in this Proxy Statement, incentive compensation opportunities, short and long term, are utilized by the independent Compensation and Pension Committee to fulfill the Company’s principles of paying for performance where performance criteria are aligned with stockholder interests, putting this major component of the Named Executive Officer’s pay significantly “at risk” and subject to the achievement of strategic business objectives, and balancing short-term and long-term objectives. As a result, over the past five years, the Company has achieved performance in excess of the target levels set by the independent Compensation and Pension Committee for annual incentive compensation just two times (2004 and 2006) and for long-term incentive compensation just one time (2003-2005 performance period) making the realized achievement for Named Executive Officers significantly less than the opportunity provided. The independent Compensation and Pension Committee has also demonstrated its responsiveness to issues of concern to shareholders and its commitment to being accountable to shareholders. Based on shareholder feedback, the Compensation and Pension Committee made significant changes to this Proxy Statement to improve the disclosure of executive compensation information using Plain English to make clear to all readers the policies and practices behind our Company’s programs for senior executive compensation. This high degree of transparency helps ensure that shareholders’ interests are properly served with respect to executive compensation.

Adoption of the proposal could put our Company at a competitive disadvantage and negatively impact shareholder value by impeding our ability to recruit and retain critical personnel.  Our Company operates in an intensely competitive environment and our success is closely correlated with the recruitment and retention of talented employees and a strong management team. A competitive compensation program is therefore essential to the Company’s long-term performance and long-term shareholder value creation. Importantly, the advisory vote process in the United Kingdom is mandated by law applying to all public companies in that jurisdiction and, therefore, gives no company a competitive advantage over another. In the United States, the issue of a shareholder vote on executive compensation decisions is currently the subject of proposed legislation in Congress. Passage of this shareholder proposal prior to the resolution of any such proposed legislation may inappropriately subject the Company to standards that differ from the standards that may apply to our peers. Our adoption of an advisory vote could lead to a perception among our talent and the talent for which we compete that compensation opportunities at our Company may be limited, especially as compared with opportunities at companies that have not adopted this practice, and may impede our ability to recruit and retain critical personnel. Very few U.S. public companies have adopted this practice and we currently are not aware of any of the companies listed in our peer group as having adopted this practice.

An advisory vote is not an effective mechanism for conveying meaningful shareholder opinions regarding our executive compensation.  The Board welcomes and values the input of its shareholders, but the proposed advisory vote would benefit neither the Company nor its shareholders because it would not provide the Compensation and Pension Committee with any clear indication of the meaning of the vote. An advisory vote would not communicate shareholder views of the merits, limitations or preferred enhancements of our executive compensation. The Board would rather continue with its affirmative practice of seeking out meaningful shareholder input and not be distracted by communication that does not convey a clear message. Specific, direct communications, such as those actions taken by the Company in 2008, are much more beneficial to shareholder interests and also have the benefit of allowing shareholders to voice their views about executive compensation before decisions are made, as opposed to simply voting on the results of those decisions.

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

SUBMISSION OF STOCKHOLDER PROPOSALS

If a holder of the Company’s Class A Common Stock wishes to present a proposal for consideration at next year’s Annual Meeting, any such proposal must be received at the Company’s offices at One Lexmark Centre Drive, Lexington, Kentucky 40550, Attention: Corporate Secretary, on or before November 11, 2009. In addition, the Company’s By-Laws provide that in order for any stockholder to nominate a Director or propose to transact any corporate business at an Annual Meeting of Stockholders, the stockholder must have given written notice, by certified mail, to the Secretary of the Company, which must be received by the Secretary of the Company not less than 60 nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s Annual Meeting of Stockholders. If the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the first anniversary of the preceding year’s Annual Meeting, the notice must be received by the Secretary not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

PROXY SOLICITATION

The Company is making this proxy solicitation and will bear the cost of the solicitation. In addition to the solicitation of proxies by use of the mail, proxies may be solicited by Directors, officers and regularly engaged employees or agents of the Company. The Company has also retained Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038, to assist in the solicitation for estimated fees of approximately $25,000 plus reasonable expenses. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their out-of-pocket expenses.

ATTENDANCE AT ANNUAL MEETING

The 2009 Annual Meeting of Stockholders will be held at 8:00 a.m. on Thursday, April 23, 2009, at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511.

Admission to the meeting is limited to stockholders of the Company or their designated representatives. One admission ticket to the meeting is attached to each proxy used. If you intend to attend the meeting, please detach and retain the admission ticket and check the “I plan to attend the meeting” box on the form of proxy itself to validate the admission ticket. Only ticket-holders will be admitted to the Annual Meeting.

OTHER MATTERS

The management knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

The Company will furnish to each person whose proxy is being solicited, upon written request, copies of any exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission. Requests in writing for copies of any such materials should be directed to Investor Relations, Lexmark International, Inc., One Lexmark Centre Drive, Lexington, Kentucky 40550.

Robert J. Patton
Secretary

March 12, 2009

Exhibit A

LEXMARK INTERNATIONAL, INC.
STOCK INCENTIVE PLAN
AS AMENDED AND RESTATED, EFFECTIVE APRIL 23, 2009

SECTION 1.

PURPOSE

The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

SECTION 2.

DEFINITIONS

2.1.  Definitions.  Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Adjustment Event” shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.

(c) “Award Agreement” means the agreement, certificate or other instrument evidencing the grant of any Incentive Award under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause”, with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award or, if there is no such meaning assigned, shall mean (i) the willful failure by the Participant to perform substantially his duties as an employee of the Company or any Subsidiary (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

(f) “Change in Control” shall mean the occurrence of any of the following events:

(i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the “Incumbent Directors”); provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director;

(ii) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iii) the stockholders of the Company shall approve a definitive agreement (x) that results in the consummation of a merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company or (C) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of 30% or more of the securities of the surviving entity or (y) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

Notwithstanding the foregoing, to the extent that any Section 409A Incentive Award would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

(g) “Change in Control Price” shall mean the highest price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the average selling price of the Common Stock for the 30-day period immediately preceding the date on which such Change in Control occurs, calculated in accordance with Section 1.409A-1(b)(5)(iv).

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means the Compensation and Pension Committee of the Board or such other committee as may be designated by the Board that is composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3(b)(3) as promulgated under the Act) and “outside directors” within the meaning of Section 162(m) of the Code.

(j) “Common Stock” means the Class A Common Stock of the Company, par value $0.01 per share, or such other shares or kind of securities as determined by the Board.

(k) “Company” means Lexmark International, Inc., a Delaware corporation, and any successor thereto.

(l) “Deferred Stock Unit” means a Participant’s right to receive pursuant to the Plan one share of Common Stock, or, if provided by the Committee, cash equal to the Fair Market Value of a share of Common Stock, at the end of a specified period of time.

(m) “Deferred Stock Unit Election” means an election by a Participant to defer the receipt of all or any portion of his annual compensation, annual incentive compensation, and/or his compensation realized pursuant to a Performance Award in accordance with the rules set forth in Section 9 of the Plan.

(n) “Disability” means:

(i) with respect to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code;

(ii) with respect to a Section 409A Incentive Award, a determination by the Committee that the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or any Subsidiary. A Participant shall also be considered disabled if he is determined to be totally disabled by the Social Security Administration; or

(iii) with respect to any other Incentive Award, “Disability” shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award, or, if there is no such meaning assigned, shall mean a physical or mental disability or infirmity of a Participant, as defined in any disability plan sponsored by the Company or any Subsidiary which employs such Participant, or, if no such plan is sponsored by such Participant’s employer, the Lexmark International, Inc. Long-term Disability Program.

(o) “Employee” means any employee of the Company or any of its Subsidiaries.

(p) “Fair Market Value” means, as of any date of determination, the closing price of a share of Common Stock on a national securities exchange on that day, as reported for such day in the Wall Street Journal, or the mean of the last bid and asked prices for a share of Common Stock on such immediately preceding day, as reported on a nationally recognized system of price quotation. In the event that there are no Common Stock transactions reported on such exchange or system on such day, Fair Market Value shall mean the closing price or the mean of the last bid and asked prices, whichever is applicable, on the immediately preceding day on which Common Stock transactions were so reported.

(q) “Incentive Award” means any award under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Performance Award or Deferred Stock Unit.

(r) “Option” means the right to purchase a stated number of shares of Common Stock at a stated price (as specified in Section 6.2 hereof) for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” within the meaning of Section 422 of the Code or (ii) an Option which is not an Incentive Stock Option (a “Non-Qualified Stock Option”).

(s) “Participant” means any Employee designated by the Committee to receive an Incentive Award under the Plan.

(t) “Performance Award” means any grant of stock-based or cash-based Incentive Awards subject to the achievement of performance objectives during the Performance Period pursuant to Section 8.

(u) “Performance Period” means that period established by the Committee at the time a Performance Award is granted during which any performance objectives specified by the Committee with respect to such Performance Award are to be measured, provided that such period shall not be less than 12 months or more than five years.

(v) “Plan” means the Lexmark International, Inc. Stock Incentive Plan, as set forth herein and as the same may be amended from time to time.

(w) “Predecessor Plans” means the Lexmark Holding, Inc. Stock Option Plan for Executives and Senior Officers, the Lexmark Holding, Inc. Stock Option Plan for Senior Managers, the Lexmark Holding, Inc. Employee Stock Option Plan and the 1995-1997 Long Term Incentive Plan.

(x) “Qualifying Common Stock” means shares of Common Stock which (i) are not subject to any loan or other obligation or pledged as collateral with respect to any loan or other obligation of the Participant (subject to the consent of the Committee, other than any loan extended to the Participant by the Company or a Subsidiary) and (ii) either (A) have been owned by the Participant for at least six months (or such greater or lesser period as the Committee shall determine) or (B) were purchased by the Participant on a national securities exchange or nationally recognized over-the-counter market.

(y) “Restriction Period” means the period during which shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) as described in Section 7 of the Plan and any applicable Award Agreement.

(z) “Restricted Stock” means Common Stock or units with respect to Common Stock awarded to a Participant pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with Section 7 of the Plan.

(aa) “Retirement,” with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award, or, if there is no such meaning assigned, shall mean a Participant’s retirement at or after normal retirement age under the terms of the retirement plan sponsored by the Company or any Subsidiary which employs such Participant.

(bb) “Section 409A Incentive Award” means any Incentive Award, which provides for the “deferral of compensation” within the meaning of Section 1.409A-1(b) of the Treasury Regulations, which is not otherwise exempt from the requirements of Section 409A of the Code.

(cc) “Stock Appreciation Right” means the right to receive a payment from the Company, in cash, Common Stock or a combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise over a specified price fixed by the Committee (as specified in Section 6.7(c) hereof).

(dd) “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any other entity in which the Company has a significant equity interest, as determined by the Committee.

(ee) For purposes of any Section 409A Incentive Award, the terms “terminate,” “terminated,” or “termination of employment,” and variations thereof, as used in the Plan or any Award Agreement for a Section 409A Incentive Award, are intended to mean a Participant’s “separation from service” from the Company or a Subsidiary of the Company, as applicable, for purposes of Section 409A of the Code, using the default provisions set forth in Section 1.409A-1(h) of the Treasury Regulations.

2.2.  Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.

SECTION 4.

ADMINISTRATION

4.1.  Power to Grant and Establish Terms of Awards.  The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Incentive Awards shall be granted and the terms and conditions of such Incentive Awards, including but not limited to the number of shares of Common Stock to be covered by each Incentive Award; the time or times at which Incentive Awards may be exercised, paid or transferred, as the case may be; whether Options shall be designated as Incentive Stock Options or Non-Qualified Stock Options; the form and manner of payment of any amount due from a Participant in connection with any Incentive Award; whether any Reload Option (as defined in Section 6.6) will be granted to any Participant pursuant to Section 6.6; whether any restriction (including any provision as to vesting, exercisability, payment or transferability) shall be modified or waived, in whole or in part, after the date of grant of the Incentive Award, provided, however, the Committee shall not modify or waive any restriction of any Section 409A Incentive Award that would result in an impermissible acceleration of payment in violation of Section 1.409A-3(j) of the Treasury Regulations, or otherwise violate Section 409A of the Code or any provision of the Treasury Regulations promulgated thereunder; the rights of a Participant with respect to any Incentive Award following the Participant’s termination of employment; whether amounts payable by the Company in respect of any Incentive Award shall be paid in Common Stock, cash or any combination thereof; whether and to what extent any Incentive Award may be transferred by the Participant; and the terms, provisions and conditions to be included in any Incentive Award

Agreement. The Committee shall not have the power to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Stock Appreciation Right nor to grant a new Option, Stock Appreciation Right or other Incentive Award in substitution for or upon the cancellation of any previously granted Option or Stock Appreciation Right, which has the effect of reducing the exercise price, unless approved by stockholders.

The officers of the Company may suggest to the Committee the Participants who should receive Incentive Awards under the Plan. In accordance with the terms of the Plan, the terms and conditions of each Incentive Award shall be determined by the Committee at the time of grant, and such terms and conditions may be subsequently changed by the Committee, in its discretion, provided that no such change may be effected which would adversely affect a Participant’s rights with respect to an Incentive Award then outstanding, without the consent of such Participant, or result in an impermissible acceleration of payment of any Section 409A Incentive Award in violation of Section 1.409A-3(j) of the Treasury Regulations, or otherwise violate Section 409A of the Code or any provision of the Treasury Regulations. The Committee may establish different terms and conditions for different Participants receiving Incentive Awards and for the same Participant for each Incentive Award such Participant may receive, whether or not granted at different times. The grant of any Incentive Award to any Employee shall not entitle such Employee to the grant of any other Incentive Awards. Notwithstanding anything else contained in the Plan to the contrary, the Committee may delegate, subject to such terms and conditions as it shall determine, to any officer of the Company or to a committee of officers of the Company, the authority to grant Incentive Awards (and to make any and all determinations related thereto) to Participants who are not, and are not expected to become, subject to the reporting requirements of Section 16(a) of the Act and whose compensation will not be subject to the limitations on the deductibility thereof by the Company or its Subsidiaries pursuant to Section 162(m) of the Code.

4.2.  Administration.  The Committee shall be responsible for the administration of the Plan. Any Incentive Award granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its discretion. The Committee, by majority action thereof, has discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret and apply the provisions of the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company or to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes.

4.3.  Discretionary Authority of Committee.  All of the powers and authority conferred upon the Committee pursuant to any term of the Plan shall be exercised by the Committee, in its discretion. All determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and, in the event of any judicial review thereof, shall be overturned only if arbitrary and capricious. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

SECTION 5.

STOCK SUBJECT TO PLAN

5.1.  Number.  Subject to the provisions of Section 5.4, the number of shares of Common Stock that may be delivered under the Plan may not exceed 27,000,000, plus any shares that become available for grant pursuant to Section 5.2, provided that no more than 8,000,000 shares may be delivered pursuant to Incentive Awards other than Options and Stock Appreciation Rights. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose, or from Common Stock reacquired by the Company.

5.2.  Canceled, Terminated, or Forfeited Awards.  Any shares of Common Stock subject to any portion of an Incentive Award and any shares of Common Stock subject to any award granted under a Predecessor Plan which, in any such case and for any reason, expires, or is canceled, terminated or otherwise settled, without the issuance of such shares of Common Stock, including shares covered by an Incentive Award used to satisfy tax withholding requirements on behalf of a Participant as provided for in Section 12.4, shall again be available for award under the Plan. Shares of Common Stock that are delivered to the Company, either actually or by attestation, in payment of the exercise price for any Option granted under the Plan or under a Predecessor Plan will also be available for future grants under the Plan. Shares reacquired by the Company on the open market using the cash proceeds (the exercise price paid in cash and the value of the tax deduction realized by the Company determined under generally accepted accounting principles) received by the Company from the exercise of Options granted under the Plan or under a Predecessor Plan that are exercised after the effective date will also be available for future grants under the Plan.

5.3.  Substitute Awards.  Incentive Awards assumed or granted in substitution or exchange for awards previously granted by a company acquired by the Company or with which the Company combines will not reduce the shares that may be delivered under the Plan or authorized for grant to a Participant pursuant to Sections 6.1, 6.7 and 8.1.

5.4.  Adjustment in Capitalization.  The aggregate number of shares of Common Stock available for Incentive Awards, under Section 5.1, or subject to outstanding Incentive Awards, and the respective prices and/or vesting criteria applicable to outstanding Incentive Awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, any Incentive Award granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Incentive Award would have been entitled to receive in connection with such event.

Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any Incentive Award granted under the Plan as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as provided in Section 7.4, Section 9.3 or as otherwise provided by the Committee at or after the date any such award is made, be subject to the same terms and conditions, including vesting and restrictions on exercisability or transfer, as are applicable to the Incentive Award with respect to which such shares, cash or other property is received, and any Award Agreement and stock certificate(s) representing or evidencing any shares of stock or other property so received shall so provide and be legended as appropriate.

SECTION 6.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1.  Grant of Options.  Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non- Qualified Stock Options, except that no Incentive Stock Option may be granted to any Employee of a Subsidiary which is not a corporation. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to a Participant, provided that, in no event shall the number of shares of Common Stock subject to all Options (or Stock Appreciation Rights) granted to any Participant under the Plan during any consecutive five-year period exceed 3,000,000 shares (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur). Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

6.2.  Option Price.  Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted, except that if a Non-Qualified Stock Option is granted retroactively in tandem with or in substitution for a Stock Appreciation Rights grant, the designated Fair Market Value for purposes of establishing the exercise price for such option may be the Fair Market Value on the date the Stock Appreciation Rights were granted.

6.3.  Exercise of Options.  Options awarded to a Participant under the Plan shall be exercisable at such time or times and subject to such restrictions or other conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee shall determine. To the extent not specified otherwise by the Committee, Options will become exercisable in three installments as follows, subject to the Participant’s continued employment until the applicable date:

Percentage of	Anniversary of
Grant Exercisable	Date of Grant

60%	Third anniversary
80%	Fourth anniversary
100%	Fifth anniversary

Once exercisable, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. Notwithstanding the foregoing, except as provided in Section 6.8, no Option shall be exercisable for more than 10 years after the date on which it is granted.

6.4.  Payment.  The Committee shall establish procedures governing the exercise of Options, which shall require that notice of exercise be given and that the Option price be paid in full at the time of exercise (i) in cash or cash equivalents, (ii) in the discretion of the Committee, in shares of Qualifying Common Stock having a Fair Market Value on the date of exercise equal to such Option price or in a combination of cash and Qualifying Common Stock or (iii) in accordance with such other procedures or in such other form as the Committee shall from time to time determine. As soon as practicable after receipt of an exercise notice and payment of the exercise price in accordance with this Section 6.4, the Company shall direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Participant’s ownership of the shares of Common Stock so acquired.

6.5.  Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded Incentive Stock Options under Section 421 of the Code. No more than 4,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options.

6.6.  Reload Options.  If provided by the Committee at or after the date of grant, a Participant who delivers shares of Common Stock that have been owned by such Participant for any minimum period of time specified by the Committee to exercise an Option or an option granted under a Predecessor Plan, will automatically be granted new Options (“Reload Options”) for a number of shares of Common Stock equal to the number of shares so delivered. Unless the Committee determines otherwise, such Reload Options will be subject to the same terms and conditions (including the same expiration date) as the related Option except (i) that the exercise price shall be equal to the Fair Market Value of a share of Common Stock on the date such Reload Option is granted and (ii) such Reload Option shall not be exercisable prior to the six-month anniversary of the date of grant and, thereafter, shall be exercisable in full.

6.7.  Stock Appreciation Rights.

(a) Stock Appreciation Rights may be granted to Participants at such time or times and with respect to such number of shares of Common Stock as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may impose, provided that no Participant may receive Stock Appreciation Rights (or Options) under the Plan covering shares of Common Stock in excess of 3,000,000 (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur) during any consecutive five-year period. Each grant of an Incentive Award of Stock Appreciation Rights shall be evidenced by an Award Agreement.

(b) Stock Appreciation Rights may be exercised at such time or times and subject to such conditions, including the performance of a minimum period of service, the satisfaction of performance goals or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the date of grant. Stock Appreciation Rights which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of a Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the applicable provisions of Rule 16b-3 as promulgated under the Act or any successor rule.

(c) Subject to the provisions of Section 12.4 of the Plan, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in cash, Common Stock or in a combination of cash and Common Stock, as determined by the Committee, of an amount determined by multiplying:

(i) any increase in the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant of such Stock Appreciation Right, provided such amount shall not be less than the Fair Market Value of a share of Common Stock at the date of grant, by

(ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

6.8.  Exercisability Following Termination of Employment.  Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant’s employment with the Company and Subsidiaries terminates by reason of Retirement, Disability, death or special termination with the consent of the Company, all Options and Stock Appreciation Rights then held by such Participant that are exercisable at the date of such termination of employment shall thereafter remain exercisable by the Participant or, if applicable, the Participant’s beneficiary, for a period of one year from the date of termination, but in no event later than the expiration of the stated term of the Option or Stock Appreciation Right. Notwithstanding the foregoing, to the extent provided by the Committee at or after the date of grant, in the event of a Participant’s termination of employment due to death or Disability, all such Non-Qualified Stock Options and Stock Appreciation Rights shall remain exercisable for a minimum period of one year, without regard to the stated term of the Non-Qualified Stock Option or Stock Appreciation Right. Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant’s employment with the Company and Subsidiaries terminates for any reason other than Retirement, Disability, death, or special termination with the consent of the Company or by the Company for Cause, all Options and Stock Appreciation Rights then held by such Participant that are then exercisable shall remain exercisable for the 90-day period immediately following such termination of employment or until the expiration of the term of such Option or Stock Appreciation Right, whichever period is shorter. Unless otherwise determined by the Committee at or after the date of grant, in the event of a Participant’s termination of employment with the Company and Subsidiaries by the Company for Cause, all Options and Stock Appreciation Rights then held by such Participant shall immediately terminate and be canceled, in full, on the date of such termination of employment. All Options that are not vested as of the date of a Participant’s termination of employment shall immediately terminate and be canceled on such date and all other Options shall terminate and be canceled on the date the period for exercise has expired to the extent not exercised prior to such date.

SECTION 7.

RESTRICTED STOCK

7.1.  Grant of Restricted Stock.  The Committee may grant Incentive Awards of Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restriction Period lapses, and, as a condition to the grant of any Incentive Award of shares of Restricted Stock, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Incentive Award. Each grant of Restricted Stock shall be evidenced by an Incentive Award Agreement.

7.2.  Payment.  Upon the expiration or termination of the Restriction Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock shall lapse and the Company shall cancel and direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Participant’s ownership of such number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions, other than any imposed by applicable law. Upon request, the Company shall deliver to the Participant a stock certificate registered in such Participant’s name and representing the number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions except any that may be imposed by law. To the extent provided by the Committee, in its discretion, in lieu of delivering shares of Common Stock, the Company may make a cash payment in full or partial satisfaction of any Incentive Award of Restricted Stock equal to the Fair Market Value, on the date the applicable restrictions lapse, of the number of shares or units of Restricted Stock with respect to which such restrictions have lapsed. No payment will be required to be made by the Participant upon the delivery of such shares of Common Stock and/or cash, except as otherwise provided in Section 12.4 of the Plan.

7.3.  Restriction Period; Restrictions on Transferability during Restriction Period.  Unless otherwise determined by the Committee at or after the date of grant, the Restriction Period applicable to any award of Restricted Stock shall lapse, and such shares of Restricted Stock shall become freely transferable the date of the Participant’s termination of employment with the Company and the Subsidiaries due to death or Disability, subject in any such case to the Participant’s continuous employment with the Company or a Subsidiary through such date. Except as provided in Section 12.1, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such time as the Restriction Period applicable thereto shall have lapsed upon the satisfaction of such conditions, including without limitation, the completion of a minimum period of service or the occurrence of such event or events, as shall be determined by the Committee either at or after the time of grant.

7.4.  Rights as a Stockholder.  Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of restricted stock shall be entitled to vote on any matter submitted to the Company’s stockholders. In addition, unless otherwise determined by the Committee, Participants granted Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid.

7.5.  Legend.  To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restriction Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

“The shares of stock represented by this certificate are subject to the terms and conditions contained in the Lexmark International, Inc. Stock Incentive Plan, as amended and restated, and the Incentive Award Agreement, dated as of           between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 12.1 of the Plan or in such Incentive Award Agreement) until          .”

Upon the lapse of the Restriction Period with respect to any such shares of Restricted Stock, the Company shall, upon the Participant’s request, issue or have issued new share certificates without the legend described herein in exchange for those previously issued.

7.6.  Deferred Settlement of Restricted Stock Units.  The Committee may permit a Participant who has received an Incentive Award consisting of Restricted Stock units to elect to defer the settlement to a specified date after the settlement date, as set forth in Section 7.2 or as otherwise provided in the Award Agreement, subject to such terms and conditions as determined by the Committee. If a Participant is allowed to defer settlement of Restricted Stock units, the initial election to defer such Restricted Stock units must be made within 30 days after the date of grant, provided that the vesting of such Incentive Award is contingent on the Participant providing services for at least 12 months following the date of such initial deferral election. Absent an initial election to defer settlement of the Restricted Stock units, the Participant may also make a subsequent election to defer the settlement of the Restricted Stock units to a specified date after the settlement date, as set forth in Section 7.2 or as otherwise provided in the Award Agreement, provided the Participant’s election to defer the settlement date is made in accordance with the rules set forth in Section 9.6, substituting Restricted Stock units for Deferred Stock Units.

SECTION 8.

PERFORMANCE AWARDS

8.1.  Grant of Performance Awards.  The Committee may grant Performance Awards which may be in the form of shares of Common Stock or valued by reference to a designated amount of property other than shares of Common Stock, including cash, to Participants at such times and in such amounts and subject to such terms and conditions not inconsistent with the Plan, as it shall determine. The performance objectives to be achieved during any Performance Period will be determined by the Committee upon the grant of each Performance Award; provided that in no event shall (i) the number of shares of Common Stock delivered pursuant to stock-based Performance Awards to any Participant exceed 1,200,000 (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur) for any Performance Period of three years or (ii) the value of any property other than shares of Common Stock, including cash, paid with respect to Performance Awards, regardless of whether such payment is in cash or shares of Common Stock, exceed $10,000,000 for any Performance Period of three years, with proportionate adjustments for shorter or longer Performance Periods. Each grant of Performance Awards shall be evidenced by an Award Agreement.

8.2.  Code Section 162(m) Provisions.  Notwithstanding any other provision in the Plan, if the Committee determines that at the time a Performance Award is granted to a Participant who is, or is likely to be, a “covered employee” under Section 162(m) of the Code during any Performance Period, then the Committee may provide that this Section 8.2 is applicable to such Performance Award.

(a) In addition to any other restrictions imposed on such Performance Awards, Performance Awards shall become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part. Such performance objectives shall relate to one or more of the following criteria: revenue; unit growth; operating cash flow; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net working funds; cash conversion cycle; days sales outstanding; days payables outstanding; accounts receivable delinquency; operating earnings; net income; earnings per share; working capital; inventory turnover rates; days of inventory; market share; return on investment; return on capital; return on equity; return on assets; profit margin; stock price appreciation; total shareholder return; shareholder value add; customer satisfaction; customer service; product quality; and product awards. Performance objectives may relate to the performance of the Company, a Subsidiary, an affiliate or a division or business unit, or a combination thereof, and may be established in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

(b) The measurement of the Company’s performance against its performance objectives may include or exclude, as determined in the sole discretion of the Committee at the time of establishing the performance objectives, the impact of charges for restructurings, discontinued operations, extraordinary items, and any other unusual or nonrecurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis.

(c) The Committee may adjust downwards, but not upwards, the number of shares of Common Stock to be granted to a Participant and/or the amount payable pursuant to a Performance Award.

8.3.  Payment.  Performance Awards may be paid in cash, shares of Common Stock, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period, or at such later time, in accordance with procedures established by the Committee. Notwithstanding the foregoing, if the Performance Award is a Section 409A Incentive Award, the Committee shall establish the time and form of payment for such Performance Award no later than the latest date permitted in accordance with Section 1.409A-2(a)(2) of the Treasury Regulations.

SECTION 9.

DEFERRED STOCK UNITS

9.1.  Deferred Stock Unit Awards.  Subject to such terms and conditions as the Committee shall determine, a Participant may be permitted to make a Deferred Stock Unit Election. With respect to any compensation that is not “performance-based compensation” within the meaning of Section 1.409A-1(e) of the Treasury Regulations, the Participant’s Deferred Stock Unit Election must be made no later than the fixed date established by the Committee for such deferral, and in no event later than December 31 of the calendar year immediately preceding the calendar year in which any services are performed for which such compensation is payable. With respect to any compensation that is “performance-based compensation,” the Participant’s Deferred Stock Unit Election must be made no later than the fixed date established by the Committee for such deferral, and in no event later than the date that is on or before the date that is six months before the end of the performance period, provided the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date a Participant makes his Deferred Stock Unit Election, and provided further that in no event may the Participant’s election to defer performance-based compensation be made after such compensation has become readily ascertainable, as determined in accordance with Section 1.409A-1(e) of the Treasury Regulations. A Participant who makes a Deferred Stock Unit Election shall receive a number of Deferred Stock Units (the “Elective Units”) in lieu of the compensation deferred pursuant to the Deferred Stock Unit Election (the “Deferred Amount”) equal to the greatest whole number which may be obtained by dividing (x) the amount of the Deferred Amount, by (y) the Fair Market Value of a share of Common Stock on the date of grant. No shares of Common Stock will be issued at the time an award of Deferred Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such award. The Company will establish a separate account for the Participant and will record in such account the number of Deferred Stock Units awarded to the Participant. Unless the Committee determines otherwise, each Participant who receives an award of Elective Units shall receive an additional award of Deferred Stock Units (the “Supplemental Units”) equal to the greatest whole number which may be obtained by dividing (x) 20% (or such other percentage as may be determined by the Committee at the date of grant) of the Deferred Amount, by (y) the Fair Market Value of a share of Common Stock on the date of grant. The Committee may also grant a Participant an Incentive Award of Deferred Stock Units (“Freestanding Deferred Stock Units”) without regard to any election by the Participant to defer receipt of any compensation payable to him.

9.2.  Dividends with respect to Deferred Stock Units.  The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Deferred Stock Unit award, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock (“Dividend Equivalents”). To the extent provided by the Committee at the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant’s account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of Deferred Stock Units shall be credited to such Participant’s account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date, by (y) the Fair Market Value of a share of Common Stock on such date.

9.3.  Vesting of Deferred Stock Unit Awards.  The portion of each Deferred Stock Unit award that consists of Elective Units, together with any Dividend Equivalents credited with respect thereto shall be fully vested at all times. Unless the Committee provides otherwise at the date of grant, the portion of each Deferred Stock Unit award that consists of Supplemental Units or Freestanding Deferred Stock Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the fifth anniversary of (x) in the case of Supplemental Units, the date the corresponding Deferred Amount would have been paid absent the Participant’s Deferred Stock Unit Election and (y) in the case of Freestanding Deferred Stock Units, the date of grant of such units, provided the Participant remains in the continuous employ of the Company or a Subsidiary through such applicable vesting date. Notwithstanding the foregoing, unless the Committee provides otherwise at the date of grant, the portion of each Deferred Stock Unit award that consists of Supplemental Units or Freestanding Deferred Stock Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the date of the Participant’s termination of employment with the Company or a Subsidiary, as applicable, due to death or Disability, subject in any such case to the Participant’s continuous employment with the Company or a Subsidiary through such date. Any

Deferred Stock Units that are not vested as of the date of the Participant’s termination of employment shall be forfeited.

9.4.  Rights as a Stockholder.  A Participant or his beneficiary shall not have any right in respect of Deferred Stock Units awarded pursuant to the Plan to vote on any matter submitted to the Company’s stockholders until such time as the shares of Common Stock attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary, as applicable.

9.5.  Settlement of Deferred Stock Units.  Unless the Committee determines otherwise at the date of grant, a Participant shall receive one share of Common Stock for each vested Deferred Stock Unit (and related Dividend Equivalents) as of the earlier of (x) the fifth anniversary of the date of grant and (y) the date of such Participant’s termination of employment due to Retirement (or six months and 1 day after termination of employment due to Retirement, if the Participant is a “specified employee” within the meaning of Section 1.409A-1(i) of the Treasury Regulations), death, or Disability (or such later date as may be elected by the Participant on his Deferred Stock Unit Election in accordance with the rules and procedures of the Committee).

9.6 Deferred Settlement of Deferred Stock Units.

(a) If permitted by the Committee, a Participant may elect to defer settlement of the Deferred Stock Units beyond the date specified in Section 9.5 or in the Award Agreement, as applicable, provided the following requirements are satisfied:

(i) A Participant’s election to defer settlement of the Deferred Stock Units may not take effect until at least 12 months after the date on which the election is made by the Participant;

(ii) A Participant’s election to defer settlement of the Deferred Stock Units must delay settlement for a period of not less than five (5) years from the original settlement date set forth in Section 9.5, or as otherwise provided in the Award Agreement; and

(iii) A Participant’s election to defer settlement of the Deferred Stock Units must be made at least 12 months prior to the settlement date set forth in Section 9.5, or as otherwise provided in the Award Agreement.

(b) The Company may delay settlement of the Deferred Stock Units if it reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable laws provided payment is made at the earliest date on which the Company reasonably anticipates that the making of the payment will not cause such violation.

(c) The Company also reserves the right to delay payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

SECTION 10.

CHANGE IN CONTROL

10.1.  Accelerated Vesting and Payment.  Subject to the provisions of Section 10.2 below, in the event of a Change in Control, (i) each Option and Stock Appreciation Right shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option or the base price for such Stock Appreciation Right, whichever is applicable (except that the Change in Control Price shall not apply to Stock Appreciation Rights granted in tandem with Incentive Stock Options), (ii) the Restriction Period applicable to all Restricted Stock shall expire and all shares shall become nonforfeitable and immediately transferable, (iii) all Performance Awards shall be promptly cancelled in exchange for a payment in cash of an amount equal to the pro rata share earned based on the greater of target achievement or actual achievement as of the date of Change in Control and (iv) all Deferred Stock Units and Restricted Stock units shall become fully vested and the shares of Common Stock with respect thereto shall be immediately payable.

10.2.  Alternative Awards.  Notwithstanding Section 10.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Incentive Award, other than a Performance Award or a Section 409A Incentive Award, if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Incentive Award or class of Incentive Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by a Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

(a) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

(b) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Incentive Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(c) have substantially equivalent economic value to such Incentive Award (determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after the Change in Control);

(d) have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated or constructively terminated (other than for Cause) upon or following such Change in Control, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be; and

(e) satisfy the requirements of Section 1.409A-1(b)(v)(D) of the Treasury Regulations.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant’s compensation, a material reduction in the Participant’s responsibilities or the relocation of the Participant’s principal place of employment to another location a material distance farther away from the Participant’s home, in each case, without the Participant’s prior written consent.

SECTION 11.

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided, however, that any amendment which would (i) increase the number of shares available for issuance under Sections 5.1, 6.1, 6.7 and 8.1, (ii) lower the minimum exercise price for Options and Stock Appreciation Rights or (iii) materially modify the requirements for eligibility to participate in the Plan, shall be subject to the approval of the Company’s stockholders. No action of the Board may, without the consent of a Participant, alter or impair such Participant’s rights under any previously granted Incentive Award. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant or approval of the Company’s stockholders, amend the Plan or any outstanding Award Agreements, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code and all applicable guidance promulgated thereunder.

SECTION 12.

MISCELLANEOUS PROVISIONS

12.1.  Nontransferability of Awards.  Unless the Board, the Committee or the Company’s Vice President, Human Resources and Vice President and General Counsel shall permit an Incentive Award to be transferred by a Participant to a Participant’s family member for estate planning purposes or to a trust, partnership, corporation or other entity established by the Participant for estate planning purposes, on such terms and conditions as the Board, the Committee or such officers may specify, no Incentive Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Incentive Award granted to a Participant under the Plan shall be exercisable by the tranferee only for as long as they could have been exercisable by such Participant. If any Incentive Award is transferred to a family member, trust, partnership, corporation or other entity as contemplated by the first sentence hereof, all references herein and in the applicable Award Agreement to the Participant shall be deemed to refer to such permitted transferee, other than any such references with respect to the personal status of the Participant.

12.2.  Beneficiary Designation.  Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Incentive Awards outstanding at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his estate.

12.3.  No Guarantee of Employment or Participation.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any Incentive Awards under the Plan.

12.4.  Tax Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount determined by the Company, in its discretion, to be sufficient to satisfy all Federal, state and local withholding tax requirements in respect of any Incentive Award, and the Company may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied. The Committee may permit or require a Participant to satisfy his tax withholding obligation hereunder in such other manner, subject to such conditions, as the Committee shall determine, including, without limitation, (i) to have Common Stock otherwise issuable or deliverable under the Plan withheld by the Company or (ii) to deliver, either actually or by attestation, to the Company, Qualifying Common Stock, in each case, having a Fair Market Value sufficient to satisfy all or part of the Participant’s Federal, state and local withholding tax obligation.

12.5.  Indemnification.  Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or by-laws, by contract, as a matter of law or otherwise.

12.6.  No Limitation on Compensation.  Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

12.7.  Requirements of Law.  The granting of Incentive Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be appropriate or required, as determined by the Committee.

12.8.  Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

12.9.  No Impact on Benefits.  Incentive Awards granted under the Plan are not compensation for purposes of calculating an Employee’s rights under any employee benefit plan, except to the extent provided in any such plan.

12.10.  Securities Law Compliance.  Instruments evidencing Incentive Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when an Incentive Award is granted or when he receives shares with respect to such Award (or at such other times as the Committee deems appropriate) that he is accepting such Incentive Award, or receiving or acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant or pursuant to a transfer permitted by Section 12.1. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with applicable securities laws.

12.11.  No Right to Particular Assets.  Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

12.12.  Notices.  Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements and shares of Common Stock. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

12.13.  Severability of Provisions.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

12.14.  Incapacity.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.

12.15.  Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.

12.16.  Compliance with Section 162(m) of the Code.  Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any Incentive Award made hereunder to an officer who is subject to the reporting requirements of Section 16(a) of the Act is intended to qualify as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, and the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to such award if, and to the extent that, the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

12.17.  Compliance with Section 409A of the Code.  The Company intends the Plan and any Section 409A Incentive Award to comply with Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan and any Award Agreement consisting of a Section 409A Incentive Award shall be administered in accordance with such intent. If a Participant, who is a “specified employee” within the meaning of Section 1.409A-1(i) of the Treasury Regulations, becomes entitled to payment of any Section 409A Incentive Award on account of his termination of employment, such payment shall be made at the time specified in his Award Agreement, provided, however, no payments under such Award Agreement shall be made until six months and one day after such termination of employment.

12.17.  Foreign Employees.  Incentive Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Incentive Awards to Participants in the United States as may be necessary or desirable, in the judgment of the Committee, to recognize differences in currency, local law or tax policy.

12.18.  Effective Date and Term.  The amended and restated Plan became effective upon the approval of the Plan by stockholders at the 2003 Annual Meeting on April 30, 2003 (the “Original Effective Date”). The Plan was subsequently amended by the Company and approved by stockholders on April 28, 2008; and subsequently amended and restated for purposes of Section 409A of the Code, effective as of January 1, 2009. The Plan is now being amended and restated, subject to stockholder approval, effective April 23, 2009. The Plan will terminate on the tenth anniversary of the Original Effective Date, unless sooner terminated by the Board pursuant to Section 11.

LEXMARK INTERNATIONAL, INC.
740 WEST NEW CIRCLE ROAD
LEXINGTON, KY 40550
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lexmark International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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LEXMARK INTERNATIONAL, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3 AND “AGAINST” ITEM 4.
Vote on Directors

1.	ELECTION OF DIRECTORS

	Nominees:		For	Against	Abstain			For	Against	Abstain
	1a.	Michael J. Maples	☐	☐	☐	3.	APPROVAL OF THE COMPANY’S STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED.	☐	☐	☐

	1b.	Stephen R. Hardis	☐	☐	☐	4.	STOCKHOLDER PROPOSAL REGARDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐

	1c. 1d.	William R. Fields Robert Holland, Jr.	☐ ☐	☐ ☐	☐ ☐	5.	IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Vote on Proposals			For	Against	Abstain
The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Items 1, 2 and 3 and AGAINST Item 4. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

2.	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDING DECEMBER 31, 2009.		☐	☐	☐

								Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.
						Please indicate if you plan to attend this meeting.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report/Form 10-K Combo are available at www.proxyvote.com.

LEXMARK INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
APRIL 23, 2009
The stockholder(s) hereby appoint(s) Paul J. Curlander, John W. Gamble, Jr. and Robert J. Patton, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of Lexmark International, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Local Time on April 23, 2009, at the Embassy Suites Hotel, 1801 Newtown Pike, Lexington, Kentucky 40511, and any adjournment or postponement thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4.
      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE